   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               6331                              13-2592361
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              KATHLEEN E. SHANNON
            VICE PRESIDENT, SECRETARY AND ASSOCIATE GENERAL COUNSEL
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               STEPHEN M. KOTRAN, ESQ.                               THOMAS H. KENNEDY, ESQ.
                 SULLIVAN & CROMWELL                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                  125 BROAD STREET                                      FOUR TIMES SQUARE
                 NEW YORK, NY 10004                                    NEW YORK, NY 10036
                   (212) 558-4000                                        (212) 735-3000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger of HSB Group, Inc. with and into a subsidiary of the Registrant pursuant to the merger agreement described in the enclosed proxy statement/prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
 SECURITIES TO BE REGISTERED(1)        REGISTERED(2)               SHARE                  PRICE(3)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50
  per share......................        13,728,023                 N.A.               $1,160,911,083           $306,480.53
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the common stock, par value $2.50 per share, of the Registrant issuable in the merger to holders of HSB Group, Inc. common stock, no par value per share.

(2) The number of shares to be registered pursuant to this Registration Statement is based on the maximum number of shares of common stock of the Registrant issuable to holders of HSB common stock in the merger if the Registrant elected to pay the merger consideration entirely in AIG common stock and assumes that the maximum number of shares of HSB common stock to be acquired in the merger for common stock of the Registrant is 29,090,959. Based upon an historical average stock price of the Registrant calculated pursuant to the merger agreement of $86.89 assuming the merger was completed on September 14, 2000, holders of HSB common stock would receive 0.4719 of a share of common stock of the Registrant in the merger.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the product of the estimated maximum number of shares of HSB common stock to be acquired in the merger 29,090,959 multiplied by $39.90625, the average of the high and low sales prices of HSB common stock on September 7, 2000, as reported on the New York Stock Exchange.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this preliminary proxy statement/prospectus, dated September 14, 2000, will be amended or completed.

                                      LOGO

              YOUR VOTE ON THE PROPOSED MERGER IS VERY IMPORTANT!

Dear HSB Group, Inc. shareholder:

     HSB Group, Inc. has agreed to merge with and into a wholly owned subsidiary of American International Group, Inc., referred to as "AIG", under the terms of a merger agreement, dated as of August 17, 2000. Upon completion of the merger, the AIG subsidiary will continue in existence and will be renamed HSB Group, Inc. The HSB Board of Directors, referred to as the "HSB Board", carefully considered and reviewed various strategic options available to HSB and carefully evaluated the operating risks facing the company prior to entering into the merger agreement.

     If the merger is completed, for each share of HSB common stock, you will receive a portion of a share of AIG common stock, or in certain circumstances at the option of AIG, a portion of a share of AIG common stock and cash, in each case, with a total value equal to $41.00. The final calculation of the merger consideration will be determined by AIG prior to completion of the merger and HSB and AIG plan to issue a joint press release announcing the proportion of a share of AIG common stock and cash, if any, constituting the merger consideration promptly after it is determined. AIG will pay cash instead of issuing fractional shares of AIG common stock. HSB shareholders who comply with Connecticut law will be entitled to dissenters' rights to obtain payment for the fair value of their shares of HSB common stock.

     The proxy statement/prospectus accompanying this letter provides you with detailed information about the proposed merger. It also contains information about HSB and AIG that has been filed with the Securities and Exchange Commission. You are encouraged to read this document carefully. PLEASE SEE PAGE 22 OF THE PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS LETTER FOR RISK FACTORS YOU SHOULD CONSIDER BEFORE VOTING YOUR SHARES.

     The HSB Board has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of HSB and its shareholders and recommends that HSB shareholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting of HSB shareholders. The special meeting of HSB shareholders will be held at the office of HSB, One State Street, Hartford, Connecticut 06102-5024, on [--] [--], 2000, at [--], local time.

     Your vote is very important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid envelope or vote your shares by telephone or the Internet by following the instructions for telephone or Internet voting on the enclosed proxy card.

     If you have any questions prior to the special meeting or need further assistance, please call our proxy solicitor, Corporate Investor Communications, Inc., at [--].

     Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ RICHARD H. BOOTH

          ----------------------------------------------------------------------
                                          Richard H. Booth
                                          Chairman, President and Chief
                                          Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              This proxy statement/prospectus is dated [--], 2000, and is first being mailed to HSB shareholders on or about [--], 2000.

                                HSB GROUP, INC.
                                ONE STATE STREET
                                 P.O. BOX 5024
                        HARTFORD, CONNECTICUT 06102-5024
                           -------------------------
                          NOTICE OF SPECIAL MEETING OF
                          HSB GROUP, INC. SHAREHOLDERS
                           -------------------------
To the shareholders of HSB Group, Inc.:
     NOTICE IS HEREBY GIVEN that HSB Group, Inc., referred to as "HSB", will hold a special meeting of its shareholders at the office of HSB, One State Street, Hartford, Connecticut 06102-5024, on [--] [--], 2000, at [--], local time, for the following purposes:
     1. To ask you to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 17, 2000, among HSB, American International Group, Inc. and Engine Acquisition Corporation, a wholly owned subsidiary of AIG, and the transactions contemplated by the merger agreement, including the merger. A copy of the merger agreement is attached as Appendix A to the proxy statement/prospectus accompanying this notice; and
     2. To transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.
     Only holders of record of HSB common stock at the close of business on [--] [--], 2000 are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of the special meeting. On the record date, there were approximately [--] shareholders of record of HSB common stock and approximately [--] shares of HSB common stock were issued and outstanding. Each share of HSB common stock is entitled to one vote on each matter properly brought before the special meeting.
     A list of all shareholders of record entitled to notice of and to vote at the special meeting, including the name, address and number of shares held by each shareholder, will be available beginning two business days after the date of this notice and continuing through the date of the special meeting. The list may be inspected by any shareholder during regular business hours at HSB's principal office in Hartford, Connecticut, and may be copied, at the shareholders' expense, upon written demand made in good faith and for a proper purpose. The list will be available at the special meeting and may be inspected at any time during the special meeting and any adjournment or postponement of the special meeting.
     Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid envelope or vote your shares by telephone or the Internet by following the instructions for telephone or Internet voting on the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish by completing a ballot at the special meeting, whether or not you have already signed, dated and returned your proxy card or voted by telephone or the Internet.
     THE HSB BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE SPECIAL MEETING, EACH OF WHICH ARE DESCRIBED IN DETAIL IN THE PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS NOTICE.
     Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the matters proposed for your consideration at the special meeting.

                                   By the Order of the HSB Board of Directors,

                                   /s/ R. KEVIN PRICE

                 ---------------------------------------------------------------
                                   R. Kevin Price
                                   Corporate Secretary

[--][--], 2000

                       PLEASE VOTE YOUR SHARES PROMPTLY.
        YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL
  MEETING...................................................    1
SUMMARY.....................................................    5
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................   15
  Dividend Information......................................   15
  Recent Closing Prices.....................................   15
  Number of HSB Shareholders................................   16
SELECTED CONSOLIDATED FINANCIAL DATA........................   17
COMPARATIVE PER SHARE DATA..................................   21
RISK FACTORS................................................   22
  AIG Cash Payment Election.................................   22
  Market Fluctuations.......................................   22
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
  INFORMATION...............................................   23
THE HSB SPECIAL MEETING.....................................   25
  Date, Time and Place of the Special Meeting...............   25
  Why is HSB Holding the Special Meeting? ..................   25
  Record Date of the Special Meeting........................   25
  Majority of Outstanding Shares Must be Represented for a
     Vote to be Taken.......................................   25
  Vote Required at the Special Meeting......................   25
  Voting Your Shares and Changing Your Vote.................   25
  How Proxies are Counted...................................   26
  Proxies for Participants in HSB's Dividend Reinvestment
     Plan and 401(k) Plan...................................   27
  Costs of Solicitation.....................................   27
  Other Business; Adjournments..............................   27
THE MERGER..................................................   28
  Background of the Merger..................................   28
  Reasons for the Merger; Recommendation of the HSB Board of
     Directors..............................................   30
  Opinion of HSB's Financial Advisor........................   31
  Material United States Federal Income Tax Consequences of
     the Merger.............................................   41
  Regulatory Filings and Approvals..........................   44
  Resale of AIG Common Stock................................   45
  Management and Operations Following the Merger............   45
  Interests of Certain Persons in the Merger................   45
  HSB Shareholders' Dissenters' Rights to Obtain Payment for
     their Shares...........................................   52
  Accounting Treatment......................................   55
  Public Trading Markets....................................   55
RECENT DEVELOPMENTS.........................................   56
  Redemption of the HSB Debentures and HSB Capital
     Securities.............................................   56

                                                              PAGE
                                                              ----
THE MERGER AGREEMENT........................................   57
  The Merger................................................   57
  Completion of the Merger..................................   57
  Consideration to Be Received in the Merger................   57
  Fractional Shares.........................................   58
  Adjustments to Prevent Dilution...........................   58
  Conditions of the Proposed Merger.........................   58
  Covenants.................................................   59
  Agreement Not to Solicit Other Offers.....................   62
  Employee Benefits.........................................   63
  Treatment of Stock Options................................   63
  Tax Matters...............................................   64
  Certain Other Covenants and Agreements....................   64
  Indemnification of Officers and Directors.................   65
  Representations and Warranties............................   66
  Termination...............................................   68
  Expenses and Termination Fees.............................   69
  Amendment and Waiver......................................   69
RELATED AGREEMENTS AND TRANSACTIONS.........................   70
  Stock Option Agreement....................................   70
  Term Loan Agreement.......................................   72
  Amendment to HSB's Rights Agreement.......................   73
  Employment Agreements.....................................   74
INFORMATION REGARDING AIG...................................   77
INFORMATION REGARDING HSB...................................   78
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF HSB COMMON STOCK............................   79
DEADLINE FOR HSB SHAREHOLDER PROPOSALS......................   81
DESCRIPTION OF AIG CAPITAL STOCK............................   82
  General...................................................   82
  AIG Common Stock..........................................   82
  AIG Preferred Stock.......................................   82
COMPARISON OF RIGHTS OF AIG AND HSB SHAREHOLDERS............   83
WHERE YOU CAN FIND MORE INFORMATION.........................  100
LEGAL MATTERS...............................................  102
EXPERTS.....................................................  102

AgreementAand Plan of Merger, dated as of August 17, 2000, among American
International Group, Inc., HSB Group, Inc. and Engine Acquisition Corporation   A-1
APPENDIX B -- Stock Option Agreement dated as of August 17, 2000, between
              American International Group, Inc. and HSB Group, Inc....        B-1

APPENDIX C -- Amendment No. 1 to Rights Agreement, dated August 17, 2000, between HSB Group, Inc. and Fleet National Bank, previously
              known as BankBoston, N.A. .............................          C-1
APPENDIX D -- Opinion of Goldman, Sachs & Co. .......................          D-1
APPENDIX E -- Connecticut Business Corporation Act -- Sections 33-855 through
              33-872 -- Dissenters' Rights...........................          E-1
APPENDIX F -- Form of Proxy Card (with Voting Instructions) for Special
Meeting..............................................................          F-1

                             QUESTIONS AND ANSWERS
                    ABOUT THE MERGER AND THE SPECIAL MEETING

Q:  WHY IS HSB GROUP, INC. HOLDING THE SPECIAL MEETING?

A: HSB Group, Inc., referred to as "HSB", is holding the special meeting for the following purposes:

     - to ask you to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 17, 2000, among HSB, American International Group, Inc. referred to as "AIG", and Engine Acquisition Corporation, a wholly owned subsidiary of AIG, referred to as "EAC", and the transactions contemplated by the merger agreement, including the merger; and

     - to transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

    A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

Q:  WHY IS HSB PROPOSING THE MERGER?

A: During 1999, the HSB Board of Directors, referred to as the "HSB Board", and senior management of HSB had been considering the revenue and earnings growth challenges faced by the company from severe price competition in the international and special risk businesses, continuing industry consolidation, the increasing competitive strength of large global insurers and the difficulties of achieving earnings growth in HSB's engineering businesses because of constraints on additional investments needed to achieve efficient scale and scope in that business. Beginning in late 1999, Richard H. Booth, HSB's current Chairman and Chief Executive Officer and President, undertook a detailed strategic and operational review of HSB's businesses, focusing on opportunities for revenue growth and ways to improve shareholder value. As part of Mr. Booth's process, he met with a number of entities with which HSB then currently had or might form a strategic relationship, joint venture or other alliance, including AIG.

    Throughout this process, Mr. Booth discussed the results of his review with the HSB Board, including strategic options and entities expressing an interest in a business combination with HSB. After considerable discussion and after weighing the strategic opportunities available to HSB, the HSB Board determined that the merger with EAC was the best course for the company to maximize shareholder value because, among other reasons, HSB shareholders would have the opportunity to participate, as holders of AIG common stock, in a larger, more diversified insurance and financial services organization and to benefit from the additional value expected to be generated by AIG.

Q:  WHAT WILL HSB SHAREHOLDERS RECEIVE WHEN THE MERGER IS CONSUMMATED?

A: If the merger is consummated, for each share of HSB common stock you will receive a portion of a share of AIG common stock or, in certain circumstances at the option of AIG, a portion of a share of AIG common stock and cash, in each case with a total value of $41.00, in exchange for each share of HSB common stock, in accordance with the following:

     - if the average of the closing prices per share of AIG common stock on the NYSE composite transactions reporting system for each of the 10 consecutive trading days in the period ending five trading days prior to the closing date, which is referred to as the "base period stock price," is greater than or equal to $87.55, you will receive a portion of a share of AIG common stock equal to $41.00 divided by the base period stock price; or

     - if the base period stock price is less than $87.55, you will receive, at the option of AIG, one of the following:

          -- 0.4683 of a share of AIG common stock plus cash in an amount equal to $41.00 minus the product of 0.4683 and the base period stock price; or

          -- a portion of a share of AIG common stock equal to $41.00 divided by the base period stock price; or

          -- a portion of a share of AIG common stock greater than 0.4683 plus cash in an amount equal to $41.00 minus the product of such portion of a share of AIG common stock and the base period stock price.

    Please refer to "The Merger Agreement -- Consideration to be Received in the Merger" for a more detailed explanation of the merger consideration.

Q:  WILL AIG ISSUE FRACTIONAL SHARES OF AIG COMMON STOCK AS MERGER
    CONSIDERATION?

A: AIG will not issue fractional shares in the merger. As a result, the total number of shares of AIG common stock that each HSB shareholder will receive in the merger will be rounded down to the nearest whole number and each HSB shareholder will receive a cash payment for the value of any remaining fraction of a share of AIG common stock that he or she would otherwise receive, if any. Please see "The Merger Agreement -- Fractional Shares" for further information.

Q:  WILL THE MERGER CONSIDERATION BE ANNOUNCED?

A: Yes. The companies intend to issue a press release announcing the proportion of a share of AIG common stock and cash, if any, constituting the merger consideration promptly after it is determined.

Q: WHAT IS THE DETERMINATION AND RECOMMENDATION OF THE HSB BOARD WITH RESPECT TO THE MERGER?

A: The HSB Board has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of HSB and its shareholders and recommends that HSB shareholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting. In making its determination and recommendation, the HSB Board took into account, among other things, the opinion of Goldman Sachs & Co., the financial advisor of HSB, referred to as "Goldman Sachs", dated as of August 17, 2000, that as of the date of that opinion, the merger consideration was fair from a financial point of view to holders of HSB common stock, other than AIG.
Q:  WHEN DOES HSB EXPECT TO COMPLETE THE MERGER?

A: HSB is working with AIG to complete the merger as quickly as possible. In addition to obtaining the approval of HSB shareholders, HSB and AIG must obtain various regulatory approvals. HSB and AIG expect to complete the merger later this year or early next year.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: The merger must be approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of HSB common stock entitled to vote at the special meeting. If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the HSB Board. A properly executed proxy card marked "ABSTAIN" as well as a vote by telephone or the Internet for "ABSTAIN" will not be voted at the special meeting. An abstention may be counted to determine whether there is a quorum present at the special meeting.

     However, because the affirmative vote of at least a majority of the issued and outstanding shares of HSB common stock entitled to vote at the special meeting is required to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, abstaining from voting will have the same effect as a vote against the proposed merger.

Q: WILL THE HSB GROUP, INC. AND THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY NAMES BE ELIMINATED?

A: EAC, the wholly owned subsidiary of AIG which will continue in existence after consummation of the merger, will be renamed HSB Group, Inc. and its subsidiary The Hartford Steam Boiler Inspection and Insurance Company will keep its name and be a subsidiary of HSB Group, Inc.

Q:  WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting of HSB shareholders will be held on [--] [--], 2000 at [--], local time, at the office of HSB, One State Street, Hartford, Connecticut 06102-5024.

Q:  WHO CAN VOTE AT THE SPECIAL MEETING?

A: HSB shareholders who hold their shares of record as of the close of business on [--], 2000, are entitled to notice of and to vote at the special meeting. On the record date, there were approximately [--] shareholders of record of HSB common stock and approximately [--] shares of HSB common stock were issued and outstanding.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER OR NOMINEE, WILL MY BROKER OR NOMINEE VOTE MY SHARES FOR ME?

A: Your broker or nominee will vote your shares only if you provide instructions on how you want your shares to be voted. You should follow the directions provided by them regarding how to instruct them to vote your shares.

    HSB common stock is listed on the New York Stock Exchange. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold on another's behalf either for or against the merger without specific instructions from the person who beneficially owns those shares. Broker non-votes, which are shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal, will be counted for purposes of determining whether there is a quorum at the special meeting. However, because the affirmative vote of at least a majority of the issued and outstanding shares of HSB common stock entitled to vote at the special meeting is required to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, broker non-votes will have the same effect as a vote against the proposed merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD OR VOTED BY TELEPHONE OR THE INTERNET?

A: Yes. You may change your vote by revoking your proxy at any time before the polls close at the special meeting. You can do this in one of three ways:

     - timely delivery of a valid, later-dated proxy, including a proxy cast by telephone or the Internet;

     - written notice to HSB's Corporate Secretary before the special meeting that you have revoked your proxy; or

     - attendance at the special meeting in person and completing a ballot.

    You will not revoke your proxy by simply attending the special meeting unless you complete a ballot. If you have instructed a broker or nominee to vote your shares, you must follow directions from them to change those instructions.

Q:  SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. After the merger is completed, AIG will instruct the exchange agent to send transmittal forms as soon as practicable to HSB shareholders with instructions on how to exchange their share certificates.

Q: WHAT HAPPENS TO SHARES OF HSB COMMON STOCK PURCHASED THROUGH THE HSB DIVIDEND REINVESTMENT PLAN IN THE MERGER?

A: These shares will be treated as all other outstanding shares of HSB common stock and will be entitled to the merger consideration. AIG does not maintain a dividend reinvestment plan.

Q:  WHAT DO I NEED TO DO NOW?

A: Please vote your shares as soon as possible, so that your shares are represented at the special meeting. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR TELEPHONE OR INTERNET VOTING ON THE ENCLOSED PROXY CARD. If you attend the special meeting, you may vote in person if you wish by completing a ballot at the special meeting, whether or not you have already signed, dated and returned your proxy card or voted by telephone or the Internet.

    Please review this proxy statement/prospectus for more complete information regarding the matters proposed for your consideration at the special meeting.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you would like additional copies of this proxy statement/prospectus or if you have questions about the merger agreement, the transactions contemplated by the merger agreement, including the merger, or how to complete and return your proxy and/or vote by telephone or the Internet, you should call Corporate Investor Communications, Inc. at [--].

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, the other documents to which this document refers and the documents of HSB and AIG which are incorporated by reference in this proxy statement/prospectus to understand fully the merger. See "Where You Can Find More Information" (page 100). A copy of the merger agreement is attached as Appendix A to this proxy statement/ prospectus and is incorporated by reference in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

THE COMPANIES

AMERICAN INTERNATIONAL GROUP, INC. (page 77)
70 Pine Street
New York, New York 10270
(212) 770-7000

     AIG is a holding company with a market capitalization, as of June 30, 2000, of approximately $181 billion. Through its subsidiaries, AIG is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities include financial services and asset management.

     AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in approximately 70 foreign countries.

     AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these subsidiaries is licensed to write life insurance in all states in the United States and in more than 70 foreign countries.

     AIG's financial services subsidiaries engage in diversified financial products and services including aircraft, consumer and premium financing and banking services.

     AIG's asset management operations offer a wide variety of investment vehicles and services, including variable annuities, mutual funds and investment asset management. These products and services are offered to individuals and institutions both domestically and internationally.

HSB GROUP, INC. (page 78)
One State Street
P.O. Box 5024
Hartford, Connecticut 06102-5024
(860) 722-1866

     HSB Group, Inc. was formed under the laws of the State of Connecticut in 1997 to serve as the holding company for The Hartford Steam Boiler Inspection and Insurance Company, referred to as "HSBIIC", and its subsidiaries. HSBIIC was chartered as an insurance company by the Connecticut legislature in 1866.

     HSB's operations are divided into four reportable operating segments:

     - Commercial insurance;

     - Global Special Risk insurance;

     - Engineering Services; and

     - Investments.

     Through its commercial insurance operating segment, HSB provides risk modification services, equipment breakdown insurance and loss recovery services to commercial businesses. The global special risk insurance operating segment focuses on the needs of equipment-intensive industries by offering all-risk coverages with customized engineering, consulting and risk management. HSB's engineering services operating segment offers professional, scientific and technical consulting for industry and government on a worldwide basis. HSB's investment assets are managed by its investments operating segment.

     HSB is a multi-national company operating primarily in North American, European, and Asian markets. HSB conducts its business in Canada through its insurance subsidiary, The Boiler Inspection and Insurance Company of Canada. Insurance and related engineering services for risks located in countries other than the United States and Canada are primarily provided by HSB Engineering Insurance Limited, HSB's United Kingdom insurance subsidiary.

THE MERGER (page 28)

    Reasons for the Merger; Recommendation of the HSB Board of Directors (page
    30)

     In reaching the decision to approve the merger, the HSB Board consulted with Goldman Sachs, its special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and its Connecticut counsel, Shipman & Goodwin LLP, and with HSB senior management, and considered a number of factors, including the following material factors:

     - the information and discussions with HSB's senior management and financial advisor concerning each of HSB's and AIG's businesses, assets, management, competitive position and prospects;

     - the financial condition, cash flows and results of operations of HSB and AIG, both on a historical and prospective basis;

     - the opportunity for HSB shareholders to participate, as holders of AIG common stock, in a larger, more diversified insurance and financial services organization and to benefit from the additional value expected to be generated by AIG; and

     - the opportunity for HSB shareholders to receive AIG common stock valued at a premium to the recent market prices of the HSB common stock, specifically, 8.1% over the closing price on August 16, 2000, the date prior to the HSB Board meeting approving the merger, 30.9% over the 30 day average price prior to that HSB Board meeting, and 36.7% over the 90 day average price prior to that HSB Board meeting.

     The HSB Board has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of HSB and its shareholders and recommends that HSB shareholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting.

    Opinion of HSB's Financial Advisor (page 31)

     Goldman Sachs provided its opinion to the HSB Board that, as of the date of its opinion, which was August 17, 2000, the merger consideration was fair from a financial point of view to holders of HSB common stock, other than AIG. The full text of Goldman Sachs' opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix D to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus.

     The opinion of Goldman Sachs does not constitute a recommendation as to how you should vote your shares with respect to the merger agreement and the merger. We urge you to read the opinion in its entirety.

     HSB has agreed to pay Goldman Sachs a transaction fee equal to 1% of the aggregate merger consideration. If the merger is completed for an approximate aggregate merger consideration of $1.2 billion, Goldman Sachs' fee will be approximately $12 million for services as financial advisor and rendering its opinion to the HSB Board. HSB has also agreed to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws. See "The Merger -- Opinion of HSB's Financial Advisor" beginning on page 31.

    Interests of Certain Persons in the Merger (page 45)

     Certain HSB executive officers and certain members of the HSB Board may be deemed to have interests in the merger that are in addition to their interests as shareholders of HSB generally. These interests include, among other things, provisions in the merger agreement relating to indemnification and insurance, and the acceleration and/or payout of benefits under certain agreements, employee benefit plans and employment agreements, as described below.

     STOCK OPTIONS; RESTRICTED STOCK. Upon the completion of the merger, all options to acquire shares of HSB common stock held by HSB executive officers will become immediately exercisable and all restricted shares of HSB common stock held by HSB executives will become immediately free of those restrictions.

     SEVERANCE AGREEMENTS; EMPLOYMENT AGREEMENTS. HSB had previously entered into severance agreements with each of its executive officers which provide for specified severance payments to be made and benefits to be provided to those executives upon a qualifying termination of their employment following a change in control of HSB. The completion of the merger will constitute a change in control for purposes of these severance agreements.

     AIG and HSB anticipate that certain of these executives will enter into new employment agreements with EAC that will become effective upon the completion of the merger and that each of these executive's severance agreement with HSB will terminate and become null and void upon the completion of the merger. For a description of the payments and benefits to be provided under such employment agreements, see "The Merger -- Interests of Certain Persons in the
Merger -- Severance Agreements; Employment Agreements" and "Related Agreements and Transactions -- Employment Agreements".

     LONG-TERM INCENTIVE PLAN; SHORT-TERM INCENTIVE PLAN. Certain executive officers are participants in HSB's long-term and short-term incentive plans. The merger agreement provides that, as soon as practicable following the completion of the merger, AIG will, or will cause EAC to, pay each participant in HSB's long-term and short-term incentive plans, in accordance with the terms of those plans, a lump sum amount in cash with respect to each performance cycle which includes the date the merger is completed, calculated based upon the assumption of achievement of target performance levels under each applicable plan with respect to each applicable performance cycle. The merger agreement further provides that where the award with respect to the target performance level is denominated by a range, such payment shall be the amount, within that range, mutually agreed upon by AIG and HSB.

     PRE-RETIREMENT DEATH BENEFIT AND SUPPLEMENTAL PENSION AGREEMENTS. HSB had previously entered into Pre-Retirement Death Benefit and Supplemental Pension agreements with certain executive officers. Each of these agreements generally provides that the executive is entitled to an annual supplemental retirement benefit equal to a specified percentage of his annual salary, exclusive of bonuses, for 15 years, which supplemental retirement benefit is reduced if the executive retires prior to age 65.

     Each of these agreements further provides that if:

     (1) the executive is terminated within three years following a change in control other than:
     (a) for cause;

     (b) by reason of death or disability; or

     (c) by the executive without good reason;

or

     (2) the executive voluntarily terminates for any reason during the one-month period commencing on the first anniversary of the change in control,

then, in either case, the executive will be entitled to receive a supplemental retirement benefit as though the executive had retired at age 65 and, other than with respect to Richard H. Booth and Robert C. Walker, has been employed for at least 60 months since his date of election. The completion of the merger will constitute a change in control for purposes of these agreements.

     NON-EMPLOYEE DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN. HSB's non-employee directors are participants in HSB's Directors Stock and Deferred Compensation Plan. In the event of a change in control of HSB pursuant to this plan, participants in this plan will receive a lump sum cash payment equal to the amount credited to their account under the plan. The completion of the merger will constitute a change in control for purposes of this plan.

     The HSB Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement, including the merger. For additional information, including amounts payable under these employee benefit plans and agreements in specified circumstances, see "The Merger -- Interests of Certain Persons in the Merger".

    Conditions of the Proposed Merger (page 58)

     The completion of the merger depends on a number of conditions being met, including the following:

     - the approval and adoption of the merger agreement and the merger contemplated by that agreement by the holders of at least a majority of the issued and outstanding shares of HSB common stock entitled to vote at the special meeting;

     - the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the "HSR Act", and applicable state insurance laws;

     - the receipt of all required governmental consents, authorizations, orders and approvals;

     - the absence of any legal prohibition against the merger;

     - the registration statement filed by AIG with the Securities and Exchange Commission referred to as the "Commission", of which this proxy statement/prospectus forms a part becoming effective under the Securities Act of 1933, referred to as the "Securities Act", and no stop order being filed;

     - the shares of AIG common stock to be issued in the merger being authorized for listing on the New York Stock Exchange, referred to as the "NYSE";

     - the material accuracy of the representations and warranties of the parties contained in the merger agreement and the material compliance with the obligations of the parties to be performed under the merger agreement;

     - the receipt by each party of opinions of their tax counsel that the merger will be a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, referred to as the "Code";

     - no occurrence of any event since December 31, 1999 that would have a material adverse effect on HSB;

     - the holders of less than 5% of the outstanding shares of HSB common stock having exercised their dissenters' rights;

     - the entry by AIG and/or EAC into employment agreements with certain executive officers and employees of HSB; and

     - the redemption or other treatment satisfactory to AIG of HSB's $300.0 million principal amount of 7% convertible subordinated deferrable interest debentures due December 31, 2017, referred to as the "HSB Debentures".
     Some of the conditions to the merger may be waived by the party entitled to assert the condition.

     Covenants (page 59)

     HSB has agreed as to itself, and where indicated below, its subsidiaries, to the following material restrictions with respect to the conduct of its business between the signing of the merger agreement and closing:

     - HSB and HSB's subsidiaries will use reasonable best efforts consistent with past practice to:

          -- preserve their business organizations intact;

          -- maintain their existing relations and goodwill with their officers, employees, brokers and agents and various third parties; and

          -- maintain their existing relationships with their employees in general;

     - HSB and HSB's subsidiaries will not change any provision of their respective governing documents or, in the case of HSB, it will not amend, modify or terminate the HSB rights agreement;

     - HSB will not make, declare or pay a dividend or make any other distribution with respect to any shares of capital stock, except regular quarterly cash dividends not in excess of $0.44 per share per quarter;

     - HSB will not split, combine or reclassify its outstanding shares of capital stock;

     - except in connection with the issuance of shares of HSB common stock pursuant to the exercise of presently outstanding HSB stock options and except for certain actions involving the HSB Debentures under the terms of the merger agreement, HSB will not:

          -- sell, issue, encumber or otherwise dispose or redeem, purchase or otherwise acquire any shares of its outstanding capital stock; or

          -- grant any options, warrants or rights to purchase any securities convertible into shares of its outstanding capital stock;

     - HSB will and will cause its subsidiaries to:

          -- promptly notify AIG and use its reasonable best efforts to prevent or remedy any fact or circumstance reasonably likely to result in:

             -- any material change in its condition, business, results of operations or prospects;

             -- any material adverse effect on HSB and its subsidiaries as a whole;

             -- any material litigation or material governmental complaints, investigations or hearings; or

             -- the breach of any representation or warranty or material failure to satisfy any condition or agreement in the merger agreement;

          -- promptly deliver to AIG true and correct copies of any report, statement or schedule filed with the Commission and any public communication released by HSB or its subsidiaries after the date of the merger agreement; and

          -- use their reasonable best efforts to maintain insurance with financially responsible companies in such amounts and against such risks and losses as are customary.

     HSB has also agreed that it will not and will not permit any of its subsidiaries, except to the extent consented to by AIG in writing, to:

     - except in the ordinary course of business consistent with past practices:

          -- enter into any agreement for indebtedness;

          -- increase the indebtedness under any existing agreement;

          -- become responsible for the obligations of a third party; or

          -- take any of those actions for obligations in excess of $250,000;

     - except in the ordinary course of business consistent with past practices, mortgage, pledge or encumber any of its properties or assets;

     - except as may be required by applicable laws or except in the ordinary course of business consistent with past practices:

          -- take any action to amend or terminate any employee benefit plan;

          -- grant new or additional incentive compensation awards;

          -- increase the compensation of any of its current or former officers, employees or directors; or

          -- adopt new plans providing new or increased benefits or compensation;

     - materially amend or cancel or enter into a new agreement, treaty or arrangement which is material to HSB and its subsidiaries or to its insurance subsidiaries on a consolidated basis;

     - enter into any negotiation with respect to, or adopt or amend in any material respect, any collective bargaining agreement;

     - materially change any underwriting, investment, reserving, claims administration, financial reporting or accounting practices used by HSB or any of its subsidiaries, except as required by generally accepted accounting principles or other principles and practices of an applicable government authority or as required by law;

     - except for transactions between HSB and any of its subsidiaries, pay, loan or advance, other than in specified circumstances, any amount to, or sell, transfer or lease any properties or assets to, or enter into any material agreement or arrangement with, any of its officers or directors or any "affiliate" or "associate", as each are defined in Rule 405 of the Securities Act;

     - make or rescind any express or deemed tax election;

     - make a request for a tax ruling or enter into a written agreement with a tax authority regarding taxes;

     - settle or compromise any material claim or litigation relating to taxes;

     - make a material change to any of its methods of tax reporting from those used in the preparation of its federal income tax return for the taxable year ending December 31, 1998, except as may be required by applicable laws;

     - pay, discharge, settle or satisfy any material claims or liabilities other than policy claims in the ordinary course of business;

     - other than consistent with past practice, materially alter the mix of investment assets of HSB or any of its subsidiaries or the duration or credit quality of those assets or materially alter HSB's existing investment policies;

     - materially alter the profile of the insurance liabilities or the pricing practices of its insurance subsidiaries;

     - engage in the business of selling any products or services materially different from existing products or services or engage in new lines of business;

     - except in the ordinary course of business, lease or otherwise dispose of or transfer any of its assets, including capital stock of its subsidiaries;

     - make, authorize or agree to make any capital expenditure which individually is in excess of $50,000 or in the aggregate is in excess of $1.0 million;

     - except for existing agreements disclosed to AIG, acquire or agree to acquire:

          -- any business or any entity; or

          -- except in the ordinary course of business consistent with past practices, any assets or securities other than portfolio investments or venture capital investments;

     - take or omit to take any action that would or is reasonably likely to result in any of its representations and warranties or in any of the conditions to the merger in the merger agreement becoming untrue or not being satisfied, respectively;

     - enter into any agreement limiting in any respect the ability of HSB or any of its subsidiaries or affiliates to:

          -- sell any products or services of or to any other person;

          -- engage in any line of business; or

          -- compete with or obtain products or services from any person or limit the ability of any person to provide products or services to HSB or any of its subsidiaries or affiliates; or

     - authorize or enter into any agreement, or commit or agree, to take any of the foregoing actions.

    Termination (page 68)

     AIG and HSB may agree to terminate the merger agreement by mutual written consent at any time before completing the merger, even after HSB's shareholders have approved and adopted the merger agreement and the merger contemplated by that agreement.

     Either AIG or HSB may terminate the merger agreement if:

     - the merger is not completed by March 31, 2001;

     - HSB's shareholders do not approve the merger agreement and the merger contemplated by that agreement; or

     - there is a legal prohibition against the merger.

     In addition, HSB may terminate the merger agreement if:

     - AIG or EAC breaches any representation, warranty, covenant or agreement contained in the merger agreement that is not cured within 30 days after notice is sent to AIG;

     - so long as HSB is not in material breach of the merger agreement, the HSB Board determines that an unsolicited proposal from another entity would result in a transaction more favorable to HSB's shareholders than the transactions contemplated by the merger agreement with AIG, after giving AIG the opportunity to compete with the other proposal, and HSB prior to terminating the merger agreement pays or causes to be paid to AIG the termination fee, if any; or

     - as a result of AIG's determination to pay part of the merger consideration in cash, the merger fails to qualify as a reorganization under Section 368(a) of the Code.

     In addition, AIG may terminate the merger agreement if:

     - HSB breaches any representation, warranty, covenant or agreement contained in the merger agreement that is not cured within 30 days after notice is sent to HSB;

     - the HSB Board withdraws or adversely modifies its recommendation of the merger agreement and the merger or fails to reconfirm its recommendation of the merger agreement and the merger within a specified period of time after a written request by AIG to do so; or

     - the HSB Board approves or recommends another acquisition proposal or HSB has entered into an agreement with respect to another acquisition proposal.

    Expenses and Termination Fees (page 69)

     The merger agreement requires HSB to pay to AIG a termination fee of $45.0 million if the merger agreement is terminated under specified circumstances.

    Regulatory Filings and Approvals (page 44)

     The HSR Act prohibits AIG and HSB from completing the merger until after AIG and HSB have furnished information and materials to the United States Department of Justice and the United States Federal Trade Commission and a required waiting period has ended. AIG and HSB expect to furnish the information and materials to the United States Department of Justice and the United States Federal Trade Commission in mid-September 2000. The waiting period will expire 30 days after the information and materials have been furnished, unless early termination is granted. However, the United States Department of Justice and the United States Federal Trade Commission will continue to have the authority to challenge the merger on antitrust grounds before or after the merger is completed.

     The merger is also subject to the receipt of approvals from various state and foreign insurance regulatory authorities and the expiration of specified waiting periods. AIG expects to make applicable filings in September and October 2000. As of the date of this proxy statement/prospectus, approvals are pending in certain jurisdictions.

     AIG and HSB cannot predict whether the required regulatory and other approvals will be obtained within the time frame contemplated by the merger agreement or on conditions that would not be detrimental to AIG, HSB or the combined company.

    Accounting Treatment (page 55)

     The merger will be accounted for under the "purchase" method of accounting as this term is used under United States generally accepted accounting principles. This means that AIG will record the excess of the purchase price paid by it over the fair market value of HSB's net assets as goodwill.

    Material United States Federal Income Tax Consequences of the Merger (page
    41)

     No ruling has been or will be sought from the Internal Revenue Service on the United States federal income tax consequences of the merger to HSB shareholders. The merger has been structured to qualify as a reorganization under Section 368(a) of the Code. The respective obligations of AIG and HSB to complete the merger are conditioned on the receipt by AIG of an opinion from Sullivan & Cromwell, counsel to AIG, and by HSB of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to HSB in the merger, in each case, based on certain facts, representations, assumptions, limitations and qualifications set forth in those opinions, that the merger will qualify as a reorganization.

     Assuming the merger qualifies as a reorganization for United States federal income tax purposes and subject to the assumptions and qualifications set forth under the heading "The Merger -- Material United States Federal Income Tax Consequences of the Merger", except to the extent of any cash received in the merger, HSB shareholders generally will not recognize any gain or loss on the receipt of AIG common stock received pursuant to the merger. See "The
Merger -- Material United States Federal Income Tax Consequences of the Merger".

     Tax matters are very complicated and the tax consequences of the merger to HSB shareholders will depend on their individual circumstances. HSB shareholders should consult their tax advisers for a full understanding of the tax consequences to them of the merger.

    HSB Shareholders' Dissenters' Rights to Obtain Payment for their Shares (page 52)

     Under the laws of Connecticut, where HSB is incorporated, holders of record of shares of HSB common stock who follow the procedures specified in the Connecticut Business Corporation Act, referred to as the "CBCA", will be entitled to dissenters' rights to obtain payment for the fair value of their shares upon compliance with certain procedures prescribed by Connecticut law. Under sections 33-855 through 33-872 of the CBCA, holders of HSB common stock have a right to dissent from the merger and choose to be paid the fair value of their HSB shares once the merger is completed, provided they follow the procedures outlined in the statute. The complete text of these sections is included in Appendix E to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

    Public Trading Markets (page 55)

     AIG will list the shares of AIG common stock to be issued in connection with the merger on the NYSE.

    Comparison of Rights of AIG and HSB Shareholders (page 83)

     AIG is incorporated under the laws of the State of Delaware. HSB is incorporated under the laws of the State of Connecticut. The rights of shareholders of HSB are governed by Connecticut law, the HSB certificate of incorporation and the HSB by-laws. Upon the exchange of their shares under the terms of the merger agreement, they will become holders of shares of AIG common stock, and their rights as such will be governed by Delaware law, the AIG restated certificate of incorporation and the AIG by-laws.

     HSB has a shareholder rights agreement in place. HSB adopted its shareholder rights agreement for the purpose of deterring coercive takeover tactics and otherwise to encourage third parties interested in acquiring HSB to negotiate with the HSB Board. AIG has not adopted a shareholder rights agreement.

     Please refer to the section titled "Comparison of Rights of AIG and HSB Shareholders" for a detailed discussion of the material differences between the rights of holders of shares of HSB common stock and the rights of holders of shares of AIG common stock.

RISK FACTORS (page 22)

     In considering whether to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, you should carefully review and consider the information contained below in "Risk Factors".

RECENT DEVELOPMENTS (page 56)

    Redemption of HSB Debentures and HSB
     Capital Securities

     HSB entered into an agreement with Employers Reinsurance Corporation, referred to as "ERC", on August 28, 2000 with respect to the exercise by ERC of the change of control redemption provision of the indenture under which the HSB Debentures were issued. This provision required HSB to redeem the HSB Debentures upon a change of control of HSB if requested by ERC.

     HSB issued the HSB Debentures on December 31, 1997 to HSB Capital II, a Delaware statutory business trust wholly owned by HSB, referred to as "HSB Capital II", in exchange for proceeds received from the issuance to ERC of $300.0 million of HSB Capital II's convertible capital securities, referred to as the "HSB Capital Securities", on December 31, 1997.

     Under the terms of the HSB Capital II trust agreement, upon a redemption by HSB of the HSB Debentures, HSB Capital II was required to redeem the HSB Capital Securities. HSB redeemed the HSB Debentures from HSB Capital II on September 14, 2000 for $315.0 million, which amount included the change of control redemption premium, plus accrued and unpaid interest, and on the same date, HSB Capital II redeemed the HSB Capital Securities from ERC for $315.0 million, plus accrued and unpaid interest.

     Under the terms of the agreement with ERC, HSB agreed:

     - in the event HSB and EAC do not complete the merger, there will be no retroac-tive effect on HSB's redemption of the HSB Debentures and HSB Capital II's redemption of the HSB Capital Securities;

     - to pay all expenses of ERC associated with the redemption;

     - to transfer HSB's membership interest in HSB Industrial Risk Insurers LLC to ERC and to the withdrawal of HSB from Industrial Risk Insurers; and

     - for each of the two annual periods commencing on January 1, 2001 and January 1, 2002, to enter into agreements under which HSB will provide inspection, engineering and mechanical breakdown services to Industrial Risk Insurers.

     HSB and AIG entered into a 5-year term loan agreement on September 6, 2000 under which AIG loaned HSB the funds to redeem the HSB Debentures. Please refer to the section titled "Related Agreements and Transactions -- Term Loan Agreement" for more information on the provisions of the loan from AIG to HSB.

RELATED AGREEMENTS AND TRANSACTIONS (page 70)

    Stock Option Agreement (page 70)

     AIG and HSB entered into a stock option agreement under which HSB granted AIG an option, subject, upon any exercise, to regulatory approval to the extent required, to purchase a number of newly issued shares of HSB common stock equal to approximately 19.9% of the outstanding shares of HSB common stock if specified events occur. The combined value of the termination fee and the stock option is limited to $50.0 million. The stock option agreement may make it more difficult and expensive for HSB to consummate a business combination with a party other than AIG.

    Term Loan Agreement (page 72)

     In connection with the merger, AIG extended a loan to HSB in the principal amount of $315.0 million in order for HSB to fund its redemption of the HSB Debentures issued by HSB to HSB Capital II, which redemption occurred on September 14, 2000. HSB Capital II used the proceeds from the redemption of the HSB Debentures to redeem the HSB Capital Securities. The loan is a five-year term loan, maturing on September 30, 2005, and is evidenced by a promissory note between AIG and HSB, dated September 14, 2000.

     INTEREST RATE The loan bears interest on the unpaid principal amount at a rate per annum of 7.47%. The interest is payable quarterly and on the date of any repayment of the principal amount under the terms of the agreement. After the principal amount of the loan becomes due and payable the loan will bear interest, payable on demand, at an annual rate equal to 2% in excess of the annual interest rate of the loan.

     MANDATORY PREPAYMENT HSB must prepay the loan in whole together with accrued interest to the prepayment date on the amount prepaid on the business day on which HSB terminates the merger agreement under the section of the merger agreement which permits termination if the HSB Board determines that an unsolicited proposal from another entity would result in a more favorable transaction to HSB's shareholders.

     OPTIONAL PREPAYMENT HSB has the option to prepay the loan at any time, in whole or in part, without premium or penalty, upon at least three business days notice to AIG, specifying the date and amount of prepayment. The notice will be irrevocable and interest will be due in the amount accrued to the prepayment date on the amount prepaid. If HSB elects to make a partial prepayment, the prepayment will be in a minimum aggregate principal amount of $50.0 million or, if greater, an integral multiple of $25.0 million.

     EVENTS OF DEFAULT If an "event of default" occurs, AIG may, at its option and upon a written notice given to HSB at any time after the occurrence of such an event of default, declare the loan to be due and payable, together with any interest accrued to that date. However, the loan will become immediately due and payable, without a declaration or notice, if the event of default is an involuntary or voluntary federal or state bankruptcy or similar case or other similar proceeding, involving HSB, HSBIIC or The Hartford Steam Boiler Inspection and Insurance Company of Connecticut, referred to as "HSBIICC", as described below.

     Under the terms of the loan agreement an "event of default" includes, among other things, the following events:

     - a default in the payment of the principal amount of, or any interest on, the loan;

     - any false or misleading representation or warranty made by HSB in the loan agreement; and

     - the commencement of a voluntary or involuntary case or proceeding by or against HSB, HSBIIC or HSBIICC under any applicable federal or state bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership or other similar law.

AMENDMENT TO HSB'S RIGHTS AGREEMENT (page 73)

     In connection with the merger, HSB agreed to amend its Rights Agreement, dated as of November 28, 1998, between HSB and Fleet National Bank, previously known as BankBoston, N.A. The rights agreement was amended to provide that neither the signing of the merger agreement or the stock option agreement nor the completion of the merger or the exercise of the stock option in accordance with their respective terms would:

     - cause AIG to become an "acquiring person", as that term is defined in the rights agreement; or

     - constitute a "triggering event", as that term is defined in the rights agreement.

     Please refer to the section titled "Related Agreements and Transactions -- Amendment to HSB's Rights Agreement" for more information.

EMPLOYMENT AGREEMENTS (page 74)

     One of the conditions to be satisfied before AIG is required to complete the merger is AIG and/or EAC entering into employment agreements with Richard H. Booth and Normand Mercier, executive officers of HSB, and at least eight of the 13 other persons, including the seven other executive officers of HSB, identified in the merger agreement. For a description of the payments and benefits to be provided under the employment agreements, see "The
Merger -- Interests of Certain Persons in the Merger -- Severance Agreements; Employment Agreements" and "Related Agreements and Transactions -- Employment Agreements".

                             COMPARATIVE PER SHARE
                     MARKET PRICE AND DIVIDEND INFORMATION

     The table below sets forth, for the calendar quarters indicated, the high and low closing sale prices per share of AIG common stock and the high and low sale prices per share of HSB common stock, in each case as reported on the NYSE Composite Tape, and the dividends declared by AIG and HSB during those periods. Under the terms of the merger agreement, HSB has agreed not to declare or pay dividends, except regular quarterly cash dividends not to exceed $0.44 per share per quarter in the period between signing of the merger agreement and completion of the merger.

     Shares of AIG common stock are listed on the NYSE under the symbol "AIG". Shares of HSB common stock are listed on the NYSE under the symbol "HSB".

                                                  AIG                                       HSB
                                            COMMON STOCK(1)                           COMMON STOCK(2)
                             ---------------------------------------------    --------------------------------
                              HIGH              LOW              DIVIDENDS     HIGH        LOW       DIVIDENDS
                             ------            ------            ---------    -------    --------    ---------
1998
  First Quarter............  $46.00            $35.78              $.027      $ 44.92    $  36.45      $.40
  Second Quarter...........   51.91             43.63               .027        53.50       43.17       .40
  Third Quarter............   54.38             40.67               .030        57.63       40.38       .42
  Fourth Quarter...........   53.80             35.50               .030        42.00       36.00       .42
1999
  First Quarter............  $65.41            $52.00              $.030      $ 41.31    $  35.50      $.42
  Second Quarter...........   70.91             59.47               .030        41.88       35.50       .42
  Third Quarter............   66.50             56.33               .033        41.94       34.19       .44
  Fourth Quarter...........   74.45             54.67               .033        38.38       31.88       .44
2000
  First Quarter............  $76.05            $54.30              $.033      $ 33.81    $  21.81      $.44
  Second Quarter...........   82.17             67.75               .033        31.81       26.13       .44
  Third Quarter (through
     September 13, 2000)...   92.75             78.75               .037        40.44       29.88       .44

---------------------------------------
(1) All AIG common stock information has been adjusted to reflect stock splits effected as 50 percent common stock dividends in July 1997, July 1998 and July 2000 and a stock split effected as a 25 percent common stock dividend in July 1999.

(2) All HSB common stock information has been adjusted to reflect a stock split effected as a 50 percent common stock dividend in May 1998.

DIVIDEND INFORMATION

     Subject to the dividend preference of any of AIG's preferred stock which may be outstanding, none of which is currently outstanding, the holders of AIG common stock will be entitled to receive dividends that may be declared by the AIG Board of Directors from funds legally available for the payment of dividends. There are restrictions that apply under applicable insurance laws, however, to the payment of dividends to AIG by its insurance subsidiaries. Similar restrictions apply to the payment of dividends to HSB by its insurance subsidiaries.

RECENT CLOSING PRICES

     The following table sets forth the closing sale prices per share of AIG common stock and HSB common stock as reported on the NYSE Composite Tape on August 17, 2000, the last full trading day before public announcement of the proposed merger, and on [--] [--], 2000, the last full trading day before the date of this proxy statement/ prospectus.

                                                                  AIG             HSB
                                                              COMMON STOCK    COMMON STOCK
                                                              ------------    ------------
August 17, 2000.............................................     $87.50          $38.69
[--] [--], 2000.............................................        [--]            [--]

     AIG AND HSB URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS BEFORE VOTING YOUR SHARES. BECAUSE THE PORTION OF A SHARE OF AIG COMMON STOCK YOU WILL RECEIVE IN THE MERGER IS BASED ON THE AVERAGE OF THE CLOSING SALE PRICES OF AIG COMMON STOCK DURING THE PRICING PERIOD SET FORTH IN THE MERGER AGREEMENT, THE PORTION OF A SHARE OF AIG COMMON STOCK YOU WILL RECEIVE UPON THE COMPLETION OF THE MERGER MAY VARY SIGNIFICANTLY FROM THE PORTION OF A SHARE OF AIG COMMON STOCK THAT HOLDERS OF HSB COMMON STOCK WOULD RECEIVE IF THE MERGER WERE COMPLETED ON THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

NUMBER OF HSB SHAREHOLDERS

     As of [--] [--], 2000, there were approximately [--] shareholders of record who held shares of HSB common stock, as shown on the records of HSB's transfer agent for these shares.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following information is being provided to assist you in your analysis of the financial aspects of the merger.

     The selected consolidated financial data of AIG as of and for the years ended December 31, 1999, 1998 and 1997, with the exception of the balance sheet data for 1997, has been derived from consolidated financial statements of AIG which have been audited by PricewaterhouseCoopers LLP, independent auditors, and incorporated by reference in this proxy statement/prospectus. The balance sheet data for 1997 and the selected consolidated financial data of AIG as of and for the years ended December 31, 1996 and 1995 have been derived from audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this proxy statement/prospectus.

     The selected consolidated financial data of AIG as of and for the six months ended June 30, 2000 and June 30, 1999 has been derived from unaudited, consolidated financial statements filed with the Commission and incorporated by reference in this proxy statement/prospectus and includes all adjustments, consisting of normal recurring accruals, which AIG considers necessary for a fair presentation of the consolidated financial position, results of operations and cash flows. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000.

     The AIG information is qualified in its entirety by, and you should read it in conjunction with, the consolidated financial statements, the notes thereto, and "Management's Discussion and Analysis of Results of Operations and Financial Condition" for AIG incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information".

                  SELECTED CONSOLIDATED FINANCIAL DATA OF AIG
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                       SIX MONTHS ENDED
                                           JUNE 30,                          YEARS ENDED DECEMBER 31,
                                   -------------------------   ----------------------------------------------------
                                      2000          1999         1999     1998(3)    1997(3)    1996(3)    1995(3)
                                   -----------   -----------   --------   --------   --------   --------   --------
                                   (UNAUDITED)   (UNAUDITED)
Revenues(1)......................   $ 22,316       $20,020     $ 40,656   $ 35,716   $ 32,553   $ 29,325   $ 26,610
General insurance:
  Net premiums written...........      8,730         8,245       16,224     14,586     13,408     12,692     11,893
  Net premiums earned............      8,509         7,753       15,544     14,098     12,421     11,855     11,406
  Adjusted underwriting profit...        439           418          669        531        490        450        417
  Net investment income..........      1,323         1,237        2,517      2,192      1,854      1,691      1,547
  Realized capital gains.........          9           139          295        205        128         65         68
  Operating income...............      1,771         1,794        3,481      2,928      2,472      2,206      2,032
Life insurance:
  Premium income.................      6,665         5,857       11,942     10,293      9,956      8,995      8,044
  Net investment income..........      3,411         3,037        6,206      5,201      4,521      3,805      3,059
  Realized capital gains
    (losses).....................        (58)          (49)        (148)       (74)        (9)         4          1
  Operating income...............      1,649         1,386        2,858      2,373      2,048      1,657      1,331
Financial services operating
  income.........................        585           506        1,081        869        671        501        424
Asset management operating
  income.........................        210           131          314        191        127        101         35
Equity in income of
  minority-owned insurance
  operations.....................         --            --           --         57        114         99         82
Other realized capital losses....         (6)          (13)         (25)        (7)       (29)       (12)       (30)
Other income
  (deductions) -- net............       (122)          (87)        (197)      (134)       (93)       (84)       (91)
Income before income taxes and
  minority interest..............      4,087         3,717        7,512      6,277      5,310      4,468      3,783
Income taxes.....................      1,213         1,091        2,219      1,785      1,525      1,234      1,041
Income before minority
  interest.......................      2,874         2,626        5,293      4,492      3,785      3,234      2,742
Minority interest................       (121)         (150)        (238)      (210)       (74)       (63)       (38)
Net income.......................      2,753         2,476        5,055      4,282      3,711      3,171      2,704
Earnings per common share(2):
  Basic..........................       1.19          1.06         2.18       1.87       1.63       1.39       1.19
  Diluted........................       1.17          1.05         2.15       1.83       1.60       1.37       1.17
Cash dividends per common
  share(4).......................        .07           .06          .13        .11        .10        .09        .07
Total assets.....................    281,214       255,019      268,238    233,676    199,614    172,330    150,981
Long-term debt(5)................     26,687        24,425       22,896     22,720     18,950     18,079     14,977
Capital funds (shareholders'
  equity)........................     34,805        31,872       33,306     30,123     26,585     23,705     21,040

---------------
(1) Represents the sum of general net premiums earned, life premium income, net investment income, financial services commissions, transaction and other fees, asset management commissions and other fees, equity in income of minority-owned insurance operations, and realized capital gains (losses). Commencing in 1997, agency operations were presented as a component of general insurance and for years prior to 1997 agency results have been reclassified to conform to this presentation.

(2) Per share amounts for all periods presented have been retroactively adjusted to reflect all stock dividends and splits and reflect the adoption of the Statement of Financial Accounting Standards No. 128 "Earnings per Share." Per share information also reflects an adjustment on a pro forma basis for a common stock split in the form of a 50 percent common stock dividend paid July 28, 2000.

(3) The selected consolidated financial data as of and for the years ended December 31, 1998, 1997, 1996 and 1995 has been restated to include the operations of SunAmerica Inc., which was merged into AIG on January 1, 1999, on a pooling of interest basis.

(4) Cash dividends have not been restated to reflect dividends paid by SunAmerica Inc.

(5) Including commercial paper and excluding that portion of long-term debt maturing in less than one year.

     The selected consolidated financial data of HSB at or for the years ended December 31, 1999, 1998 and 1997, with the exception of the balance sheet data for 1997, has been derived from consolidated financial statements of HSB which have been audited by PricewaterhouseCoopers LLP, independent auditors, and incorporated by reference in this proxy statement/prospectus. The balance sheet data for 1997 and the selected consolidated financial data of HSB as of and for the years ended December 31, 1996 and 1995 have been derived from audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this proxy statement/prospectus.

     The selected consolidated financial data of HSB at or for the six months ended June 30, 2000 and June 30, 1999 has been derived from unaudited, consolidated financial statements filed with the Commission and incorporated by reference in this proxy statement/prospectus and includes all adjustments, consisting of normal recurring accruals, which HSB considers necessary for a fair presentation of the consolidated financial position, results of operations and cash flows. Operating results for the six months ended June 30, 2000 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2000.

     The HSB information is qualified in its entirety by, and you should read it in conjunction with, the consolidated financial statements, the notes thereto, and "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations" for HSB incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information".

                  SELECTED CONSOLIDATED FINANCIAL DATA OF HSB
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           AT OR FOR THE
                                         SIX MONTHS ENDED
                                             JUNE 30,                  AT OR FOR THE YEARS ENDED DECEMBER 31,
                                     -------------------------   ---------------------------------------------------
                                        2000          1999         1999       1998        1997       1996      1995
                                     -----------   -----------   --------   --------    --------   --------   ------
                                     (UNAUDITED)   (UNAUDITED)
SUMMARY OF CONSOLIDATED STATEMENTS
  OF OPERATIONS
Revenues:
  Gross earned premiums............   $  358.5      $  415.7     $  823.8   $  770.5    $  609.3   $  556.5   $455.0
  Ceded premiums...................      167.8         225.5        441.9      374.4       118.1      107.9     65.9
                                      --------      --------     --------   --------    --------   --------   ------
  Insurance premiums...............   $  190.7      $  190.2     $  381.9   $  396.1    $  491.2   $  448.6   $389.1
  Engineering services.............       77.2          55.4        119.6       93.5        61.3       55.8     49.9
  Income from investment
    operations.....................       54.0          49.6        104.7       89.6        50.9       44.4     31.7
                                      --------      --------     --------   --------    --------   --------   ------
    Total revenues(1)..............   $  321.9      $  295.2     $  606.2   $  579.2    $  603.4   $  548.8   $470.7
                                      --------      --------     --------   --------    --------   --------   ------
  Income from continuing
    operations.....................   $   39.5      $   43.8     $   72.8   $  104.1(2) $   66.3   $   54.6   $ 52.7
  Income from continuing operations
    per common share -- basic......   $   1.36      $   1.51     $   2.51   $   3.55    $   2.21   $   1.81   $ 1.72
  Income from continuing operations
    per common share -- assuming
    dilution.......................   $   1.35      $   1.46     $   2.50   $   3.35    $   2.20   $   1.81   $ 1.72
  Cash dividends declared per
    common share...................   $   0.88      $   0.84     $   1.72   $   1.64    $   1.56   $   1.52   $ 1.49

SUMMARY OF CONSOLIDATED STATEMENTS
  OF FINANCIAL POSITION
Total assets.......................   $1,953.2      $2,162.8     $2,263.2   $2,138.6    $1,537.2   $1,112.3   $951.9
Claims and adjustment expense
  liabilities......................   $  674.4      $  592.2     $  782.3   $  558.2    $  276.7   $  302.9   $190.9
Company obligated mandatorily
  redeemable capital
  securities(3)....................   $  407.0      $  408.9     $  409.0   $  408.9    $  408.9   $     --   $   --
Convertible redeemable preferred
  stock............................   $     --      $     --     $     --   $     --    $     --   $   20.0   $   --

                                           AT OR FOR THE
                                         SIX MONTHS ENDED
                                             JUNE 30,                  AT OR FOR THE YEARS ENDED DECEMBER 31,
                                     -------------------------   ---------------------------------------------------
                                        2000          1999         1999       1998        1997       1996      1995
                                     -----------   -----------   --------   --------    --------   --------   ------
                                     (UNAUDITED)   (UNAUDITED)
Long-term borrowings and capital
  lease obligations................   $   28.9      $   52.9     $   52.9   $   53.0    $   53.0   $   53.0   $ 53.4
Common shareholders' equity........   $  382.3      $  422.8     $  376.5   $  419.3    $  345.3   $  345.6   $341.1

---------------
(1) Excludes revenues from investments accounted for under the equity method.

(2) Includes $23.8 million related to the gain on sale of HSB's interest in Industrial Risk Insurers.

(3) HSB redeemed the HSB Debentures and HSB Capital II redeemed the HSB Capital Securities on September 14, 2000. For further explanation, please see "Recent Developments -- Redemption of HSB Debentures and HSB Capital Securities".

                           COMPARATIVE PER SHARE DATA

     Summarized below is certain per share information of AIG on a historical and pro forma basis and of HSB on a historical and equivalent pro forma basis. You should read the comparative per share information below in conjunction with the selected consolidated financial data on pages 17-20 of this proxy statement/prospectus. The equivalent pro forma per share data for HSB has been determined using an assumed exchange ratio of 0.4683.

                                                              SIX MONTHS ENDED       YEAR ENDED
                                                               JUNE 30, 2000      DECEMBER 31, 1999
                                                              ----------------    -----------------
                                                                (UNAUDITED)
AIG -- HISTORICAL
Earnings per common share:
  Basic.....................................................       $ 1.19              $ 2.18
  Diluted...................................................       $ 1.17              $ 2.15
Cash dividends per common share.............................       $ 0.07              $ 0.13
Book value per share at period end(unaudited)...............       $15.04              $14.33

HSB -- HISTORICAL
Earnings per common share:
  Basic.....................................................       $ 1.36              $ 2.51
  Diluted...................................................       $ 1.35              $ 2.50
Cash dividends per common share.............................       $ 0.88              $ 1.72
Book value per share at period end(unaudited)...............       $13.28              $12.95
AIG -- PRO FORMA(UNAUDITED)
Earnings per common share:
  Basic.....................................................       $ 1.20              $ 2.20
  Diluted...................................................       $ 1.19              $ 2.17
Cash dividends per common share.............................       $ 0.07              $ 0.13
Book value per share at period end..........................       $15.48              $14.76

HSB -- EQUIVALENT PRO FORMA(UNAUDITED)
Earnings per common share:
  Basic.....................................................       $ 0.56              $ 1.03
  Diluted...................................................       $ 0.56              $ 1.02
Cash dividends per common share.............................       $ 0.03              $ 0.06
Book value per share at period end..........................       $ 7.25              $ 6.91

                                  RISK FACTORS

     You should consider carefully all of the information contained in this proxy statement/prospectus, including the following factors:

AIG CASH PAYMENT ELECTION

     The merger agreement provides that if the base period stock price is greater than or equal to $87.55, holders of HSB common stock will receive a portion of a share of AIG common stock with a value of $41.00 for each share of HSB common stock. In the event, however, that the base period stock price is below $87.55, AIG will be entitled, at its election, to pay you a portion of the merger consideration in cash. The maximum amount of cash that AIG may elect to pay you per share of HSB common stock will equal $41.00 minus the product of
0.4683 and the base period stock price.

     Depending upon the amount of cash paid by AIG in the merger, the payment of cash could jeopardize the status of the merger as a reorganization for United States federal income tax purposes. Under the merger agreement, the obligations of both AIG and HSB to complete the merger are subject to the receipt by each party of its respective legal counsel's opinion that the merger will be treated as a reorganization for United States federal income tax purposes. In the event that either party is unable to obtain this opinion, it may either refuse to complete the merger or waive this condition and complete the merger.

     In addition, if AIG's determination to pay a portion of the merger consideration in cash would result in the failure of the merger to qualify as a reorganization for United States federal income tax purposes, HSB has the right to terminate the merger agreement without paying a termination fee. If the merger qualifies as a reorganization for United States federal income tax purposes, you will be subject to United States federal income tax on any cash received to the extent of any gain you may realize on your exchange of HSB common stock for AIG common stock and cash in the merger. See "The
Merger -- Material United States Federal Income Tax Consequences of the Merger" on page 41 for a description of the United States federal income tax consequences of the merger.

MARKET FLUCTUATIONS

     You are urged to consider the impact of the fluctuations in the market price of AIG common stock. There is no assurance that the market value of the portion of a share of AIG common stock plus, if applicable, any cash you receive for each share of HSB common stock you own, will equal $41.00 at the time of the merger, or thereafter, because the base period stock price used to calculate the exchange ratio and the amount of cash, if any, you will receive, will be based on an average of the closing sales prices per share of AIG common stock on the NYSE composite transactions reporting system for each of the 10 consecutive trading days in the period ending five days prior to the closing date of the merger.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This proxy statement/prospectus contains forward-looking information. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this proxy statement/prospectus or may be "incorporated by reference" from other documents filed with the Commission by HSB and may include statements for the periods from and after the completion of the merger. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates" or similar expressions in this proxy statement/prospectus or in documents incorporated by reference in this proxy statement/prospectus.

     The forward-looking information is subject to numerous assumptions, risks and uncertainties.

     Factors that may cause actual results to differ materially from those contemplated by the forward-looking information include, among others, the following:

     - general economic and business conditions;

     - the entry of new or stronger competitors and the intensification of pricing competition;

     - the loss of current customers or the inability to obtain new customers whether or not the merger is consummated;

     - changes in interest rates and the performance of the financial markets;

     - changes in the availability, cost and collectibility of reinsurance;

     - catastrophic events, such as earthquakes or hurricanes and other severe-weather related events;

     - changes in the coverage terms selected by insurance customers, including higher deductibles and lower limits;

     - the adequacy of loss reserves;

     - political risk in some of the countries in which AIG and HSB operate or insure risks;

     - changes in asset valuations;

     - consolidation and restructuring in the insurance industry;

     - changes in the demand and customer base for engineering and inspection services offered by HSB, whether resulting from changes in applicable law or otherwise and other general market conditions;

     - the risks and other factors described under the caption "Risk Factors" in this proxy statement/prospectus;

     - the failure of the HSB shareholders to approve the merger;

     - the risk that the HSB businesses will not be successfully integrated into AIG;

     - the integration and other costs related to the merger;

     - the inability to obtain or meet conditions imposed for governmental approvals, including HSR and insurance regulatory approvals for the merger; and

     - the risk that anticipated synergies will not be obtained or not obtained in the amounts and within the time anticipated.

     Because forward-looking information is subject to various risks and uncertainties, actual results may differ materially from that expressed or implied by the forward-looking information. AIG and HSB caution HSB shareholders not to place undue reliance on this information, which speaks only as of the date of this proxy statement/prospectus or, in the case of a document incorporated by reference, the date of that document.

     All subsequent written and oral forward-looking information attributable to AIG or HSB or any person acting on their behalf is expressly qualified in its entirety by the cautionary statements contained or referred to in this section. Neither AIG nor HSB, nor any person acting on their behalf, undertakes any obligation to release publicly any revisions to forward-looking information to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                            THE HSB SPECIAL MEETING

     This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of HSB common stock by the HSB Board for use at the special meeting and any adjournment or postponement of the special meeting. HSB mailed this proxy statement/prospectus to HSB shareholders beginning [--] [--], 2000. You should read this proxy statement/prospectus carefully before voting your shares.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting will be held at the office of HSB, One State Street, Hartford, Connecticut 06102-5024, on [--] [--], 2000, starting at [--], local time.

WHY IS HSB HOLDING THE SPECIAL MEETING?

     HSB is holding the special meeting for the following purposes:

     - to ask you to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 17, 2000, among HSB, AIG and EAC and the transactions contemplated by the merger agreement, including the merger; and

     - to transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

RECORD DATE OF THE SPECIAL MEETING

     HSB shareholders who hold their shares of HSB common stock of record as of the close of business on [--] [--], 2000, are entitled to notice of and to vote at the special meeting. On that record date, there were approximately [--] shareholders of record of HSB common stock and approximately [--] shares of HSB common stock were issued and outstanding.

MAJORITY OF OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

     In order to have a quorum at the special meeting, a majority of the shares of HSB common stock that are issued and outstanding and entitled to vote at the special meeting must be represented in person or by proxy. If a quorum is not present, a majority of the shares of HSB common stock that are represented may adjourn or postpone the special meeting.

VOTE REQUIRED AT THE SPECIAL MEETING

     The merger agreement and the transactions contemplated by the merger agreement, including the merger, must be approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of HSB common stock entitled to vote at the special meeting. Each share of HSB common stock is entitled to cast one vote. As of the record date for the special meeting, HSB directors and executive officers were the beneficial owners of [--] shares, or [--]%, of issued and outstanding HSB common stock. All HSB directors and executive officers have indicated that they intend to vote the shares of HSB common stock beneficially owned by them for the merger agreement and the transactions contemplated by the merger agreement, including the merger.

VOTING YOUR SHARES AND CHANGING YOUR VOTE

  Voting Your Shares

     The HSB Board is soliciting proxies from the HSB shareholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by proxy card, telephone or the Internet or attend the special meeting and vote in person by completing a ballot, it will have the same effect as voting against the merger agreement and the transactions contemplated by the merger agreement, including the merger.

     To grant your proxy by mail, please complete the enclosed proxy card, sign, date and return it in the enclosed envelope by [--] [--], 2000 or vote your shares by telephone or the Internet by following the instructions for telephone or Internet voting on the enclosed proxy card. If you vote by telephone or the Internet, you do not need to return a proxy card. To be valid, a returned proxy card must be signed and dated.

     If your shares are held in the name of your broker or nominee, they will vote your shares only if you provide instructions on how you want your shares to be voted. You should follow the directions provided by them regarding how to instruct them to vote your shares.

     If you attend the special meeting, you may vote in person if you wish by completing a ballot at the special meeting, whether or not you have already signed, dated and returned your proxy card or voted by telephone or the Internet. The giving of a proxy does not affect your right to vote should you attend the special meeting in person and complete a ballot, and you may revoke your proxy any time before the polls close at the special meeting. Properly executed proxies that have not been revoked will be voted as specified. If your shares are held in the name of your broker or nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.

  Changing Your Vote by Revoking Your Proxy

     You may change your vote by revoking your proxy at any time before the polls close at the special meeting. You can do this in one of three ways:

     - timely delivery of a valid, later-dated proxy, including a proxy cast by telephone or the Internet;

     - written notice to HSB's Corporate Secretary before the special meeting that you have revoked your proxy; or

     - attendance at the special meeting in person and completing a ballot.

     You will not revoke your proxy by simply attending the special meeting unless you complete a ballot. If you have instructed a broker or nominee to vote your shares, you must follow directions from them to change those instructions.

HOW PROXIES ARE COUNTED

     If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the HSB Board. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting and any adjournment or postponement of the special meeting.

     HSB common stock is listed on the New York Stock Exchange. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold on behalf of others either for or against the merger without specific instructions from the person who beneficially owns those shares. Broker non-votes, which are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal, will be counted for purposes of determining whether there is a quorum at the special meeting. However, because the affirmative vote of a least a majority of the issued and outstanding shares of HSB common stock entitled to vote at the special meeting is required to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, broker non-votes will have the same effect as a vote against the proposed merger.

     A properly executed proxy card marked "ABSTAIN" as well as a vote by telephone or the Internet for "ABSTAIN" will not be voted at the special meeting. An abstention may be counted to determine whether there is a quorum present at the special meeting. However, because the affirmative vote of at least a majority of the issued and outstanding shares of HSB common stock entitled to vote at the special meeting is required to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, abstaining from voting will have the same effect as a vote against the proposed merger.

PROXIES FOR PARTICIPANTS IN HSB'S DIVIDEND REINVESTMENT PLAN AND 401(K) PLAN

     If you own shares of HSB common stock as a participant in the HSB dividend reinvestment plan or the HSB 401(k) plan you will receive a proxy card to vote those shares. If you own additional shares of HSB common stock outside of these plans and you are the record holder, you will receive one proxy card covering both the plan shares and the shares owned outside the plans.

COSTS OF SOLICITATION

     HSB will pay the costs of soliciting HSB proxies from its shareholders. However, HSB and AIG will share equally the cost of printing this proxy statement/prospectus. In addition to solicitation by mail, telephone, electronic or other means, HSB will make arrangements with brokerage houses and other custodians, nominees and fiduciaries, referred to as the "nominees", to send proxy materials to beneficial owners of shares of HSB common stock held of record by such nominees. HSB will, upon request, reimburse these nominees for their reasonable expenses in forwarding the proxy materials to beneficial owners of shares of HSB common stock.

     The directors and executive officers of HSB may solicit proxies on behalf of the HSB Board. The directors and executive officers of HSB who may solicit proxies include: Richard H. Booth, Saul L. Basch, Michael L. Downs, John J. Kelley, William A. Kerr, Normand Mercier, R. Kevin Price, William Stockdale, Robert C. Walker, William B. Ellis, E. James Ferland, Henrietta Holsman Fore, Colin G. Campbell, Simon W. Leathes, Joel B. Alvord, Richard G. Dooley and Lois
D. Rice.

     In addition to proxy solicitation activities of directors, executive officers and employees of HSB, HSB has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies from HSB shareholders in connection with the special meeting and to verify certain records related to the solicitation. Corporate Investor Communications will receive a fee of approximately $6,000 as compensation for its services, plus reimbursement of its reasonable out-of-pocket expenses. HSB has agreed to indemnify Corporate Investor Communications against related liabilities arising out of or in connection with its engagement with HSB.

     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay by mail or vote by telephone or the Internet.

     Please do not send in any share certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of share certificates for HSB common stock to former HSB shareholders as soon as practicable after completion of the merger.

OTHER BUSINESS; ADJOURNMENTS

     HSB is not currently aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting and any adjournment or postponement of the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn or postpone the special meeting or any adjournment of a later-held special meeting.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting. HSB does not currently intend to seek an adjournment of the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

     During 1999, the HSB Board received presentations from senior management on the challenges of achieving revenue and earnings growth in an insurance environment marked by severe price competition in the international and special risk businesses. In addition, senior management and the HSB Board discussed the issues associated with continuing consolidation in the insurance industry and the increasing competitive strength of large global insurers. Also, senior management and the HSB Board discussed the difficulties of achieving earnings growth in HSB's engineering businesses because of constraints on the additional investments needed to achieve efficient scale and scope in that business. From time to time during this period, senior management had discussions with various companies that management believed might have an interest in a strategic relationship with HSB.

     On November 29, 1999, Mr. Richard H. Booth was elected President and Chief Executive Officer of HSB effective January 1, 2000. At the direction of the HSB Board, Mr. Booth undertook a detailed strategic and operational review of HSB's businesses, focusing on opportunities to achieve growth in revenues and earnings in existing businesses and the potential from new businesses with an emphasis on improving shareholder value. In addition, Mr. Booth evaluated various risks facing the company, such as revenue and earnings erosion in the company's international insurance business, continuing price pressures in the company's domestic special risk business, changes in reinsurance relationships and the decrease in profitability of HSB's venture with ERC/Industrial Risk Insurers.

     As part of the process Mr. Booth undertook, he met with a number of entities with which HSB then currently had or might form strategic relationships, joint ventures or other alliances. One such meeting occurred on April 13, 2000, between Mr. Booth and Mr. Maurice R. Greenberg, Chairman and Chief Executive Officer of AIG, at AIG's headquarters in New York. They discussed industry conditions, strategies being pursued by AIG and HSB and the competencies of each company in their respective marketplace. Both prior and subsequent to this meeting, Mr. Booth met with other industry senior executives to discuss potential relationships which could provide a strategic breakthrough for HSB.

     At a June 5, 2000 meeting, Mr. Booth discussed with the HSB Board the results of his review to date, the various strategic options available to HSB and an evaluation of the various operating risks facing HSB. Representatives of Goldman Sachs discussed various shareholder value issues with the HSB Board. After a thorough discussion, the HSB Board instructed and authorized Mr. Booth to explore all strategic options, including the possible sale of HSB. On June 14, 2000, HSB engaged Goldman Sachs as its financial advisor in connection with possible strategic transactions, including a possible sale of HSB. Goldman Sachs contacted nine entities regarding potential interest in a strategic transaction with HSB.

     At a July 24, 2000 meeting, Mr. Booth updated the HSB Board on strategic options and Goldman Sachs reviewed shareholder valuation issues with the HSB Board. After considerable discussion, an indication of interest from AIG was judged to be superior, based on price and currency, to indications of interest from other potential bidders. The HSB Board authorized Mr. Booth to proceed with discussions with AIG.

     On July 26, 2000, Mr. Booth, Mr. Saul L. Basch, Senior Vice President, Treasurer and Chief Financial Officer of HSB, and Mr. Normand Mercier, Senior Vice President and Chief Global Insurance Officer of HSB, met with Mr. Greenberg and other members of AIG senior management in New York to discuss corporate strategies and the potential benefits of a business combination. Thereafter, AIG and HSB conducted due diligence. AIG was provided with a form of proposed merger agreement by HSB. Following several days of intensive negotiations, commencing early in the week of August 13, 2000, the principal elements of a transaction and related documentation were agreed upon.

     At a special meeting of the HSB Board on August 17, 2000, the HSB Board, representatives of Goldman Sachs, representatives of Skadden, Arps, Slate, Meagher & Flom LLP, HSB's special counsel, and representatives of Shipman & Goodwin LLP, HSB's Connecticut counsel, reviewed the terms of a draft of the merger agreement, in particular:

     - the structure of the merger;

     - the representations and warranties made by HSB in the agreement;

     - the operating parameters placed on HSB between signing of the agreement and closing of the merger;

     - the agreement by HSB not to solicit, participate in discussions or negotiations regarding, provide any person any information with respect to or otherwise facilitate an acquisition proposal, as such term is defined in the merger agreement, subject to its fiduciary duties to its shareholders;

     - the agreement by HSB not to withdraw or modify in a manner adverse to AIG its recommendation of the agreement or the merger or approve, recommend or enter into an agreement with respect to an acquisition proposal, subject to its fiduciary duties to its shareholders;

     - the termination fee that HSB would have to pay to AIG if HSB terminated the merger agreement under specified conditions set forth in the agreement;

     - the conditions of the agreement, including HSR and insurance regulatory approvals; and

     - the amendment to the HSB rights agreement required under the terms of the agreement.

     In addition, representatives of Skadden Arps discussed with the HSB Board the terms and conditions of a draft of the stock option agreement, including among others:

     - the grant by HSB to AIG of an unconditional option to purchase up to 19.9% of the shares of HSB common stock outstanding at the time the option is exercised;

     - specified "triggering events" under the stock option agreement that would permit AIG to exercise the option to purchase shares of HSB common stock at $41.00 per share;

     - that under certain circumstances, HSB would be required to repurchase the options at the spread between the "market/offer price", as defined in the stock option agreement, and $41.00 per share, subject to state law on repurchase of shares;

     - the termination fee payable under the merger agreement together with any amounts payable under the stock option agreement would not exceed $50.0 million; and

     - the stock option agreement could make it more difficult and expensive for HSB to consummate a business combination with a party other than AIG.

     In addition, at the special meeting of the HSB Board, representatives of Goldman Sachs discussed financial aspects of the merger, after which Goldman Sachs rendered to the HSB Board its opinion, later confirmed in writing, to the effect that, as of that date and based upon and subject to the matters described in its opinion, the consideration to be received by holders of shares of HSB common stock, other than AIG, was fair from a financial point of view to such holders.

     At the special meeting of the HSB Board, the members voted to approve the terms of the merger agreement and the stock option agreement and the transactions contemplated by those agreements, and determined that those agreements and the transactions contemplated by those agreements were advisable and fair to, and in the best interests of, HSB and its shareholders. The members also voted to recommend to shareholders that they approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting.

     The Executive Committee of the AIG Board of Directors also approved the merger agreement and the stock option agreement and the transactions contemplated by those agreements on August 17, 2000 after discussions among the AIG board members.

     The merger agreement and the stock option agreement were finalized and signed prior to the opening of business on August 18, 2000, at which time the parties disseminated a joint press release announcing the merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE HSB BOARD OF DIRECTORS

     On August 17, 2000, the HSB Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were advisable and fair to and in the best interests of HSB and its shareholders.

     In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to recommend to shareholders that they approve and adopt the merger agreement and the transactions contemplated by the merger agreement, the HSB Board consulted with its financial advisor, Goldman Sachs, its special counsel, Skadden Arps and its Connecticut counsel, Shipman & Goodwin, and with HSB senior management and considered a number of factors, including the following material factors:

     - the information and discussions with HSB's senior management and financial advisor concerning each of HSB's and AIG's businesses, assets, management, competitive position and prospects;

     - the financial condition, cash flows and results of operations of HSB and AIG, both on a historical and prospective basis;

     - the opportunity for HSB shareholders to participate, as holders of AIG common stock, in a larger, more diversified insurance and financial services organization and to benefit from the additional value expected to be generated by AIG;

     - the opportunity for HSB shareholders to receive AIG common stock valued at a premium to the recent market prices of the HSB common stock, specifically, 8.1% over the closing price on August 16, 2000, the date prior to the HSB Board meeting approving the merger, 30.9% over the 30 day average price prior to that HSB Board meeting, and 36.7% over the 90 day average price prior to that HSB Board meeting;

     - the fact that the consideration for each HSB share is fixed, which provides downside protection in the event general market prices or the price of AIG common stock declines prior to the time the merger consideration is determined;

     - the strategic and financial alternatives available to HSB in the rapidly changing insurance environment, including the business and operating risks of remaining as an independent company;

     - the fact that HSB and its financial advisor had contacted a number of potential bidders and that no other party demonstrated sufficient interest in or was expected to yield greater acquisition value or strategic benefits to HSB;

     - the HSB Board's belief that the required insurance and other regulatory approvals for the merger would be obtainable, given AIG's reputation in the industry;

     - the terms and conditions of the merger agreement and the HSB Board's view that satisfaction of the conditions to closing of the merger was probable;

     - the various agreements and undertakings made by AIG to HSB employees and the Hartford, Connecticut community and the anticipated long-term and short-term interests of HSB and HSB's employees, customers, creditors and suppliers;

     - the financial presentation by and written opinion addressed to the HSB Board of Goldman Sachs as to the fairness, from a financial point of view as of August 17, 2000, of the merger consideration to be received by the holders of shares of HSB common stock, other than AIG, under the merger agreement, as described below under the subcaption "The Merger -- Opinion of HSB's Financial Advisor" on page 31; and

     - the fact that the receipt of AIG common stock in the merger is intended to be tax-free to HSB shareholders.

     The HSB Board also considered potentially negative factors in its deliberations concerning the merger, including:

     - the risk that anticipated benefits, long-term as well as short-term, of the merger for HSB shareholders might not be realized;

     - the restrictions that are placed on HSB by the merger agreement during the period between signing of the merger agreement and closing of the merger; and

     - the fact that the price for each HSB share is fixed which means that HSB shareholders will not receive the benefit of any increase in the market price of the AIG common stock during the period before the merger consideration is determined.

     The foregoing discussion of the information and factors considered by the HSB Board is not intended to be exhaustive. While the members of the HSB Board considered each of the foregoing factors in reaching its determinations, individual members of the HSB Board may have attached different importance to each of the factors. In view of the number and wide variety of factors considered in connection with their evaluations of the merger, the members of the HSB Board did not consider it practicable, nor did they attempt, to assign relative weight to the factors considered in reaching their determinations.

     In addition, the HSB Board did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to the HSB Board's ultimate determinations or assign any particular weight to any factor, but rather conducted an overall evaluation of the reasons described above. The HSB Board considered all these factors as a whole, and considered the factors to be favorable to and to support each of its determinations.

OPINION OF HSB'S FINANCIAL ADVISOR

     On August 17, 2000, Goldman Sachs rendered to the HSB Board its oral opinion, which was subsequently confirmed in writing, to the effect that, based upon and subject to the considerations set forth in its opinion, as of that date, the merger consideration to be received by the holders of shares of HSB common stock, other than AIG, under the merger agreement was fair from a financial point of view to those holders.

     You should consider the following when reading the discussion of the opinion of Goldman Sachs below:

     - The description of Goldman Sachs' opinion is qualified by reference to the full opinion located in Appendix D to this proxy statement/prospectus, which you should read carefully;

     - Goldman Sachs' advisory service and opinion were provided to the HSB Board for its information in its consideration of the merger and were directed only to the fairness from a financial point of view to holders of shares of HSB common stock, other than AIG, of the merger consideration;

     - Goldman Sachs' opinion does not address the merits of HSB's underlying business decision to engage in the merger;

     - Goldman Sachs' opinion does not address the price or range of prices at which the shares of HSB common stock may trade before the merger;

     - Goldman Sachs' opinion was necessarily based upon conditions as they existed and could be evaluated on August 17, 2000 and Goldman Sachs assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after such date; and

     - Goldman Sachs' opinion does not constitute a recommendation to the HSB Board in connection with the merger, and does not constitute a recommendation to any holder of shares of HSB common stock as to how to vote on the merger or any related matter.

     In connection with its opinion, Goldman Sachs, among other things:

     - reviewed the merger agreement;

     - reviewed the annual reports to shareholders and annual reports on Form 10-K of HSB and AIG for the five years ended December 31, 1999;

     - reviewed a summary of the budget of AIG provided by HSB for the year ending December 31, 2000;

     - reviewed certain interim reports to shareholders and quarterly reports on Form 10-Q of HSB and AIG;

     - reviewed statutory annual statements filed by the insurance subsidiaries of HSB with certain state insurance departments for the five years ended December 31, 1999;

     - reviewed certain internal financial analyses and forecasts for HSB prepared by its management;

     - held discussions with members of the senior management of HSB and AIG regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of HSB and AIG, respectively;

     - reviewed the reported price and trading activity for the shares of HSB common stock and AIG common stock, compared certain financial and stock market information for HSB and AIG with similar information for certain other publicly traded companies;

     - reviewed the financial terms of certain recent business combinations in the insurance industry specifically and in other industries generally; and

     - performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Since AIG did not make available to Goldman Sachs its projections of expected future financial performance, other than a summary of its budget for the year ending December 31, 2000 provided to Goldman Sachs by HSB, its review of such future performance was limited accordingly to discussions with members of the senior management of AIG regarding publicly available research analyst estimates. Goldman Sachs is not an actuary and its services did not include actuarial determinations or evaluations or any attempt to evaluate actuarial assumptions. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities, including the loss and loss adjustment expense reserves of HSB, AIG or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. In that regard, Goldman Sachs made no analysis of, and expressed no opinion as to, the adequacy of the loss and loss adjustment expense reserves of AIG.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with HSB, having provided certain investment banking services to HSB from time to time, including having acted as sole lead placement agent for HSB's Rule 144A private placement of $110 million floating rate capital securities in July 1997, exclusive placement agent for the placement of securities of Integrated Process Technologies, LLC, a 51% owned subsidiary of HSB, from March 2000 through July 2000, and HSB's financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement.

     Goldman Sachs also has provided certain investment banking services to AIG from time to time, including having acted as its financial advisor in connection with the sale of its 25% equity interest in Alexander & Alexander Services Inc. to AON Corporation in February 1997, in its bid for American Bankers, Inc. in 1997 and in the sale of aircraft portfolio assets for $1.0 billion in July 1999. Goldman Sachs may also provide other investment banking services to AIG in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, does from time to time effect transactions and hold securities, including derivative securities, of HSB and/or AIG, for its own account and the accounts of customers.

     HSB has agreed to pay Goldman Sachs, upon completion of the merger, a transaction fee equal to 1% of the aggregate consideration paid in the transaction, which, if the merger is completed for an approximate aggregate merger consideration of $1.2 billion, will be equal to approximately $12 million. HSB has also agreed to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the HSB Board and does not purport to be a complete description of the analyses performed by Goldman Sachs. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at or about August 17, 2000 and is not necessarily indicative of current market conditions. You should understand that the order of analyses, and results thereof, described does not represent relative importance or weight given to such analyses by Goldman Sachs. The summary of financial analyses includes information presented in tabular format. THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF SUCH SUMMARIES.

     Results of Solicitation Process. Goldman Sachs reviewed the results of efforts to solicit proposals with respect to a transaction involving HSB. Goldman Sachs noted that a total of 10 parties had been contacted, of which eight expressed no interest and two parties, including AIG, submitted preliminary indications of interest with respect to a transaction. The preliminary indication of interest submitted by the party other than AIG reflected a per share consideration lower than the merger consideration.

     Historical Stock Performance. Goldman Sachs reviewed daily indexed historical closing prices per share of HSB common stock during the period from August 16, 1999 to August 16, 2000, and compared those prices to the closing share prices of mid cap property and casualty insurance industry peers, including Markel Corporation, Ohio Casualty Corporation and W.R. Berkley Corporation and the Standard & Poor's 500 stock index during this period. Goldman Sachs also compared the closing share price of HSB and each of five publicly traded large cap property and casualty insurance industry peers on July 20, 2000, one day prior to the submission of AIG's preliminary bid, and on August 16, 2000, one day prior to the announcement date, and calculated the percentage change in closing share price for each company between such dates. The large cap selected property and casualty insurance industry peer companies were: AIG; Chubb Corporation; St. Paul Companies, Inc.; XL Capital; and Hartford Financial Services Group. In addition, Goldman Sachs derived and compared the ratio of each company's closing share price on each of those dates to its estimated earnings per share, referred to as "EPS", for 2000 and its estimated EPS for 2001, in each case using estimates from Institutional Brokers Estimates Systems, referred to as "IBES", except with respect to the earnings estimate for 2000 and 2001 for HSB, for which Goldman Sachs performed the calculations based upon HSB management's fully diluted estimated operating EPS of $2.00 and $2.20 per share of HSB common stock. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

     The comparison yielded the following results:

                                                         LARGE CAP PEERS
                                                    -------------------------
                                                         RANGE         MEDIAN     HSB
                                                    ---------------    ------    ------
Closing share price on July 20, 2000..............  $37.75 - $81.25              $30.81
Estimated P/E ratio for 2000......................   12.5x - 33.2x      13.8x     15.4x
Estimated P/E ratio for 2001......................   10.8x - 29.0x      12.3x     14.0x
Closing share price on August 16, 2000............  $46.31 - $86.19              $37.94
Estimated P/E ratio for 2000......................   14.5x - 35.2x      16.8x     19.0x
Estimated P/E ratio for 2001......................   12.5x - 30.8x      14.7x     17.2x
Change in closing share price.....................   6.1% - 22.7%       11.4%     23.1%

     The percentage change in closing share price of HSB between July 20, 2000 and August 16, 2000 was higher than the range for the large cap peer group, and the ratio of closing share prices to HSB management's fully diluted estimated operating EPS derived for HSB was in each case higher than the median and within the range for the large cap peer group.

     Implied Premium and Multiple Analysis. Goldman Sachs compared the stock price premiums using the $41.00 per share of HSB common stock value of the merger consideration and the closing price per share of HSB common stock on July 20, 2000, as adjusted to reflect the median price increase of 11.4% to the large cap peer group between July 20, 2000 and August 16, 2000, and the 30 and 90-day average and the 52-week high and 52-week low market prices prior to AIG's preliminary bid on July 21, 2000. The following table sets forth such comparisons.

                                                               PREMIUM AT $41.00
                                                              MERGER CONSIDERATION
                                                              --------------------
Closing price on July 20, 2000..............................          33.1%
Closing price on July 20, 2000, as adjusted.................          19.5%
30 days through July 21, 2000...............................          30.9%
90 days through July 21, 2000...............................          36.7%
Closing price on August 16, 2000............................           8.1%
52-week high through August 16, 2000........................           1.4%
52-week low through August 16, 2000.........................          88.0%

     Goldman Sachs also analyzed and calculated the following:

     - the multiple of the transaction value to (1) EPS of HSB for the last 12-month period ending June 30, 2000, assuming no conversion of the HSB Debentures, (2) HSB management's fully diluted estimated operating EPS of HSB for 2000, assuming no conversion of the HSB Debentures, and (3) HSB management's fully diluted estimated operating EPS of HSB for 2001, assuming no conversion of the HSB Debentures;

     - the multiple of the transaction value to operating income of HSB for the 12-month period ending June 30, 2000;

     - the multiple of the transaction value to (1) HSB management's fully diluted estimated operating EPS of HSB for 2000 and (2) HSB management's fully diluted estimated operating EPS of HSB for 2001, assuming no conversion of the HSB Debentures, each adjusted to assume a 100% fixed income investment portfolio at an after tax reinvestment rate of 5.0%; and

     - the multiple of transaction value to the stated book value of HSB as of June 30, 2000, assuming no conversion of the HSB Debentures.

     The following table sets forth the results of these analyses:

THE MULTIPLE OF THE TRANSACTION VALUE TO:
EPS
  Last Twelve Month Period..................................  23.0x
  Estimated 2000............................................  21.6x
  Estimated 2001............................................  19.2x
Operating Income
  Last Twelve Month Period..................................  21.7x
Adjusted EPS
  Estimated 2000............................................  19.9x
  Estimated 2001............................................  17.9x
Stated book value...........................................   3.2x

     Review of Selected HSB Property and Casualty Peers. In order to provide context for its other comparisons and analyses, Goldman Sachs reviewed publicly available financial, operating and stock market information, and forecasted financial information, for HSB and selected other publicly traded companies that operate in the property and casualty insurance industry. For this purpose, Goldman Sachs divided these companies into three groups: (1) large capitalization companies; (2) mid capitalization companies; and (3) international companies.

     The large capitalization group consisted of:

     - AIG;

     - Hartford Financial Services Group;

     - Chubb Corporation;

     - St. Paul Companies, Inc.;

     - XL Capital;

     - CNA Financial Corporation;

     - ACE Limited; and

     - SAFECO Corporation.

     The mid capitalization group consisted of:

     - Markel Corporation;

     - Ohio Casualty Corporation; and

     - W.R. Berkley Corporation.

     The international group consisted of:

     - Allianz;

     - AXA;

     - Munich Re;

     - Swiss Re;

     - Zurich Allied; and

     - Allied Zurich.

     For HSB and each other company, except as set forth below, Goldman Sachs derived the following:

     - each company's total market capitalization, based on its closing share price on August 16, 2000;

     - the ratio of each company's closing share price on August 16, 2000 to its 52-week high closing share price;

     - the ratio of each company's closing share price on August 16, 2000 to (1) its estimated EPS for 2000 and (2) its estimated EPS for 2001, in each case based on IBES estimates;

     - the projected EPS percentage growth rates from estimated EPS for 2000 to estimated EPS for 2001, based on IBES estimates;

     - the estimated five-year EPS percentage growth rate, based on IBES estimates;

     - the ratio of each company's price to earnings ratio (based on closing share prices on August 16, 2000 and estimated 2001 earnings) to its five-year EPS growth estimate as published by IBES;

     - the ratio of each company's closing share price on August 16, 2000 to its stated book value per share excluding the adjustment pursuant to Statement of Financial Accounting Standards No. 115

"Accounting for Certain Investments in Debt and Equity Securities", referred to as "Book Value ex-115";

     - the percentage return on average common equity in the last 12-month period through August 16, 2000, excluding extraordinary and one-time charges; and

     - the percentage dividend yield.

     With respect to HSB, Goldman Sachs performed the calculations described above based upon HSB management's fully diluted estimated EPS for 2000 and 2001 of $2.00 and $2.20, respectively. With respect to the international selected peer companies, Goldman Sachs performed the calculations described above based upon market data as of July 21, 2000.

     The following table sets forth the results of these analyses:

                                               COMPARABLE COMPANIES AT         HSB AT
                                                   AUGUST 16, 2000           AUGUST 16,
                                                 CLOSING SHARE PRICE            2000
                                              --------------------------    CLOSING SHARE
                                                   RANGE          MEDIAN        PRICE
                                              ----------------    ------    -------------
RATIO OF CLOSING SHARE PRICE TO:
Estimated EPS for 2000
  - Large Cap...............................   14.3x - 35.2x      17.8x
  - Mid Cap.................................        N.M.          N.M.
  - International...........................   13.1x - 45.6x      20.9x         19.0x
Estimated EPS for 2001
  - Large Cap...............................   12.5x - 30.8x      14.1x
  - Mid Cap.................................   11.9x - 15.8x      12.5x
  - International...........................   11.4x - 39.2x      17.7x         17.2x
Book value ex-115
  - Large Cap...............................    0.9x - 5.6x       1.7x
  - Mid Cap.................................    0.7x - 1.6x       1.0x
  - International...........................    1.2x - 4.0x       2.3x          2.9x
52-week high closing share price:
- Large Cap.................................     69% - 97%        95.0%
- Mid Cap...................................     45% - 92%        81.0%
- International.............................     91% - 99%        93.0%         94.0%
LAST TWELVE MONTHS RETURN ON AVERAGE COMMON
  EQUITY
  - Large Cap...............................    2.6% - 15.0%      9.3%
  - Mid Cap.................................   (10.6)% - 8.2%     (2.6)%
  - International...........................   10.9% - 17.5%      14.5%         10.0%
DIVIDEND YIELD
  - Large Cap...............................    0.0% - 5.8%       1.6%
  - Mid Cap.................................    0.0% - 5.9%       2.2%
  - International...........................    0.4% - 2.6%       1.8%          4.6%
EPS GROWTH RATE RATIOS
Estimated EPS 2000 growth rate to estimated
  EPS 2001 growth rate
  - Large Cap...............................   10.2% - 108.9%     15.1%
  - Mid Cap.................................        N.M.          N.M.
  - International...........................   12.7% - 23.6%      14.9%         14.0%

                                               COMPARABLE COMPANIES AT         HSB AT
                                                   AUGUST 16, 2000           AUGUST 16,
                                                 CLOSING SHARE PRICE            2000
                                              --------------------------    CLOSING SHARE
                                                   RANGE          MEDIAN        PRICE
                                              ----------------    ------    -------------
Estimated five-year growth rate
     - Large Cap............................    8.0% - 14.0%      11.8%
     - Mid Cap..............................   11.0% - 15.0%      12.0%
     - International........................   10.0% - 22.7%      12.4%         12.0%
Estimated 2001 P/E ratio to estimated
  five-year EPS growth rate
     - Large Cap............................    1.0x - 2.2x       1.3x
     - Mid Cap..............................    1.0x - 1.1x       1.1x
     - International........................    0.5x - 3.9x       1.5x          1.4x

---------------

     N.M. means not meaningful because of wide range of data points.

     As a result of the foregoing procedures, Goldman Sachs noted that the multiples and percentages derived for HSB, in each case, with the exception of the percentage returns on average common equity in the last 12-month period for International selected peer companies, were higher than, within the range of, or similar to the median for the comparable companies in the three categories.

     Summary of Selected Acquisitions in the Property and Casualty Insurance Industry. Goldman Sachs reviewed publicly available information for 28 completed acquisitions in the property and casualty insurance industry which were announced since 1995. These precedent transactions considered by Goldman Sachs were the following (in each case, the acquiror's name is listed first and the acquired company's name is listed second):

     - Citigroup/Travelers Property Casualty;

     - Dexia Group/Financial Security Assurance Holdings, Ltd.;

     - Travelers Property Casualty/Reliances' Surety Unit;

     - Farmers (Zurich)/Foremost;

     - Markel/Terra Nova Holdings;

     - MetLife/The St. Paul Companies (Personal Lines);

     - Royal and Sun Alliance/Orion Capital;

     - Allstate/CNA's Personal Lines Business;

     - Countrywide Credit/Balboa Life & Casualty (Associates);

     - Fortis/American Bankers;

     - XL Capital/NAC Re;

     - Chubb/Executive Risk;

     - Liberty Mutual (AXA)/GRE (U.S. Operations);

     - ACE Limited/CIGNA P&C;

     - Fairfax Financial/TIG Holdings;

     - Marsh & McLennan/Sedgwick;

     - Berkshire Hathaway/General Re;

     - Guardian Royal Exchange/US P&C Ops. of ING;

     - Nationwide Financial Services/Allied;

     - Fairfax Financial/Crum & Forster;

     - The St. Paul Companies/USF&G;

     - Nationwide Mutual/TIG Personal Lines;

     - ACE Limited/Westchester;

     - SAFECO/American States;

     - General Electric/Coregis;

     - The St. Paul Companies/Northbrook;

     - Travelers Group/Aetna P&C; and

     - Berkshire Hathaway/GEICO.

     For each selected transaction, Goldman Sachs derived the following:

     - the ratio of the transaction value to the tangible book value of the acquired company, excluding unrealized gains; and

     - the premium represented by the price paid in the transaction to the acquired company's market value on the announcement date of the transaction.

     With respect to certain financial information for the companies involved in the selected acquisition transactions, Goldman Sachs relied on information available in public documents, equity research reports published by certain investment banks, and then current IBES estimates.

     The following table sets forth the results of these analyses and compares such results to similar results obtained for HSB, using the $41.00 per share of HSB common stock value of the merger consideration, except that (1) the ratio of transaction value to tangible book value is calculated based on HSB stated book value as of June 30, 2000 and assuming that there has been no conversion of the HSB Debentures and (2) the premium is calculated based upon the HSB closing price per share of HSB common stock on August 16, 2000 ($37.94):

                                                        COMPARABLE TRANSACTIONS
                                                        ------------------------
                                                            RANGE        MEDIAN      HSB
                                                        -------------    -------    -----
RATIO OF TRANSACTION VALUE TO:
Acquired company's tangible book value................  0.8x - 3.8x       1.7x      3.2x
PREMIUM OF TRANSACTION VALUE TO:
Acquired company's market value on the announcement
  date................................................  2.6% - 69.4%     23.5%      8.1%

     Using the $41.00 per share of HSB common stock value of the merger consideration, the ratios derived for HSB were, in the case of the ratio of the transaction value to the tangible book value, within the range and higher than the median, and the premium was within the range for the comparable transactions.

     Property and Casualty and Life Insurance Merger Transactions
Analysis. Goldman Sachs reviewed certain financial, operating, stock market and other publicly available information for 10 selected public merger transactions, each with a value in excess of $800 million, in the property and casualty insurance industry and life insurance industry, announced since June 1998, in each case, the acquiror's name is listed first and the acquired company's name is listed second,:

     - In the property and casualty insurance industry the selected transactions were:

      -- Dexia/FSA;

      -- Farmers (Zurich)/Foremost;

      -- Fortis/American Bankers;

      -- Chubb/Executive Risk; and

      -- Berkshire Hathaway/General Re.

     - In the life insurance industry the selected transactions were:

      -- ING Group/Reliastar;

      -- Allstate/American Heritage;

      -- Aegon/Transamerica;

      -- AIG/SunAmerica; and

      -- Swiss Re/Life Re.

     For each selected transaction, Goldman Sachs derived, among other things:

     - the ratio of the transaction value to

      -- the operating income of the acquired company for the last 12-month period prior to the announcement of the transaction for which financial results were available,

      -- the estimated operating income of the acquired company on a stand-alone basis for the first fiscal year following the announcement of the transaction, and

      -- the estimated operating income of the acquired company on a stand-alone basis for the second fiscal year following the announcement of the transaction;

     - the acquired company's percentage of growth, based on IBES estimates;

     - the ratio of the share price of the acquired company based on the transaction value to the tangible book value, defined to mean the stated book value less intangible assets, of the acquired company as of the last completed fiscal quarter prior to the announcement of the transaction; and

     - the premium represented by the share price of the acquired company based on transaction value to the market value of the acquired company on the announcement date of the transaction.

     With respect to certain financial information for the companies involved in the selected transactions, Goldman Sachs relied on information available in public documents, equity research reports published by certain investment banks and then current IBES estimates.

     The following table sets forth the results of these analyses and compares such analyses in certain cases, to similar HSB ratios based on the $41.00 per share of HSB common stock value of the merger consideration, except that (1) the ratio of transaction value to tangible book value is calculated based upon HSB stated book value as of June 30, 2000 and (2) the premium is calculated based upon the closing price per share of HSB common stock on August 16, 2000 ($37.94):

                                                       COMPARABLE TRANSACTIONS
                                                       -----------------------
                                                           RANGE        MEDIAN    HSB
                                                       -------------    ------    ----
RATIO OF TRANSACTION VALUE TO:
Acquired company's operating income for last 12-month
  period prior to announcement
Property and casualty................................  16.5x - 21.4x     19.7x
Life.................................................  21.5x - 39.7x     23.8x    23.0x
Acquired company's estimated operating income for the
  first fiscal year following announcement
Property and casualty................................  14.6x - 21.9x     17.3x
Life.................................................  19.3x - 31.4x     22.2x    21.6x
Acquired company's estimated operating income for the
  second fiscal year following announcement
Property and casualty................................  12.8x - 20.1x     15.9x
Life.................................................  17.4x - 27.3x     19.5x    19.2x
RATIO OF SHARE PRICE OF ACQUIRED COMPANY BASED ON
  TRANSACTION VALUE TO:
Acquired company's tangible book value for last
  completed fiscal quarter prior to announcement
Property and casualty................................   1.4x - 3.1x       2.5x
Life.................................................   1.7x - 5.1x       3.0x     3.2x
PREMIUM OF TRANSACTION VALUE TO:
Acquired company's market value on announcement date
Property and casualty................................  22.5% - 63.0%     38.5%
Life.................................................  15.4% - 70.4%     30.0%     8.1%

     Using the $41.00 per share of HSB common stock value of the merger consideration, the selected ratios derived were, in each case, within the range for the comparable transactions and the premium derived for HSB was lower than the low-end premium. Goldman Sachs considered that there was a 23.1% increase in the closing price per share of HSB common stock from July 20, 2000, one day prior to the submission of AIG's preliminary bid, to August 16, 2000, one day prior to the announcement date and that the merger consideration reflected a 33.1% premium to market value on July 20, 2000, and a 19.5% premium to market value on August 16, 2000, as adjusted to reflect the median price increase of 11.4% to its large cap property and casualty insurance industry peer group between July 20, 2000 and August 16, 2000. The large cap selected property and casualty insurance industry peer companies were: AIG; Chubb Corporation; St. Paul Companies, Inc.; XL Capital; and Hartford Financial Services Group.

     Pro Forma Merger Analysis. Goldman Sachs calculated the pro forma financial impact of the merger on the estimated EPS of AIG and summarized the accretion or dilution per share of AIG to the estimated EPS of AIG for the years 2000 and 2001, respectively. In performing this analysis, Goldman Sachs assumed pre-tax transaction synergies at an annualized run rate of $25.0 million as a result of the merger. Goldman Sachs made pro forma adjustments to estimated combined operating earnings of the merged entity assuming that the merger would be considered a purchase for financial reporting purposes, assuming a price of AIG common stock of $86.19 per share and using the closing share price of HSB on August 16, 2000 of $37.94 per share of HSB common stock. Goldman Sachs derived the estimated EPS of the combined company for 2000 and 2001, respectively, from the combined estimated EPS for AIG of IBES of $2.45 and $2.80, respectively, and for HSB of HSB's management fully diluted estimated EPS of $2.00 and $2.20, respectively, amortizing goodwill over 20 years.

     The following table shows the dilution to the estimated EPS of AIG expected to result from the merger.

                                                              DILUTION
                                                              --------
Estimated EPS for 2000......................................    0.22%
Estimated EPS for 2001......................................    0.03%

     Goldman Sachs found that, based on the foregoing analysis, HSB shareholders would have a resulting percentage ownership in the merged entity of 0.61%, using the closing share price of AIG common stock on August 16, 2000 of $86.19.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination Goldman Sachs considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it, rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. In addition, in performing the analyses, Goldman Sachs made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters. No company or transaction used in the above analyses is directly comparable to HSB or the merger.

     The analyses were prepared solely for the purposes of Goldman Sachs providing its opinion to the HSB Board as to the fairness of the consideration and do not purpose to be appraisals or necessarily reflect the prices at which businesses or securities may actually be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of HSB, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, the opinion of Goldman Sachs to the HSB Board was among many factors taken into consideration by the HSB Board in making its determination to approve the merger agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the anticipated material United States federal income tax consequences of the merger that are applicable to holders of HSB common stock. This discussion is not binding on the Internal Revenue Service. This discussion is based on the Internal Revenue Code of 1986, as amended, referred to as the "Code", applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date of this proxy statement/prospectus and all of which are subject to change, including changes with retroactive effect.

     The discussion below does not address any state, local or foreign tax consequences of the merger. The tax treatment of an HSB shareholder may vary depending upon the shareholder's particular situation, and this discussion does not address all of the United States federal income tax consequences that may be relevant to particular HSB shareholders in light of their individual circumstances or to HSB shareholders that may be subject to special rules, such as individuals who purchased their shares of HSB common stock pursuant to the exercise of employee stock options or otherwise acquired shares as compensation, insurance companies, mutual funds, tax-exempt organizations, financial institutions, broker-dealers, persons who are neither citizens nor residents of the United States and persons who hold their shares of HSB common stock as part of a hedge, straddle or conversion transaction.

     The following discussion assumes that HSB common stock will be held as a capital asset at the effective time of the merger. Neither AIG nor HSB has requested or will request an advance ruling from the Internal Revenue Service as to the tax consequences of the merger.

  Exchange of HSB Shares in the Merger

     The respective obligations of HSB and AIG to consummate the merger are conditioned upon the receipt by HSB and AIG of an opinion, in respect of HSB of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to HSB, that on the basis of the facts, representations, assumptions, qualifications and limitations set forth or referred to in such opinion, for United States federal income tax purposes, the merger will qualify as a reorganization under Section 368(a) of the Code, and, except to the extent of cash received, no gain or loss will be recognized by HSB shareholders as a result of the merger, and in respect of AIG of Sullivan & Cromwell, counsel to AIG, that on the basis of the facts, representations, assumptions, qualifications and limitations set forth or referred to therein for United States federal income tax purposes, the merger will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by AIG, EAC or HSB as a result of the merger. Such opinions are collectively referred to as the "tax opinions".

     The tax opinions will be based upon certain facts, representations, assumptions, qualifications and limitations set forth or referred to in the opinions and the continued accuracy and completeness of certain representations made by AIG, EAC and HSB, including representations in certificates to be delivered to counsel by the management of each of AIG and HSB which, if incorrect in certain material respects, would jeopardize the conclusions reached by their respective counsel in their tax opinion. In addition, in the event that AIG or HSB is unable to obtain their respective tax opinion, each of AIG and HSB is permitted under the merger agreement to waive the receipt by it of the tax opinion as a condition to its obligation to complete the merger. As of the date of this proxy statement/prospectus, neither AIG nor HSB intends to waive the receipt by it of the tax opinion as a condition to its obligation to complete the merger.

     The following discussion assumes that the merger will constitute a reorganization under Section 368(a) of the Code.

  Merger Consideration Includes Only AIG Common Stock

     Subject to the discussion below regarding fractional shares, each HSB shareholder who receives solely AIG common stock in the merger will not recognize any gain or loss as a result of the receipt of AIG common stock in the merger.

  Merger Consideration Includes Both AIG Common Stock and Cash

     Under certain circumstances, at the option of AIG, the merger consideration received by shareholders of HSB in the merger may include both AIG common stock and cash, other than cash in lieu of fractional shares. Subject to the discussion below regarding fractional shares, if an HSB shareholder receives a combination of AIG common stock and cash in exchange for HSB common stock in the merger, gain, but not loss, will be recognized in an amount equal to the lesser of:

     (1) the excess, if any, of:

        (a) the sum of the fair market value at the effective time of the merger of the AIG common stock and the cash received; over

        (b) each shareholder's tax basis in the shares of HSB common stock surrendered in the merger; and

     (2) the amount of cash consideration.

     Any such recognized gain will be treated as capital gain unless the receipt of the cash has the effect of a distribution of a dividend for United States federal income tax purposes, in which case such gain will be treated as ordinary dividend income to the extent of each such shareholder's ratable share of HSB's accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the effective time of the merger, the holding period for such shareholder's HSB common stock exceeds one year.

     The following discussion briefly describes under what circumstances any gain recognized will be treated as capital gain versus a distribution of a dividend. Based on the advice of Skadden, Arps, Slate, Meagher & Flom LLP, HSB believes that under most circumstances, any gain recognized by HSB shareholders in the merger will be treated as capital gain for United States federal income tax purposes. HSB shareholders, however, should consult their tax advisors as to the possibility that any cash received in exchange for their HSB common stock will be treated as a dividend.

     The stock redemption rules of Section 302 of the Code apply in determining whether cash received by a shareholder of HSB in the merger has the effect of a distribution of a dividend, referred to as the "hypothetical redemption analysis". Under the hypothetical redemption analysis, a shareholder of HSB will be treated as if the portion of shares of HSB common stock exchanged for cash in the merger had been instead exchanged for shares of AIG common stock, referred to as the "hypothetical shares," followed immediately by a redemption of the hypothetical shares by AIG for cash.

     Under the principles of Section 302 of the Code, a shareholder of HSB will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to such shareholder. In applying the principles of Section 302 of the Code, the constructive ownership rules under Section 318 of the Code apply in computing an HSB shareholder's ownership interest in AIG both immediately after the merger, but before the hypothetical redemption, and after the hypothetical redemption.

     Whether the hypothetical redemption by AIG of the hypothetical shares for cash is "essentially equivalent to a dividend" with respect to a shareholder of HSB will depend on such shareholder's particular circumstances. However, the hypothetical redemption must, in any event, result in a "meaningful reduction" in such shareholder's percentage ownership of AIG's stock. In determining whether the hypothetical redemption by AIG results in a meaningful reduction in the shareholder's ownership interest in AIG, and therefore, does not have the effect of a distribution of a dividend, a shareholder of HSB should compare his or her share interest in AIG, including interests owned actually, hypothetically and constructively, immediately after the merger, but before the hypothetical redemption, to his or her interest after the hypothetical redemption.

     The Internal Revenue Service has indicated that a shareholder in a publicly held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs generally is treated as having had a meaningful reduction in his or her stock interest after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the shareholder's actual and constructive ownership before and after the redemption.

     The hypothetical redemption transaction would be "substantially disproportionate," and therefore, would not have the effect of a distribution of a dividend with respect to a shareholder of HSB who owns less than 50% of the voting power of the outstanding AIG common stock if the percentage of AIG common stock actually and constructively owned by such shareholder immediately after the hypothetical redemption is less than 80% of the percentage of AIG common stock actually, hypothetically, and constructively owned by such shareholder immediately before the hypothetical redemption.

  Tax Basis and Holding Period

     The aggregate tax basis of the AIG common stock, including any fractional shares deemed received, as described below, will be equal to the aggregate tax basis of the HSB common stock surrendered in the exchange, decreased by the amount of cash received and increased by the amount of gain recognized. The holding period of the AIG common stock received pursuant to the merger will include the holding period of the HSB common stock surrendered in exchange therefor.

  Cash Received in Lieu of Fractional Shares

     Any HSB shareholder who receives cash in lieu of fractional shares of AIG common stock will be treated as having first received such fractional shares pursuant to the merger and then as having sold those fractional shares in the market for cash. Such HSB shareholder will recognize gain or loss with respect to such fractional shares in an amount equal to the difference between the amount of cash received and the portion of the tax basis allocable to such fractional interest, as determined above. Any such gain or loss will be capital gain or loss and will constitute long-term capital gain or loss if the holding period of such fractional shares, as determined above, exceeds one year.

  Dissenting Shareholders

     The transaction will be a taxable event for United States federal income tax purposes for those HSB shareholders who exercise and perfect their dissenters' rights. Each such shareholder will recognize gain or loss in an amount equal to the difference between the amount of cash received, other than in respect of interest awarded by a court, and such shareholder's tax basis in his or her HSB common stock. Any such gain or loss will be capital gain or loss and will constitute long-term capital gain or loss if the holding period of the shares exceeds one year. Dissenting shareholders will be required to include any interest in gross income as ordinary income for United States federal income tax purposes.

REGULATORY FILINGS AND APPROVALS

     The merger is subject to a number of regulatory approvals that are described below. While AIG and HSB believe that they will be able to obtain these regulatory approvals, AIG and HSB cannot be certain whether approvals will be obtained within the period of time contemplated by the merger agreement or on conditions that would not be detrimental to AIG, HSB, or the combined company, or if at all.

     Antitrust. Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust law. Under the provisions of the HSR Act and the rules promulgated under the HSR Act, the merger cannot be completed until AIG and HSB furnish information and materials to the United States Department of Justice and the United States Federal Trade Commission and a required waiting period has ended. AIG and HSB expect to furnish the information and materials in mid-September 2000. The waiting period will expire 30 days after the information and materials have been furnished to the United States Department of Justice and the United States Federal Trade Commission, unless early termination is granted.

     At any time before or after the merger, the United States Department of Justice, the United States Federal Trade Commission or any state could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of AIG or HSB or their subsidiaries. Private parties may also seek to take legal action under the antitrust laws under some circumstances. AIG and HSB can give no assurance that a challenge to the merger on antitrust grounds will not be made or if such a challenge is made, of the result.

     Insurance. The merger is also subject to the receipt of necessary approvals from various state and foreign insurance regulatory authorities. The insurance laws and regulations of all U.S. jurisdictions generally require that, prior to the acquisition of control of an insurance company domiciled or commercially domiciled in such jurisdiction through the acquisition of or merger with the holding company parent of the insurance company, the acquiror must obtain prior approval of the commissioner of insurance of such jurisdiction for the acquisition of control of the domestic insurance company.

     AIG filed an application for approval of acquisition of control of or merger with a domestic insurer (Form A) with the Commissioner of Insurance of Connecticut and with the Commissioner of Insurance of Texas on August 31, 2000 and September 5, 2000, respectively. The insurance laws and regulations of Connecticut require a hearing by the State Insurance Department before the Commissioner's determination whether to grant approval of the acquisition of control described in the filing is made. In Texas a hearing is discretionary, but AIG would be entitled to a hearing in the event the Texas Insurance Department proposes not to grant its approval. Applications seeking the approvals described in this paragraph are pending.

     AIG anticipates that in September and October 2000 it will make applicable insurance regulatory approval and notification filings which may be required in non-U.S. jurisdictions to complete the merger, including Bermuda, Canada, Ireland and the United Kingdom, among other non-U.S. jurisdictions in which filings may be required.

     In addition to those filings, AIG expects to file in September 2000 Pre-Acquisition Notification Forms Regarding the Potential Competitive Impact of a Proposed Merger or Acquisition by a Non-Domiciliary Insurer Doing Business in this State or by a Domestic Insurer (Form E) or a comparable form in 23 states and the District of Columbia where filings are required. These filings are generally reviewed within 60 days with respect to the State of Washington and 30 days with respect to the other 22 states and the District of Columbia after filing with the applicable state insurance departments, which may request additional information on the competitive impact of a proposed acquisition. Approval of the merger is not required in these states, but the insurance departments of these states could determine to take action to impose conditions on the merger, including possible divestitures of assets of AIG or HSB or their subsidiaries.

     AIG and HSB can give no assurance that the required regulatory approvals described above will be received or, if received, the timing and the terms and conditions of the regulatory approvals or whether conditions will be imposed.

RESALE OF AIG COMMON STOCK

     All shares of AIG common stock received by you in the merger will be freely transferable, except that shares of AIG common stock received by persons who are deemed to be "affiliates", as defined under the Securities Act, of HSB at the time of the special meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act. Persons who may be deemed to be affiliates of HSB generally include individuals or entities that control, are controlled by, or are under common control with, HSB and may include certain directors and executives of HSB as well as principal shareholders of HSB.

     The merger agreement requires HSB to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to not offer to sell, transfer, or otherwise dispose of any of the shares of AIG common stock issued to them in the merger, unless the sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or is not otherwise in violation of the Securities Act.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

     Following the merger, EAC will change its name to "HSB Group, Inc." and will continue the operations of HSB as a wholly owned subsidiary of AIG. The officers of HSB and the directors of EAC before the merger will continue as the initial officers and directors of the surviving corporation, until such time as they may be replaced in accordance with the governing documents of EAC. It is anticipated that a number of current executive officers of HSB will enter into employment agreements with EAC to be effective upon completion of the merger. See "The Merger -- Interests of Certain Persons in the Merger -- Severance Agreements; Employment Agreements" and "Related Agreements and
Transactions -- Employment Agreements" for a description of these employment agreements. The shareholders of HSB will become shareholders of AIG, and their rights as shareholders will be governed by AIG's restated certificate of incorporation, as amended, AIG's by-laws and the laws of the State of Delaware. See "Comparison of Rights of AIG and HSB Shareholders" for a summary description of the changes associated with HSB shareholders becoming AIG shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     General. Certain HSB executive officers and certain members of the HSB's Board may be deemed to have interests in the merger that are in addition to their interests as shareholders of HSB generally. The HSB Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement, including the merger.

     Stock Options. HSB's executive officers hold options to acquire shares of HSB common stock. In accordance with the terms of the stock option plans maintained by HSB and the terms of the merger agreement, all options to purchase shares of HSB common stock that are unexpired and unexercised immediately prior to the completion of the merger will become immediately exercisable upon the completion of the merger. The merger agreement provides that these options will be converted into options to purchase AIG common stock upon the completion of the merger. With respect to each converted option, the number of shares of AIG common stock subject to the converted option will be determined by multiplying the number of shares of HSB common stock that could have been purchased under the option by the "option exchange ratio", as described below, and rounding any fractional share up to the nearest whole share, and the exercise price of the converted option will be determined by dividing the exercise price per share specified in the option by the option exchange ratio, and rounding the exercise price thus determined up to the nearest whole cent. Each converted option will otherwise be subject to the same terms and conditions that were applicable to that option prior to its conversion. The merger agreement defines the option exchange ratio to mean $41.00 divided by the average of the closing sale prices per share of AIG common stock as reported on the NYSE composite transactions reporting system for each of the 10 consecutive trading days in the period ending five trading days prior to the completion of the merger.

     The following table sets forth, with respect to each of the executive officers of HSB who holds options to acquire shares of HSB common stock, the number of shares of HSB common stock subject to options held by that person that will become exercisable immediately upon the completion of the merger and the weighted average exercise price per share of the options. In the event the merger is not completed, Mr. Booth's options would become exercisable on January 2, 2001 and the respective options of the other executive officers would become exercisable on January 23, 2001.

                                                              OPTIONS WHICH    WEIGHTED AVERAGE
                                                               WILL BECOME      EXERCISE PRICE
NAME OF EXECUTIVE                                              EXERCISABLE        PER SHARE
-----------------                                             -------------    ----------------
Richard H. Booth............................................     130,000            $32.18
Saul L. Basch...............................................      27,500             29.09
Michael L. Downs............................................      27,500             29.09
John J. Kelley..............................................      27,500             29.09
William A. Kerr.............................................      27,500             29.09
Normand Mercier.............................................      27,500             29.09
R. Kevin Price..............................................      27,500             29.09
William Stockdale...........................................      27,500             29.09
Robert C. Walker............................................      27,500             29.09

     Restricted Stock. Certain of the executive officers, other than Mr. Booth, hold shares of restricted HSB common stock awarded under long-term incentive plans maintained by HSB. These shares were awarded for performance between the years 1994 and 1999. Mr. Booth holds shares of restricted HSB common stock awarded to him in 1999 as an inducement to accept the position of President and Chief Executive of HSB and to compensate him for long-term incentive awards from his previous employer that he was required to forego as a result of accepting the positions at HSB. In accordance with the terms of the HSB long-term incentive plans, the terms of restricted stock awards and the terms of the merger agreement, the restrictions with respect to all HSB restricted stock awards will lapse immediately prior to the completion of the merger. The shares of previously restricted stock will be converted in accordance with the provisions of the merger agreement.

     The following table sets forth, with respect to each of the executive officers who hold shares of restricted HSB common stock, the number of shares of restricted HSB common stock as to which restrictions will lapse immediately prior to the completion of the merger.

                                                               NUMBER OF SHARES
NAME OF EXECUTIVE                                             OF RESTRICTED STOCK
-----------------                                             -------------------
Richard H. Booth............................................        60,000
Saul L. Basch...............................................        22,114
Michael L. Downs............................................        27,919
John J. Kelley..............................................        23,548

                                                               NUMBER OF SHARES
NAME OF EXECUTIVE                                             OF RESTRICTED STOCK
-----------------                                             -------------------
William A. Kerr.............................................        19,805
Normand Mercier.............................................        11,660
R. Kevin Price..............................................        19,259
William Stockdale...........................................             0
Robert C. Walker............................................        21,151

     Severance Agreements; Employment Agreements. HSB had previously entered into severance agreements with the following executive officers:

     - Richard H. Booth;

     - Saul L. Basch;

     - Michael L. Downs;

     - John J. Kelley;

     - William A. Kerr;

     - Normand Mercier;

     - R. Kevin Price;

     - William Stockdale; and

     - Robert C. Walker,

referred to collectively, as the "severance agreements", which provide for specified severance payments to be made and benefits to be provided to such executives upon qualifying terminations of their employment following a change in control of HSB. The completion of the merger will constitute a change in control for purposes of the severance agreements.

     One of the conditions to be satisfied before AIG is required to complete the merger is AIG and/or EAC entering into employment agreements with Richard H. Booth and Normand Mercier, executive officers of HSB, and at least eight of the 13 other persons, including the seven other executive officers of HSB, identified in the merger agreement.

     AIG and HSB expect that each employment agreement will provide that EAC agrees to continue to employ the executive for the period commencing on the date the merger is completed and ending on the fourth anniversary of that date, referred to as the "employment period", and that the executive agrees to continue in the employ of EAC, subject to the terms and conditions of his employment agreement. AIG and HSB expect that the employment agreements will provide that these executive officers will continue to serve EAC in the same capacities they currently serve HSB.

     AIG and HSB expect that during the employment period, the annual base salary provided for in the employment agreement for each of the executives will be as follows:

     - Richard H. Booth, $750,000;

     - Saul L. Basch, $425,000;

     - Michael L. Downs, $415,000;

     - John J. Kelley, $425,000;

     - William A. Kerr, $370,000;

     - Normand Mercier, $425,000;

     - R. Kevin Price, $350,000;

     - William Stockdale, $342,983; and

     - Robert C. Walker, $385,000.

       AIG and HSB expect that each employment agreement will provide that during the employment period:

     - the executive will be paid an annual cash bonus in accordance with EAC's performance based bonus program and customary practices; provided that the bonus award for 2001 as a percentage of annual base salary and the corresponding target levels will be those utilized in the annual incentive plan that was applicable to the executive for the year 2000 and the applicable performance targets will be based on a formula relating to the operating plan similar to the one established for 2000 as agreed between Mr. Booth and the board of directors of EAC;

     - if the executive is employed by EAC on the first anniversary date of the completion of the merger, the executive will be paid a retention bonus equal to his annual base salary within one month of that anniversary; and

     - the executive will be eligible to participate in all employee benefit and welfare plans of EAC on a basis no less favorable than that provided to other senior executive officers of EAC and other similarly situated executive officers of other AIG subsidiaries; provided that nothing will require the executive's participation in any such plans in which participation of any individual employee is discretionary; and provided further that the executive's prior service with HSB will be taken into account for all purposes except benefit accruals.

     Except for Mr. Booth's employment agreement, each employment agreement will also provide that EAC shall take such steps to grandfather the executive such that EAC will be required to provide retirement medical coverage to the executive on terms and conditions no less favorable than would have been available to the executive upon retirement under HSB's retirement medical coverage plan as in effect on the date of the employment agreement.

     Mr. Booth's employment agreement will also provide that Mr. Booth will be credited with 10 additional years of service for purposes of determining any retirement benefits to which Mr. Booth would be entitled under any tax-qualified defined benefit pension plan, or non-qualified supplemental or excess benefit plan relating thereto, which is maintained by EAC and designed to provide Mr. Booth defined benefit type retirement benefits.

     Each employment agreement will provide that if, during the employment period, the executive's employment is terminated for any reason, EAC will:

     - pay to the executive his annual base salary through the date of termination to the extent not yet paid and any bonus payments for a prior bonus year that have been earned but not yet paid; and

     - to the extent not yet paid or provided, pay or provide to the executive any other amounts or benefits required under any plan, program, policy, practice, contract or agreement of EAC through the date of termination.

     Mr. Booth's employment agreement will provide that in the event his employment is terminated for any reason during the employment period:

     - for purposes of any retiree medical benefits insurance program then in effect, Mr. Booth will be deemed to have satisfied any years of service and retirement status requirements as of his date of termination in order to be eligible to receive benefits under such program, which benefits shall commence immediately following his date of termination or, if applicable, the expiration of the period of welfare benefit continuation described below; and

     - notwithstanding the fact that Mr. Booth's severance agreement has been terminated, Mr. Booth will be entitled to receive from EAC a credit of 10 additional years of service for purposes of determining Mr. Booth's retirement benefits as provided for under his severance agreement as if such severance agreement were still in effect.

     Mr. Booth's employment agreement will also provide that if, during the employment period, he dies, notwithstanding the fact that Mr. Booth's severance agreement has terminated, his spouse will be entitled to receive from EAC credit of 10 additional years of service for purposes of determining his spouse's death benefits as provided for under Mr. Booth's severance agreement as if such agreement were still in effect.

     Each employment agreement will provide that if, during the employment period, EAC terminates the executive's employment other than for "cause", as defined in the executive's employment agreement, or the executive terminates his employment for "good reason", as defined in the executive's employment agreement, the executive will be entitled to the following additional payments and benefits:

     - EAC will pay the executive a lump sum cash payment within 30 days after the date of termination in an amount equal to the product of (x) the sum of the executive's annual base salary and the average annual bonus paid to the executive, including as paid for this purpose any compensation earned but deferred, whether or not at the election of the executive and whether or not vested, for the three years prior to the date of termination and (y) 3.0, if the date of termination is on or before the second anniversary of the completion of the merger, 2.0, if the date of termination is after the second anniversary but on or before the third anniversary of the completion of the merger, or 1.0, if the date of termination is after the third anniversary but on or before the fourth anniversary of the completion of the merger; provided that this amount shall be decreased by the amount of any retention bonus paid to the executive; and

     - for the remainder of the employment period, EAC will continue to provide insurance, medical, dental and other welfare benefits to the executive, his spouse and eligible dependents on the same basis as such benefits are then currently provided to its employees; provided that any payments received with respect to such welfare benefits will be secondary to any payments made pursuant to other coverage obtained by the executive.

     It is expected that each employment agreement will also provide for the executive to receive a gross-up payment if the executive becomes subject to excise tax as a result of any of the payments that the executive receives under his employment agreement, or otherwise, being determined to be "excess parachute payments" within the meaning of Section 280G of the Code.

     The employment agreements provide that during the term of the executive's employment and for the one-year period thereafter, each executive will not, in any manner, directly or indirectly, solicit any person who is an employee of HSB, AIG or EAC to apply for or accept employment with any competing business. In addition, the employment agreements provide that during the term of the executive's employment and at all times thereafter, each executive will keep secret and not disclose confidential information.

     If the merger occurs, the employment agreements will replace the severance agreements currently in effect between HSB and the executives. Please see "Related Agreements and Transactions -- Employment Agreements" for more discussion of the terms of these employment agreements.

     Long-Term Incentive Plan; Short-Term Incentive Plan. Richard H. Booth, Saul L. Basch, Michael L. Downs, John J. Kelley, William A. Kerr, Normand Mercier, R. Kevin Price and Robert C. Walker each are participants in HSB's long-term incentive plan, referred to as "LTIP", and HSB's short-term incentive plan, referred to as "STIP". William Stockdale participates in similar plans, as described below. The LTIP provides for awards of performance contingent units. Depending upon the level of achievement of applicable performance goals over three year periods, a participant receives a payment in respect of a certain percentage of the performance contingent units awarded to him.

     William Stockdale, Senior Vice President of HSB and Managing Director and Chief Executive Officer of HSB Engineering Insurance Limited, referred to as "HSB EIL", a United Kingdom subsidiary of HSB, participates in long-term and short-term incentive plans maintained by HSB EIL. Participants in the HSB EIL long-term and short-term incentive plans receive a payment equal to a specified percentage of base salary depending on the level of achievement of specific performance goals over the applicable performance period.

     As a matter of convenience, AIG and HSB have translated the Pounds Sterling amounts into United States dollars that William Stockdale will be entitled to receive under his employment agreement and the long-term and short-term incentive plans maintained by HSB EIL. The translations were based on the Daily Noon Buying Rate in New York certified by the Federal Reserve Bank for customs purposes on September 12, 2000 at L1.00 equals $1.402.

     Upon a change in control, the terms of the LTIP provide that each participant will be paid a lump sum cash amount equal to the aggregate value of the performance contingent awards payable in respect of each outstanding three-year performance period. In calculating this payment, target performance is assumed and the amount payable is prorated based on the number of months completed in the applicable performance period. The STIP has similar provisions as the LTIP, but the performance period is for one year, there is no proration of an award (the full target award is paid) if a change in control occurs and the award with respect to the target performance level under the STIP is denominated by a range. The completion of the merger will constitute a change in control for purposes of the LTIP and the STIP.

     The terms of the merger agreement provide that, as soon as practicable following the completion of the merger, AIG will pay, or will cause EAC to pay, the executives who are participants in the plans described above, in accordance with the terms of these plans, a lump sum amount in cash with respect to each performance cycle which includes the date the merger is completed, calculated based upon the assumption of achievement of target performance levels under each applicable plan with respect to each applicable performance cycle. The merger agreement also provides that where the award with respect to the target performance level is denominated by a range, such payment shall be the amount, within such range, mutually agreed by AIG and HSB. Accordingly, in the event the merger is completed, AIG and HSB presently estimate, based upon information currently available, that each of the executives would be entitled to aggregate lump sum cash payments under the applicable long-term incentive plan in the circumstances described above in the following amounts:

     - Richard H. Booth, $1,525,282;

     - Saul L. Basch, $540,339;

     - Michael L. Downs, $537,797;

     - John J. Kelley, $540,339;

     - William A. Kerr, $481,750;

     - Normand Mercier, $537,428;

     - R. Kevin Price, $434,026;

     - William Stockdale, $342,983; and

     - Robert C. Walker, $485,563.

     In the event the merger is completed, AIG and HSB presently estimate, based upon information currently available, that each of the executives would be entitled to aggregate lump sum cash payments under the applicable short-term incentive plan in the circumstances described above within the following ranges or with respect solely to Mr. Stockdale, the following amount:

     - Richard H. Booth, Minimum -- $750,000, Maximum -- $1,125,000;

     - Saul L. Basch, Minimum -- $255,000, Maximum -- $382,500;

     - Michael L. Downs, Minimum -- $249,000, Maximum -- $373,500;

     - John J. Kelley, Minimum -- $255,000, Maximum -- $382,500;

     - William A. Kerr, Minimum -- $222,000, Maximum -- $333,000;

     - Normand Mercier, Minimum -- $255,000, Maximum -- $382,500;

     - R. Kevin Price, Minimum -- $210,000, Maximum -- $315,000;

     - William Stockdale, $171,492; and

     - Robert C. Walker, Minimum -- $231,000, Maximum -- $346,500.

     Pre-Retirement Death Benefit and Supplemental Pension Agreements. HSB had previously entered into Pre-Retirement Death Benefit and Supplemental Pension Agreements with Richard H. Booth, Saul L. Basch, Michael L. Downs, John J. Kelley, Normand Mercier, R. Kevin Price and Robert C. Walker, each referred to as a "supplemental pension agreement". Each supplemental pension agreement generally provides that the executive is entitled to an annual supplemental retirement benefit equal to a specified percentage of his annual salary, exclusive of bonuses, for 15 years. Each supplemental pension agreement provides that supplemental retirement benefits are reduced if the executive retires prior to age 65. Each supplemental pension agreement also provides that if:

     (1) the executive is terminated within three years following a change in control other than:

        (a) for cause, as defined in their supplemental pension agreement;

        (b) by reason of death or disability, as defined in their supplemental pension agreement; or

        (c) by the executive without good reason, as defined in their supplemental pension agreement; or

     (2) the executive voluntarily terminates for any reason during the one month period commencing on the first anniversary of the change in control,

then, in either case, the executive will be entitled to receive a supplemental retirement benefit as though the executive had retired at age 65 and, other than with respect to Richard H. Booth and Robert C. Walker, has been employed for at least 60 months since his date of election.

     Each supplemental pension agreement also provides that the executive will be deemed to have been terminated after a change in control without cause or by the executive for good reason if:

     - the executive's employment is terminated by HSB without cause prior to a change in control, regardless of whether a change in control occurs, and such termination was at the request of EAC;

     - the executive terminates his employment for good reason prior to a change in control, regardless of whether a change in control occurs, and the circumstance or event which constitutes good reason occurs at the request of EAC; or

     - the executive is terminated during the period between a potential change in control and a change in control by HSB without cause or by the executive for good reason in connection with a change in control which occurs within six months of the notice of termination.

The completion of the merger will constitute a change in control for purposes of the supplemental pension agreements.

     Directors Stock and Deferred Compensation Plan.  Each of William B. Ellis,
E. James Ferland, Henrietta Holsman Fore, Colin G. Campbell, Simon W. Leathes, Joel B. Alvord, Richard G. Dooley and Lois D. Rice are participants in HSB's Directors Stock and Deferred Compensation Plan, referred to as the "directors stock plan". Mr. Booth also has deferred shares credited to him under the directors stock plan for the period while he was a non-employee director prior to his election as President and Chief Executive Officer of HSB. At the end of each calendar year, the directors stock plan entitles a participant to receive 825 deferred shares, prorated if the participant served as a director for less than a year in the applicable year. A deferred share represents the right to receive the fair market value of a share of HSB common stock.

     The directors stock plan also allows participants to defer the receipt of cash compensation they receive in connection with their service as directors. Cash amounts deferred are held in a deferred account and are held as cash, which earns interest, or as deferred shares, which accrue dividend equivalents. In the event of a change in control, participants are credited with deferred shares as if their service ceased on the change in control date, which is deemed to be the last day of the calendar year, interest and dividend equivalents are
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

credited to participants, and participants will receive a lump sum cash payment equal to the amount credited to their deferred account. The completion of the merger will constitute a change in control for purposes of the directors stock plan.

     In the event the merger is completed, AIG and HSB presently estimate, based upon information currently available, that each of the directors who are participants in the directors stock plan would be entitled to lump sum cash payments in the circumstances described above in the following amounts:

     - Richard H. Booth, $134,409;

     - William B. Ellis, $335,735;

     - E. James Ferland, $529,985;

     - Henrietta Holsman Fore, $193,500;

     - Colin G. Campbell, $295,321;

     - Simon W. Leathes, $142,987;

     - Joel B. Alvord, $498,374;

     - Richard G. Dooley, $721,699; and

     - Lois D. Rice, $429,898.

     Indemnification and Insurance. Pursuant to the merger agreement, until such time as the applicable statute of limitations shall have expired, AIG will cause EAC to provide with respect to each present or former director and officer of HSB or any HSB subsidiary the indemnification rights, including any rights to advancement of expenses, which each of these persons had or that was made available to these persons from HSB or any HSB subsidiary immediately prior to the completion of the merger.

     The merger agreement also provides that, immediately following the completion of the merger, AIG will cause EAC to maintain HSB's current policies of directors' and officers' liability insurance for a period of six years after the completion of the merger or maintain a run-off or tail policy or endorsement with respect to covering claims asserted within six years after the completion of the merger arising from facts or events occurring at or before the completion of the merger. AIG, however, will not be required to expend on an annual basis more than an amount equal to 150% of the current annual premiums paid by HSB for such insurance and, in the event the cost of such coverage exceeds that amount, AIG will purchase as much coverage as possible for such amount.

HSB SHAREHOLDERS' DISSENTERS' RIGHTS TO OBTAIN PAYMENT FOR THEIR SHARES

     Under the laws of Connecticut, where HSB is incorporated, holders of record of shares of HSB common stock who follow the procedures specified in the Connecticut Business Corporation Act, referred to as the "CBCA", will be entitled to dissenters' rights to obtain payment for the fair value of their shares upon compliance with certain procedures prescribed by the CBCA. Holders of HSB common stock who want to invoke their dissenters' rights should therefore follow the procedures described below.

     Under sections 33-855 through 33-872 of the CBCA, holders of HSB common stock have a right to dissent from the merger and choose to be paid the fair value of their HSB shares once the merger is completed, provided they follow the procedures outlined in the statute. The complete text of these sections is included in Appendix E to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

     The dissenters' rights described in this section are your exclusive remedy under Connecticut law. If you wish to exercise your dissenters' rights to obtain payment of the fair value for your shares or to preserve the right to do so, you should carefully review Appendix E and seek the advice of counsel. If you do not comply with the deadlines and procedures specified in the applicable sections of the CBCA, you may lose your dissenters' rights to obtain payment of the fair value of your shares.

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

     If you are considering seeking to exercise your dissenters' rights to obtain payment of the fair value of your shares, you should be aware that the fair value of your shares as determined under the applicable provisions of the CBCA could be greater than, the same as or less than the merger consideration.

     To exercise your dissenters' rights, you must satisfy each of the following conditions:

     - you must not vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger; and

     - you must deliver to the Corporate Secretary of HSB, before the vote on the merger at the special meeting is taken, a written notice of your intent to demand payment of the fair value of your shares.

     You must deliver the notice of intent even if you submit or cast a proxy and vote against the merger. Merely voting against, abstaining from voting or failing to vote in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, will not constitute a notice of your intent to exercise dissenters' rights under the CBCA.

     If HSB shareholders approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting and you meet the requirements above, HSB will send you, within 10 days of the approval of the merger, a written "dissenters' notice" concerning your demand of payment for your shares. The dissenters' notice delivered by HSB must:

     - state where you must send the "payment demand", which is described below, and when and where certificates for certificated shares must be deposited;

     - inform holders of uncertificated shares to what extent transfer of their shares will be restricted after the payment demand is received;

     - supply a form for you to make the payment demand that includes the date of the first announcement to the news media or to HSB shareholders of the terms of the merger agreement, referred to as the "date of the first announcement", and requires that you certify whether or not you acquired beneficial ownership of your shares of HSB common stock, generally, the right to vote or enter into an arrangement or agreement for the purpose of voting your shares, the right to acquire shares and the right to dispose of shares, before the date of the first announcement;

     - set a date by which HSB must receive your payment demand, which may not be fewer than 30 days nor more than 60 days after the dissenters' notice is delivered by HSB; and

     - be accompanied by a copy of sections 33-855 through 33-872 of the CBCA, which are the sections that discuss dissenters' rights.

     Under section 33-863(a) of the CBCA, if you receive a dissenters' notice and wish to exercise your dissenters' rights, you must:

     - demand payment for your shares;

     - certify whether or not you acquired beneficial ownership of your shares of HSB common stock before the date of the first announcement set forth in the dissenters' notice; and

     - deposit the certificate or certificates representing your shares in accordance with the terms of the dissenters' notice.

     HSB may place restrictions on the transfer of any uncertificated shares as to which you are exercising your dissenters' rights.

     Upon completion of the merger, EAC will pay to each dissenting HSB shareholder who made a payment demand in compliance with Section 33-863(a) of the CBCA and who certified that he or she was the

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

beneficial owner before the date of the first announcement, the amount it estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest. That payment will be accompanied by:

     - HSB's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

     - a statement of EAC's estimate of the fair value of the shares;

     - an explanation of how the accrued interest was calculated;

     - a statement of the dissenters' right to demand payment under section 33-868 of the CBCA, described below; and

     - a copy of sections 33-855 through 33-872 of the CBCA, which are the sections that discuss dissenters' rights.

     If the merger does not take place within 60 days after the date set for receipt of the payment demand and depositing of the certificates representing dissenting shareholders' shares, HSB will return the deposited certificates and release any transfer restrictions that may have been imposed on uncertificated shares. If the merger is completed after the return of the deposited shares and the release of transfer restrictions, EAC will send a new dissenters' notice and repeat the payment-demand procedure.

     Under section 33-868 of the CBCA, you may send to EAC your own estimate of the fair value of your shares and the amount of interest due, and make a demand for payment of the difference between your estimate and the amount paid, if any, by EAC in the following cases:

     - if you believe that the amount paid by EAC is less than the fair value of your shares or that the interest due is incorrectly calculated;

     - if EAC fails to make payment within 60 days after the date set in the dissenters' notice for receipt of the payment demand; or

     - if the merger is not completed and HSB does not return the deposited certificates or release any transfer restrictions imposed on uncertificated shares within 60 days after the date set in the dissenters' notice for receipt of the payment demand.

     If you do not make a demand for payment of the difference between your estimate of the fair value of your shares, plus interest, and the amount paid by EAC within 30 days after EAC made or offered to make payment, you will lose your right to make demand for payment of any such difference.

     Under sections 33-871(a) and (b) of the CBCA, if your demand for payment of your estimate of the fair value and accrued interest remains unsettled, EAC will commence a proceeding within 60 days after receipt of your demand for payment and petition the Connecticut Superior Court for the judicial district where EAC's principal office is located to determine the fair value of your shares and accrued interest. If EAC does not timely commence this proceeding, EAC must pay you the unsettled amount that you demanded.

     If this proceeding takes place, EAC will make all dissenting shareholders whose demands remain unsettled, even if they are not residents of Connecticut, parties to the proceeding, and all parties will be served with a copy of the petition. The court may appoint appraisers who will receive evidence and recommend a decision on the question of fair value. If the court finds that the amount EAC paid is less than the fair value of a dissenting shareholder's shares, plus accrued interest, the court will order EAC to pay the difference to the dissenting shareholders.

     The court will determine all costs of the proceeding, including the reasonable compensation and expenses of court-appointed appraisers. EAC generally will pay these costs, but the court may order all or some of the dissenting shareholders to pay the costs, in an amount the court finds equitable, if the court finds that the shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

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

     If you give notice of your intent to demand dissenters' rights for your shares under the applicable provisions of the CBCA but fail to return the dissenters' notice or withdraw or lose your right to make a demand for payment, your shares of HSB common stock will be converted into the right to receive the consideration in the merger.

     The foregoing discussion is only a summary of the applicable provisions of the CBCA and is qualified in its entirety by reference to the full text of the provisions, which is included in Appendix E to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

ACCOUNTING TREATMENT

     AIG will account for the merger under the "purchase" method of accounting as that term is used under United States generally accepted accounting principles. Under this method of accounting, the purchase price paid by AIG will be allocated based on fair values of HSB's assets and liabilities. AIG will make this allocation based upon valuations and other studies that have not been finalized. The excess of the purchase price over the amounts so allocated will be treated as goodwill.

PUBLIC TRADING MARKETS

     HSB common stock currently is listed on the NYSE under the symbol "HSB". Upon completion of the merger, HSB common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act". AIG common stock currently is listed on the NYSE under the symbol "AIG". Application will be made for the listing on the NYSE of the shares of AIG common stock to be issued in the merger. The listing of the AIG common stock issued in the merger on the NYSE is a condition to completion of the merger.

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

                              RECENT DEVELOPMENTS

REDEMPTION OF HSB DEBENTURES AND HSB CAPITAL SECURITIES

     HSB entered into an agreement with ERC on August 28, 2000 with respect to the exercise by ERC of the change of control redemption provision of the indenture under which the HSB Debentures were issued. This provision required HSB to redeem the HSB Debentures upon a change of control of HSB if requested by ERC.

     HSB issued the HSB Debentures on December 31, 1997 to HSB Capital II in exchange for proceeds received from the issuance to ERC of $300.0 million of the HSB Capital Securities, on December 31, 1997.

     Under the terms of the HSB Capital II trust agreement, upon a redemption by HSB of the HSB Debentures, HSB Capital II was required to redeem the HSB Capital Securities. HSB redeemed the HSB Debentures from HSB Capital II on September 14, 2000 for $315.0 million, which amount included the change of control redemption premium, plus accrued and unpaid interest, and on the same date, HSB Capital II redeemed the HSB Capital Securities from ERC for $315.0 million, plus accrued and unpaid interest.

     Under the terms of the agreement with ERC, HSB agreed:

     - if in the event HSB and EAC do not complete the merger, there will be no retroactive effect on HSB's redemption of the HSB Debentures and HSB Capital II's redemption of the HSB Capital Securities;

     - to pay all expenses of ERC associated with the redemption;

     - to transfer HSB's membership interest in HSB Industrial Risk Insurers LLC to ERC and to the withdrawal of HSB from Industrial Risk Insurers; and

     - for each of the two annual periods commencing on January 1, 2001 and January 1, 2002, to enter into agreements under which HSB will provide inspection, engineering and mechanical breakdown services to Industrial Risk Insurers.

     HSB and AIG entered into a 5-year term loan agreement on September 6, 2000 under which AIG loaned HSB the funds to redeem the HSB Debentures. Please refer to the section titled "Related Agreements and Transactions -- Term Loan Agreement" for more information on the provisions of the loan from AIG to HSB.

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

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement. Because the following description is not a complete description of the merger agreement, the description is qualified by reference to the merger agreement and you are urged to read the merger agreement carefully. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

THE MERGER

     The merger agreement provides that, at the time the merger becomes effective, HSB will be merged with and into EAC, a wholly owned subsidiary of AIG. EAC will be the surviving corporation in the merger, will succeed to the business of HSB and will be renamed HSB Group, Inc.

COMPLETION OF THE MERGER

     The merger will become effective on the later filing of:

     - a certificate of merger with the Secretary of State of Connecticut; and

     - a certificate of merger with the Secretary of State of Delaware.

     The closing of the merger will take place after all conditions to the merger are fulfilled or waived or another date is agreed upon by HSB and AIG.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     At the time the merger is completed, each share of HSB common stock outstanding, including each attached right issued pursuant to the Rights Agreement dated as of November 28, 1998, as amended, between HSB and Fleet National Bank, previously known as BankBoston, N.A., excluding shares:

     - owned by HSB, AIG or by any of their respective subsidiaries, except shares held in the investment portfolio of any subsidiary of HSB or AIG; and

     - owned by shareholders who have perfected their rights to dissent under applicable law,

will be converted, subject to AIG's election set forth below, into a portion of a share of AIG common stock with a value equal to $41.00.

     This portion of a share of AIG common stock is referred to as the "exchange ratio." The merger agreement provides that if the average of the closing prices per share of AIG common stock on the NYSE composite transactions reporting system for each of the 10 consecutive trading days in the period ending five trading days prior to the closing date, referred to as the "base period stock price", is greater than or equal to $87.55, you will receive a portion of a share of AIG common stock equal to $41.00 divided by the base period stock price. If the base period stock price is less than $87.55, you will receive, at AIG's option, one of the following:

     - 0.4683 of a share of AIG common stock plus cash in an amount equal to $41.00 minus the product of 0.4683 and the base period stock price; or

     - a portion of a share of AIG common stock equal to $41.00 divided by the base period stock price; or

     - a portion of a share of AIG common stock greater than 0.4683 plus cash in an amount equal to $41.00 minus the product of such portion of a share and the base period stock price.

The maximum amount of cash that AIG may elect to pay for each share of HSB common stock is equal to $41.00 minus the product of 0.4683 and the base period stock price.

     Also at the time the merger is completed each share of HSB common stock owned by HSB or AIG or by any of their respective subsidiaries, including any attached rights issued under the rights agreement, except

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

for shares held in the investment portfolio of any subsidiary of HSB or AIG, will be canceled and retired without any payment.

FRACTIONAL SHARES

     No fractional shares of AIG common stock will be issued in the merger. Any holder of shares of HSB common stock otherwise entitled to receive fractional shares of AIG common stock will receive instead a cash payment, without interest, in an amount equal to the fractional share of AIG common stock multiplied by the base period stock price.

ADJUSTMENTS TO PREVENT DILUTION

     In the event that HSB or AIG change the number of shares of its respective common stock issued and outstanding prior to the completion of the merger as a result of a reclassification, stock split, reverse split, stock dividend, recapitalization, subdivision, combination, exchange or other similar transaction, AIG will equitably adjust the merger consideration.

CONDITIONS OF THE PROPOSED MERGER

     The respective obligations of each of HSB and AIG to complete the merger are subject to the satisfaction or waiver of the following conditions:

     - the approval and adoption of the merger agreement and the merger contemplated by the merger agreement by the HSB shareholders;

     - the absence of any law, rule, regulation, executive order, decree, injunction or other order, whether temporary, preliminary or permanent, that makes illegal, materially restricts, or prevents or prohibits the merger;

     - the registration statement, of which this proxy statement/prospectus forms a part, becoming effective, no stop order or proceeding seeking a stop order to suspend the registration statement being in effect and the registration statement not containing any untrue statement or omission of a material fact necessary to make the statements contained in the registration statement not misleading; and

     - the authorization for listing on the NYSE of the shares of AIG common stock to be issued in the merger.

     The obligations of HSB to complete the merger are also subject to the satisfaction or waiver by HSB of each of the following conditions:

     - AIG's and EAC's representations and warranties are true and correct in all material respects, without giving effect to materiality qualifiers contained in the merger agreement;

     - all covenants and agreements of AIG and EAC are performed in all material respects;

     - the expiration or termination of the waiting period applicable to the merger under the HSR Act and applicable insurance laws;

     - subject to certain materiality exceptions, all consents, authorizations, orders and approvals of, or filings, reports, registrations with or notifications to, all applicable insurance authorities or other governmental authorities, are obtained and are in full force and effect; and

     - the receipt by HSB of the legal opinion of its counsel regarding the treatment of the merger as a reorganization under the Code.

     The obligations of AIG to complete the merger are also subject to the satisfaction or waiver by AIG of each of the following conditions:

     - HSB's representations and warranties are true and correct in all material respects, without giving effect to materiality qualifiers contained therein;

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

     - all covenants and agreements of HSB are performed in all material respects;

     - the absence of any material adverse changes or effects with respect to HSB and its subsidiaries since December 31, 1999;

     - the receipt by AIG of the legal opinion of its counsel regarding the treatment of the merger as a reorganization under the Code;

     - the expiration or termination of the waiting period applicable to the merger under the HSR Act and applicable insurance laws;

     - subject to certain materiality exceptions, all consents, authorizations, orders and approvals of, or filings, reports, registrations with or notifications to, all applicable insurance authorities or other governmental authorities, are obtained and are in full force and effect;

     - the receipt of any material third-party consents;

     - the aggregate number of shares held by shareholders who have perfected their rights to dissent under applicable law being less than 5% of the total number of outstanding shares of HSB common stock;

     - entry by AIG and/or EAC into employment agreements with certain executive officers and other employees of HSB;

     - the receipt from each person who is an affiliate of HSB, as specified in the merger agreement and updated to the time of the completion of the merger, of a written agreement not to offer to sell, transfer, or otherwise dispose of any of the shares of AIG common stock issued to him or her in the merger unless the sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or is not otherwise in violation of the Securities Act,

     - the absence of pending or threatened claims or proceedings seeking to prohibit or restrain the transaction contemplated by the merger agreement; and

     - the redemption or other treatment satisfactory to AIG of the HSB Debentures.

COVENANTS

     Conduct of HSB's Business Prior to the Merger. HSB has agreed as to itself and, where indicated below, its subsidiaries, that until the completion of the merger, unless AIG otherwise approves in writing and except as otherwise expressly contemplated by the merger agreement or the stock option agreement, it will conduct its businesses in the ordinary and usual course in substantially the same manner as previously conducted.

     Specifically, HSB has agreed that:

     - it and its subsidiaries will use reasonable best efforts consistent with past practice to:

        -- preserve their business organizations intact;

        -- maintain their existing relations and goodwill with their officers, employees, brokers and agents and various third parties; and

        -- maintain their existing relationships with their employees in general;

     - it and its subsidiaries will not change any provision of their respective governing documents or, in the case of HSB, it will not amend, modify or terminate the rights agreement;

     - it will not make, declare or pay a dividend or make any other distribution with respect to any shares of capital stock, except regular quarterly cash dividends not in excess of $0.44 per share per quarter;

     - it will not split, combine or reclassify its outstanding shares of capital stock;

     - except in connection with the issuance of shares of HSB common stock pursuant to the exercise of presently outstanding HSB stock options and except for certain actions involving the HSB Debentures under the terms of the merger agreement, it will not:
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

        -- sell, issue, encumber or otherwise dispose or redeem, purchase or otherwise acquire any shares of its outstanding capital stock; or

        -- grant any options, warrants or rights to purchase any securities convertible into shares of its outstanding capital stock;

     - it will and it will cause its subsidiaries to:

        -- promptly notify AIG and use its reasonable best efforts to prevent or remedy any fact or circumstance reasonably likely to result in:

           -- any material change in its condition, business, results of operations or prospects;

           -- any material adverse effect on HSB and its subsidiaries as a whole;

           -- any material litigation or material governmental complaints, investigations or hearings; or

           -- the breach of any representation or warranty or material failure to satisfy any condition or agreement in the merger agreement;

        -- promptly deliver to AIG true and correct copies of any report, statement or schedule filed with the Commission and any public communication released by HSB or its subsidiaries after the date of the merger agreement; and

        -- use its reasonable best efforts to maintain insurance with financially responsible companies in such amounts and against such risks and losses as are customary.

     HSB has also agreed that it will not and will not permit any of its subsidiaries, except to the extent consented to by AIG in writing, to:

     - except in the ordinary course of business consistent with past practices;

        -- enter into any agreement for indebtedness;

        -- increase the indebtedness under any existing agreement;

        -- become responsible for the obligations of a third party; or

        -- take any of those actions for obligations in excess of $250,000;

     - except in the ordinary course of business consistent with past practices, mortgage, pledge or encumber any of its properties or assets;

     - except as may be required by applicable laws or except in the ordinary course of business consistent with past practices;

        -- take any action to amend or terminate any employee benefit plan;

        -- grant new or additional incentive compensation awards;

        -- increase the compensation of any of its current or former officers, employees or directors; or

        -- adopt new plans providing new or increased benefits or compensation;

     - materially amend or cancel or enter into a new agreement providing new or increased benefits or compensation which is material to HSB and its subsidiaries or to its insurance subsidiaries on a consolidated basis;

     - enter into any negotiation with respect to, or adopt or amend in any material respect, any collective bargaining agreement;

     - materially change any underwriting, investment, reserving, claims administration, financial reporting or accounting practices used by HSB or any of its subsidiaries, except as required by generally accepted accounting principles or other principles and practices of an applicable government authority or as required by law;
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     - except for transactions between HSB and any of its subsidiaries, pay, loan or advance, other than in specified circumstances, any amount to, or sell, transfer or lease any properties or assets to, or enter into any material agreement or arrangement with, any of its officers or directors or any "affiliate" or "associate", as each are defined in Rule 405 of the Securities Act;

     - make or rescind any express or deemed tax election;

     - make a request for a tax ruling or enter into a written agreement with a tax authority regarding taxes;

     - settle or compromise any material claim or litigation relating to taxes;

     - make a material change to any of its methods of tax reporting from those used in the preparation of its federal income tax return for the taxable year ending December 31, 1998, except as may be required by applicable laws;

     - pay, discharge, settle or satisfy any material claims or liabilities other than policy claims in the ordinary course of business;

     - other than consistent with past practice, materially alter the mix of investment assets of HSB or any of its subsidiaries or the duration or credit quality of those assets or materially alter their existing investment policies;

     - materially alter the profile of the insurance liabilities or the pricing practices of its insurance subsidiaries;

     - engage in the business of selling any products or services materially different from existing products or services or engage in new lines of business;

     - except in the ordinary course of business, lease or otherwise dispose of or transfer any of its assets, including capital stock of its subsidiaries;

     - make, authorize or agree to make any capital expenditure which individually is in excess of $50,000 or in the aggregate is in excess of $1.0 million;

     - except for existing agreements disclosed to AIG, acquire or agree to acquire:

        -- any business or any entity; or

        -- except in the ordinary course of business consistent with past practices, any assets or securities other than portfolio investments or venture capital investments;

     - take or omit to take any action that would or is reasonably likely to result in any of its representations and warranties or in any of the conditions to the merger in the merger agreement becoming untrue or not being satisfied, respectively;

     - enter into any agreement limiting in any respect the ability of HSB or any of its subsidiaries or affiliates to:

        -- sell any products or services of or to any other person;

        -- engage in any line of business; or

        -- compete with or obtain products or services from any person or limit the ability of any person to provide products or services to HSB or any of its subsidiaries or affiliates; or

     - authorize or enter into any agreement, or commit or agree, to take any of the foregoing actions.

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

AGREEMENT NOT TO SOLICIT OTHER OFFERS

     HSB has agreed that neither it nor any of its subsidiaries nor its or its subsidiaries' officers or directors will, and that it will direct and use its best efforts to cause its and its subsidiaries' employees, agents and representatives not to:

     - solicit, initiate, encourage or otherwise facilitate any inquiries or the submission of any proposal or offer with respect to;

     - participate in any discussions or negotiations regarding;

     - provide any person any information with respect to; or

     - otherwise facilitate any effort or attempt to make or implement,

an "acquisition proposal", which the merger agreement defines as:

     - any acquisition or purchase of 15% or more of the assets or equity securities of HSB or any of its "significant subsidiaries" as that term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act, referred to as "significant subsidiaries";

     - any tender offer or exchange offer that would result in any person owning 15% or more of the equity securities of HSB or any of its significant subsidiaries;

     - any reinsurance transaction entered into outside the ordinary course of business involving more than 15% of the assets or policyholder liabilities of any of HSB's significant subsidiaries; or

     - any merger, consolidation or business combination involving HSB or any significant subsidiary,

provided that none of the following will be considered an "acquisition proposal":

     - the transactions contemplated by the merger agreement;

     - any activities of ERC taken at the time it was a holder of HSB Capital Securities with respect to its interest in HSB Capital Securities in accordance with the terms of arrangements existing at the time it was a holder of HSB Capital Securities;

     - any discussions conducted on or on behalf of HSB and ERC with respect to the redemption of the HSB Debentures by HSB and the HSB Capital Securities by HSB Capital II; or

     - any activities in connection with the proposed disposition of Integrated Process Technologies, LLC.

     The HSB Board may, however,

     - furnish information with respect to HSB or any of its subsidiaries to, or participate in discussions or negotiations with, any person that makes an unsolicited bona fide written acquisition proposal, but only to the extent that:

        -- it determines in good faith after receiving and considering advice from its legal and financial advisors that it is necessary to do so to comply with its fiduciary duties to its shareholders;

        -- HSB receives from the person making the acquisition proposal an executed confidentiality agreement substantially similar to the one with AIG; and

        -- HSB determines in good faith after receiving and considering advice from its legal and financial advisors that the acquisition proposal, if accepted, is reasonably likely to be completed and will result in a more favorable transaction than the transactions contemplated by the merger agreement; and

     - comply with Rule 14e-2 promulgated under the Exchange Act with regard to an acquisition proposal.

     HSB has agreed to notify AIG immediately of its receipt of an acquisition proposal, including the identity of the person and the terms and conditions of the acquisition proposal.

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

     HSB also has agreed to terminate any discussions or negotiations with any parties with respect to any of the foregoing and to promptly inform these parties of its obligations under the merger agreement with respect to acquisition proposals.

     HSB has agreed that, unless the HSB Board determines in good faith after consulting with and considering advice from its legal and financial advisors that it is necessary to do so in order to comply with its fiduciary duties to its shareholders under applicable law, the HSB Board will not:

     - withdraw or modify in a manner adverse to AIG its approval or recommendation of the merger or merger agreement; or

     - approve, recommend or cause HSB to enter into any agreement with respect to an acquisition proposal,

except that, if the HSB Board determines in good faith after consulting with and considering advice from its legal and financial advisors that another acquisition proposal is reasonably likely to be completed and will result in a more favorable transaction than the transactions contemplated by the merger agreement, then the HSB Board may:

     - withdraw or modify its approval or recommendation of the merger agreement and the merger;

     - approve or recommend the superior proposal; or

     - cause HSB to enter into a definitive agreement providing for the consummation of the superior proposal and terminate the merger agreement.

EMPLOYEE BENEFITS

     EAC has agreed, and AIG has agreed to cause EAC, to honor and make all required payments when due under all contracts, plans and commitments of HSB and its subsidiaries in effect prior to the completion of the merger which are applicable to all current and former employees, officers, directors or executives of HSB or any of its subsidiaries. EAC has also agreed to assume and honor each employment, retention, consulting or severance agreement in effect immediately prior to the completion of the merger that was disclosed to AIG.

     EAC has agreed for the one-year period following the completion of the merger it will continue to provide benefits under employee benefit, incentive compensation, welfare and fringe benefit plans for the benefit of HSB's employees, other than stock options or other plans involving the issuance of securities by AIG or by EAC, that are no less favorable in the aggregate than those provided to the participants prior to completion of the merger.

     EAC has agreed that after the completion of the merger no HSB employee will be entitled to fewer annual vacation days than those to which he or she was entitled as of the date of the merger agreement.

     EAC has also agreed that for a period of two years after the completion of the merger, EAC will provide severance benefits to employees of HSB and its subsidiaries who are terminated by AIG or EAC at any time during that two-year time period in an amount equal to the severance payable to them under HSB's employees' severance plan as in effect at the time of completion of the merger.

TREATMENT OF STOCK OPTIONS

     The merger agreement provides that HSB will take all necessary actions so that at the time of the completion of the merger, each unexpired and unexercised stock option to purchase shares of HSB common stock will become immediately exercisable and will be assumed by AIG. At the time of the merger each of these stock options will be automatically converted into an option to purchase a number of shares of AIG common stock determined by multiplying the number of shares of HSB common stock that could have been purchased under that stock option by the option exchange ratio, as such term is defined in "The Merger -- Interests of Certain Persons in the Merger -- Stock Options" and rounding any fractional share up to the nearest whole share. AIG will determine the exercise price of these options by dividing the exercise price per share specified in the stock option by the option exchange ratio and rounding the exercise price thus

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

determined up to the nearest whole cent. At the time of completion of the merger, AIG will assume the HSB stock plans and all of HSB's obligations with respect to the HSB stock plans.

     AIG has agreed, as soon as practicable after the completion of the merger, to file a registration statement on Form S-8 with respect to the shares of AIG common stock receivable upon exercise of these stock options and to use its best efforts to maintain such registration statement so long as any stock options assumed by AIG in the manner described above remain outstanding.

     AIG and HSB have agreed to take all necessary actions in order to cause any dispositions of HSB equity securities or acquisitions of AIG equity securities by directors or officers of HSB or by directors and officers of HSB who will be directors and officers of AIG after the completion of the merger to be exempt under Rule 16b-3 of the Exchange Act and the applicable no-action letters issued by the Commission. AIG does not expect any director or officer of HSB will become a director or officer of AIG after the completion of the merger.

     AIG and HSB have agreed that all restrictions with respect to HSB restricted stock awards will lapse when the merger is completed and that the shares of HSB common stock subject to these awards will be converted into AIG common stock in accordance with the terms of the merger agreement.

TAX MATTERS

     AIG and HSB have agreed that, except as may result from AIG's determination to pay a portion of the merger consideration in cash and subject to HSB's right to terminate the merger agreement in the event the cash payments by AIG result in the merger failing to qualify as a reorganization within the meaning of
Section 368(a) of the Code, neither of them nor any of their respective subsidiaries will knowingly take or fail to take any action that would be reasonably likely to jeopardize qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code.

CERTAIN OTHER COVENANTS AND AGREEMENTS

     The parties also agreed:

     - in the event any state takeover statute or federal law becomes applicable to the merger or the provisions of the merger agreement or stock option agreement, to take all necessary actions to cause the completion of the merger and the transactions contemplated by those agreements;

     - to cooperate with each other and use their respective reasonable best efforts to obtain all consents and approvals of all governmental authorities, regulatory bodies and third parties necessary to complete by the merger, except that AIG is not obligated to agree to any condition that is reasonably likely to materially and adversely impact the economic or business benefits of the merger to AIG and its subsidiaries;

     - to promptly file and prosecute diligently all applications and documents required to be filed with any governmental authority and to cooperate with each other and use reasonable best efforts to complete the merger;

     - to advise each other upon the receipt of communications from governmental authorities, whose consent is required for the completion of the merger, and to furnish each other with necessary information and assistance in connection with required governmental filings, including providing each other with a draft and as-filed copies of governmental submissions;

     - to:

        -- prepare and file the registration statement and the proxy statement/prospectus;

        -- use their respective reasonable best efforts to have the registration statement declared effective;

        -- after the registration statement is declared effective, mail the proxy statement/prospectus to the HSB shareholders;

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

        -- use their respective reasonable best efforts to cause to be delivered to the other party a customary "cold comfort" letter from PricewaterhouseCoopers LLP;

     - to keep the HSB art collection in Connecticut and available to the public and not to dispose of the art collection, except to donate the collection to a charitable organization that is not a private foundation and in a donation not covered by specified tax laws that would jeopardize the tax deductibility of the donation and in a manner that the art remains in Connecticut and available to the public;

     - to pay their own expenses relating to preparing and carrying out the merger agreement if the merger agreement is terminated for any reason without a breach by any party;

     - to obtain each other's consent before making any public statement or press release regarding the merger; and

     - to treat the merger as a reorganization within the meaning of Section 368(a) of the Code.

     HSB has also agreed:

     - to give AIG and its representatives reasonable access to information pertaining to HSB and its subsidiaries and to permit them to consult with HSB's and its subsidiaries' respective officers, employees, auditors, actuaries, attorneys and agents;

     - to cause a shareholders' meeting to be held for the purpose of voting upon the merger and the merger agreement;

     - to obtain from each person who is an affiliate of HSB, as defined under Rule 145 of the Securities Act, an agreement not to dispose of AIG common stock except in accordance with Rule 145 of the Securities Act;

     - to redeem, or use its best efforts to take action that AIG requests with respect to, the HSB Debentures; and

     - to coordinate with AIG the declaration, setting of record dates and payment dates of dividends on HSB common stock.

     AIG has also agreed:

     - to list on the New York Stock Exchange a sufficient number of shares of AIG common stock to be issued in the merger; and

     - to take all reasonable actions required under applicable state blue sky laws or securities laws in connection with its issuance of AIG common stock in the merger.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     AIG has agreed to cause EAC to provide to all present and former directors and officers of HSB and its subsidiaries after the merger the indemnification rights they each had prior to the merger from HSB or its subsidiaries, whether or not available under any of the following:

     - the CBCA;

     - the corporate laws governing any HSB subsidiary;

     - the certificate of incorporation or the by-laws of HSB or the comparable organizational documents of any of its subsidiaries; or

     - by any contract, agreement, arrangement or course of dealing disclosed to AIG as in effect on the date of the merger agreement.

     AIG has agreed to cause EAC to maintain HSB's current directors' and officers' liability insurance for a period of six years after completion of the merger or to maintain a run-off or tail policy or endorsement for claims asserted during the same period. During the six-year period, however, AIG will only be required to

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

spend up to 150% of the current annual premiums paid by HSB for this insurance and, in the event the cost of coverage exceeds that amount, AIG will purchase as much coverage as possible for that amount.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties made by HSB some of which are qualified by materiality or subject to a disclosure schedule. The matters these representations cover include:

     - capitalization and organization of HSB, its subsidiaries and its insurance subsidiaries;

     - absence of participation in joint ventures by HSB or any of its subsidiaries, other than as disclosed to AIG;

     - HSB's corporate power to authorize, execute, deliver and perform the merger agreement and the stock option agreement and the validity and enforceability of such agreements;

     - non-violation of HSB's and its subsidiaries' governing documents or any of their agreements or law because of the execution and delivery of the merger agreement and the stock option agreement and the completion of the merger;

     - the governmental and regulatory filings and approvals required for the merger;

     - documents filed with the Commission and the accuracy of information contained therein;

     - annual and quarterly financial statements filed by HSB and its insurance subsidiaries with insurance regulatory authorities;

     - absence of material adverse events, changes or effects on HSB or any of its subsidiaries since December 31, 1999;

     - tax matters, including absence of written agreements between HSB or any of its subsidiaries and a tax authority regarding taxes;

     - absence of litigation and undisclosed liabilities of HSB and any of its subsidiaries;

     - the enforceability of material contracts of HSB and its subsidiaries;

     - absence of material misstatements and omissions in the registration statement, the proxy statement that is part of the registration statement or any other documents filed with the Commission in connection with the merger;

     - employee benefit plans of HSB and its subsidiaries;

     - the absence of contracts or disputes of HSB and its subsidiaries with labor unions or organizations;

     - compliance with domestic or foreign laws, including compliance with insurance laws and regulations by HSB and its subsidiaries;

     - absence of environmental liabilities of HSB and its subsidiaries;

     - receipt of an opinion of HSB's financial advisor;

     - absence of fees of brokers and finders paid by HSB or any of its subsidiaries, except as disclosed to AIG;

     - inapplicability of any takeover statute or restrictive provision of HSB's certificate of incorporation and by-laws to the merger;

     - actions by HSB in order to prevent the separation of the rights from the HSB common stock or other ways of triggering of the rights under the HSB rights agreement;

     - voting requirements to complete the merger;

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

     - ownership of intellectual property and absence of infringement of third party intellectual property by HSB or its subsidiaries;

     - HSB's and its insurance subsidiaries' insurance business;

     - the absence of the status of HSB or any of its subsidiaries as an investment company;

     - maintenance of adequate insurance coverage by HSB and its subsidiaries;

     - transactions with affiliates by HSB, its subsidiaries, or its insurance subsidiaries;

     - agents' and brokers' premiums paid by HSB or any of its insurance subsidiaries for the year ended December 31, 1999;

     - the absence of termination or threat of termination by large policyholders as a result of the merger agreement, stock option agreement or otherwise;

     - HSB's insurance subsidiaries' analyses and reports relating to risk-based capital calculations and IRIS ratios;

     - HSB's and its insurance subsidiaries' investments assets; and

     - absence of surplus relief agreements by the HSB insurance subsidiaries.

     The merger agreement also contains various representations and warranties made by AIG and EAC, some of which are qualified with respect to materiality. The matters these representations cover include:

     - capitalization and organization of AIG and EAC and similar corporate matters;

     - AIG's and EAC's corporate power to authorize, execute, deliver and perform the merger agreement and the stock option agreement and the validity and enforceability of these agreements;

     - the governmental and regulatory filings and approvals required for the merger;

     - non-violation of AIG's and EAC's governing documents or any of their agreements or law because of the execution and delivery of the merger agreement and the stock option agreement and the completion of the merger;

     - documents filed with the Commission and the accuracy of information contained therein;

     - absence of certain material adverse events, changes or effects on AIG since December 31, 1999;

     - absence of material misstatements and omissions in the registration statement, the proxy statement that is part of the registration statement or any other document filed with the Commission in connection with the merger;

     - absence of fees of brokers and finders paid by AIG in connection with the merger, except as disclosed to HSB;

     - organization of EAC solely for the purpose of effecting the merger;

     - absence of actions by AIG or EAC that will jeopardize the treatment of the merger as a reorganization under Section 368(a) of the Code; and

     - maintenance of the corporate headquarters of EAC at HSB's existing location in Hartford, Connecticut.

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TERMINATION

     The merger agreement may be terminated and the merger abandoned at any time before the completion of the merger:

     - by mutual written consent of HSB and AIG;

     - by HSB if:

        -- the merger is not completed before March 31, 2001, except that HSB cannot terminate the merger agreement if it has failed to perform any of its obligations under the merger agreement;

        -- there has been a breach of a representation, warranty, covenant or agreement contained in the merger agreement by AIG or EAC or any representation or warranty contained in the merger agreement becomes untrue after the date of the merger agreement, such that specified conditions to the obligation of HSB to complete the merger would not be satisfied and the breach or condition is not curable, or if curable, is not cured within 30 days after written notice is sent to AIG;

        -- any order permanently prohibiting completion of the merger becomes final and non-appealable, whether before or after the approval of the HSB shareholders;

        -- so long as HSB is not in material breach of the terms of the merger agreement, after receiving an acquisition proposal by another person which the HSB's Board determines, after taking into account the advice of its financial and legal advisors, is reasonably likely to be consummated and would result in a more favorable transaction than the merger, and after giving AIG the opportunity to compete with this more favorable proposal, the HSB Board authorizes HSB to enter into a binding written agreement with the other person and pays AIG the applicable termination fees prior to terminating the merger agreement;

        -- the approval of the merger by HSB shareholders is not obtained at the special meeting; or

        -- the merger fails to qualify as a reorganization under Section 368(a) of the Code because of AIG's determination to pay part of the merger consideration in cash.

     - by AIG if:

        -- the merger is not completed before March 31, 2001, except that AIG cannot terminate the merger agreement if it or EAC has failed to perform any of their obligations under the merger agreement;

        -- there has been a breach of a representation, warranty, covenant or agreement contained in the merger agreement by HSB or any representation or warranty contained in the merger agreement becomes untrue after the date of the merger agreement, such that specified conditions to the obligation of AIG to complete the merger would not be satisfied and the breach or condition is not curable, or if curable, is not cured within 30 days after written notice is sent to HSB;

        -- any order permanently prohibiting completion of the merger becomes final and non-appealable, whether before or after the approval of the HSB shareholders;

        -- the approval of the merger by HSB's shareholders is not obtained at the special meeting;

        -- the HSB Board has approved or recommended, or HSB has entered into an agreement with respect to, another acquisition proposal; or

        -- the HSB Board has withdrawn or adversely modified its recommendation of the merger agreement and the merger or failed to reconfirm its recommendation within five business days after a written request by AIG to do so, except that this five business day period may be extended for a limited time in specified circumstances.

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EXPENSES AND TERMINATION FEES

     If the merger agreement is terminated:

     - by either AIG or HSB in the event an acquisition proposal has been made to HSB, any of its subsidiaries or any of its shareholders, or any person has publicly announced an intention, whether or not conditional, to make an acquisition proposal, and

        -- the HSB shareholders fail to approve the merger and the merger agreement, and

        -- within 15 months of the termination a third person has acquired a majority of the voting power, or substantially all the assets, of HSB or has entered into a definitive agreement with HSB with respect to a merger, consolidation or similar business combination;

     - by HSB because the HSB Board has authorized HSB to enter into a binding written agreement with another person who has made a more favorable acquisition proposal after giving AIG the opportunity to compete with such proposal as described above; or

     - by AIG because:

        -- of a willful or intentional breach of a representation or warranty by HSB;

        -- the HSB Board has approved or recommended, or HSB has entered into an agreement with respect to, another acquisition proposal; or

        -- the HSB Board has withdrawn or adversely modified its recommendation of the merger agreement and the merger or failed to reconfirm its recommendation within five business days after written request by AIG to do so, taking into account any applicable extensions, then HSB is required, not later than two days after the date of termination by AIG, to pay AIG a termination fee of $45.0 million.

     HSB has also agreed to reimburse AIG and EAC for all reasonable out-of-pocket charges and expenses incurred by AIG and EAC in connection with the merger agreement and the stock option agreement up to a maximum amount of $5.0 million if:

     - HSB is obligated to pay a termination fee, as described above; or

     - AIG terminates the merger agreement because of a breach of a representation or warranty by HSB, other than due to a willful or intentional breach.

AMENDMENT AND WAIVER

     HSB and AIG may, subject to the provisions of applicable law, amend, modify or waive any provision of the merger agreement by a signed written agreement at any time prior to the time the merger is complete.

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                      RELATED AGREEMENTS AND TRANSACTIONS

STOCK OPTION AGREEMENT

     The following description of certain terms of the stock option agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the stock option agreement, a copy of which is attached to this proxy statement/prospectus as Appendix B and is incorporated by reference in this proxy statement/prospectus.

  The Option

     In order to induce AIG to enter into the merger agreement, HSB and AIG entered into the stock option agreement. HSB granted AIG the option to acquire up to 5,777,272 shares of HSB common stock at a price of $41.00 per share. Although this number of shares is subject to adjustment, as described in more detail in the stock option agreement, it will never exceed 19.9% of the number of shares of HSB common stock outstanding at the time of exercise of the option. The stock option agreement could have the effect of making an acquisition of HSB by a third party more costly because of the need to acquire in any such transaction the shares issued under the stock option agreement, and also could jeopardize the ability of a third party to acquire HSB in a transaction accounted for as a "pooling of interests" as such term is used under United States generally accepted accounting principles.

     AIG or any other person that may become a holder of all or part of the option may exercise the option, in whole or in part, at any time following the occurrence of a "triggering event". The stock option agreement defines the term "triggering event" to mean any one of the following transactions:

     - any person other than AIG or any of its subsidiaries commences a tender offer, or files a registration statement under the Securities Act with respect to an exchange offer, to purchase 15% or more of the then outstanding shares of HSB common stock;

     - any person other than AIG or any of its subsidiaries publicly announces or delivers to HSB a proposal to purchase 15% or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving, HSB or any of its subsidiaries and HSB does not reject such proposal within 10 business days thereafter;

     - HSB or any of its subsidiaries authorizes, recommends or proposes or publicly announces an intention to authorize, recommend or propose or enter into, an agreement with a third person to purchase 15% or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving, HSB or any of its subsidiaries;

     - any person other than AIG or any of its subsidiaries acquires beneficial ownership of 20% or more of the then outstanding shares of HSB common stock, or

     - the merger agreement is terminated and AIG becomes entitled to receive a termination fee pursuant to the merger agreement.

     AIG or any other holder's right to exercise the option is subject to satisfaction of the following conditions, if applicable:

     - prior approval by or notice to the insurance regulatory authorities of the jurisdictions in which the HSB insurance subsidiaries are domiciled; and

     - a filing under the HSR Act.

  Registration

     The stock option agreement further provides that upon the occurrence of a "triggering event", HSB will, at the request of AIG and as promptly as practicable, file and cause to remain effective for one year from the date of effectiveness a shelf registration statement under the Securities Act covering all shares issued and issuable pursuant to the option. HSB may postpone filing a registration statement relating to a registration
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request by AIG for a period of time not in excess of 30 days if in its reasonable judgment that filing would require the disclosure of material information that HSB has a bona fide business purpose to preserve as confidential.

     HSB may request AIG to suspend use of the registration statement for no more than 30 consecutive days and for no more than 90 days in any year, if HSB is in possession of material non-public information which it has a bona fide reason not to publicly disclose.

  Repurchase Right and Resale

     HSB will repurchase the option and/or the shares of HSB common stock issued upon exercise of the option, in whole or in part, following the occurrence of a "triggering event", subject to the following conditions and to certain statutory and regulatory requirements:

     - provided that there has been a written request by the holder of the option within 180 days of the occurrence of the "triggering event", HSB will repurchase the option, in whole or in part, at a price equal to the number of shares then purchasable upon exercise of the option, or such lesser number of shares as is designated by the holder, multiplied by the amount by which the "market/offer price" exceeds $41.00, subject to adjustment as provided in the stock option agreement, or

     - provided that there has been a written request by the holder of the option, or any person who has been a holder of the option, within 180 days of the occurrence of the "triggering event", HSB will repurchase such number of shares of HSB common stock issued upon exercise of the option as the holder has designated at a price equal to the number of shares designated multiplied by the "market/offer price."

     The term "market/offer price" means the highest of (1) the price per share of HSB common stock to be paid by any third party pursuant to an agreement relating to an acquisition proposal, as defined in the "The Merger
Agreement -- Agreement Not to Solicit Other Offers", with HSB and (2) the highest trading price for the shares of HSB common stock on the NYSE or any other national securities or automated quotation system on which the shares are then listed or quoted, within the 120-day period immediately preceding the delivery of the notice to HSB to repurchase the shares.

  Profit Limitation

     The stock option agreement provides that AIG's "total profit" may not exceed $50.0 million and that the option may not be exercised for a number of shares of HSB common stock that would result in a "notional total profit" in excess of $50.0 million.

     "Total profit" means the aggregate amount before taxes of

     (1) (A) the amount received by AIG pursuant to HSB's repurchase of the option or any shares of HSB common stock issued upon exercise of the option, less, in the case of any repurchase of such shares,

         (B) AIG's purchase price for such shares, plus

     (2) (A) the net cash amounts received by AIG pursuant to the sale of such shares to any unaffiliated party, less

         (B) AIG's purchase price for such shares, plus

     (3) any termination fee paid by HSB to AIG under the merger agreement minus

     (4) (A) the amount of any cash previously paid by AIG to HSB as determined under terms of the stock option agreement plus

         (B) the value of shares of HSB common stock previously delivered by AIG to HSB for cancellation as determined under terms of the stock option agreement.

     "Notional total profit" means, with respect to any number of shares of HSB common stock as to which AIG may propose to exercise the option, the total profit determined as of the date of such proposal assuming that the option were exercised on such date for such number of shares and assuming that such shares, together with all other shares issued upon exercise of the option and held by AIG as of such date, were sold for cash at the closing market price for the shares as of the close of business on the preceding trading day, less customary brokerage commissions.

  Termination

     AIG's right to exercise the option terminates upon:

     - the date of completion of the merger;

     - 180 days after the date that the merger agreement is terminated if AIG is entitled to or may be entitled to a termination fee; or

     - the date that the merger agreement is terminated if AIG is not entitled to and has no possible entitlement to a termination fee.

TERM LOAN AGREEMENT

     In connection with the merger, AIG extended a loan to HSB in the principal amount of $315.0 million in order for HSB to fund its redemption of the HSB Debentures issued by HSB to HSB Capital II which redemption occurred on September 14, 2000. HSB Capital II used the proceeds from the redemption of the HSB Debentures to redeem the HSB Capital Securities. The loan is a five-year term loan, maturing on September 30, 2005, and is evidenced by a promissory note between AIG and HSB, dated September 14, 2000.

  Interest Rate

     The loan bears interest on the unpaid principal amount at a rate per annum of 7.47%. The interest is payable quarterly and on the date of any repayment of the principal amount under the terms of the agreement. After the principal amount of the loan becomes due and payable, the loan will bear interest, payable on demand, at an annual rate equal to 2% in excess of the annual interest rate of the loan.

  Mandatory Prepayment

     HSB must prepay the loan in whole together with accrued interest to the prepayment date on the amount prepaid on the business day on which HSB terminates the merger agreement under the section of the merger agreement which permits termination if the HSB Board determines that an unsolicited proposal from another entity would result in a more favorable transaction to HSB's shareholder.

  Optional Prepayment

     HSB has the option to prepay the loan at any time, in whole or in part, without premium or penalty, upon at least three business days notice to AIG, specifying the date and amount of prepayment. The notice will be irrevocable and interest will be due in the amount accrued to the prepayment date on the amount prepaid. If HSB elects to make a partial prepayment, the prepayment will be in a minimum aggregate principal amount of $50.0 million or, if greater, an integral multiple of $25.0 million.

  Covenants

     The loan agreement contains covenants customarily found in loan agreements of such type.

  Events of Default

     If an "event of default" occurs, AIG may, at its option and upon a written notice given to HSB at any time after the occurrence of such an event of default, declare the loan to be due and payable, together with any interest accrued to that date. However, the loan will become immediately due and payable, without a declaration or notice, if the event of default is an involuntary or voluntary federal or state bankruptcy or similar case or other proceeding, involving HSB, The Hartford Steam Boiler Inspection and Insurance Company, referred to as "HSBIIC" or The Hartford Steam Boiler Inspection and Insurance Company of Connecticut, referred to as "HSBIICC," as described below.

     Under the terms of the loan agreement an "event of default" includes, among other things, the following events:

     - a default in the due payment of the principal amount of the loan, when it becomes due at maturity, by acceleration, by notice of prepayment, by mandatory prepayment, or otherwise;

     - a default in the due payment of any interest on the loan, when it becomes due, if the default has not been cured within five business days;

     - the proof of any representation or warranty made by HSB in the loan agreement or any certificate or financial statement delivered in connection with the loan agreement to be false or misleading in any material respect on the date on which made;

     - a default by HSB in the performance or material compliance with the terms of the loan agreement, if the default is not remedied within 30 days;

     - HSB or any of its subsidiaries fail to make any payment at maturity, including any grace periods, on any bond, debenture, note or other evidence of indebtedness, other than non-recourse indebtedness and the promissory note on the loan from AIG, having a principal amount in excess of $5.0 million in the aggregate for HSB and its subsidiaries for a period of 30 days, or if a default shall have occurred with respect to any debt having a principal amount in excess of $5.0 million in the aggregate for HSB and its subsidiaries which results in the acceleration of the debt without the debt having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days;

     - the commencement of a voluntary or involuntary case or proceeding by or against HSB, HSBIIC or HSBIICC under any applicable federal or state bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership or other similar law;

     - the filing by HSB, HSBIIC or HSBIICC of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official for any of them or any substantial part of their property;

     - the assignment by HSB, HSBIIC or HSBIICC for the benefit of creditors, or the admission in writing of an inability to pay their debts generally as they become due; and

     - a final judgment in excess of $5.0 million shall have been rendered by a court of competent jurisdiction in the United States against HSB and its subsidiaries, and within 60 days after the entry of the final judgment, the final judgment will not have been discharged or satisfied or execution of the final judgment stayed pending appeal.

AMENDMENT TO HSB'S RIGHTS AGREEMENT

     In connection with the merger, HSB agreed to amend its Rights Agreement, dated as of November 28, 1998, between HSB and Fleet National Bank, previously known as BankBoston, N.A. The rights agreement was amended to provide that neither the signing of the merger agreement or the stock option agreement nor the completion of the merger or the exercise of the stock option in accordance with their respective terms would:

     - cause AIG to become an "acquiring person", as that term is defined in the rights agreement; or

     - constitute a "triggering event", as that term is defined in the rights agreement.

HSB delivered an officers' certificate to Fleet National Bank certifying that the amendment complied with the terms of the rights agreement.

     The merger agreement provides that during the period between the signing of the merger agreement and the completion of the merger, HSB will not amend, modify or terminate the rights agreement.

     A copy of the amendment to the rights agreement is attached as Appendix C to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

EMPLOYMENT AGREEMENTS

     One of the conditions to be satisfied before AIG is required to complete the merger is AIG and/or EAC entering into employment agreements with Richard H. Booth and Normand Mercier, executive officers of HSB, and at least eight of the 13 other persons, including the seven other executive officers of HSB, identified in the merger agreement. The employment agreements will generally become effective upon completion of the merger and continue for four years.

     AIG and HSB expect that each employment agreement will provide that during the employment period:

     - the executive will be paid an annual cash bonus in accordance with EAC's performance based bonus program and customary practices; provided that the bonus award for 2001 as a percentage of annual base salary and the corresponding target levels will be those utilized in the annual incentive plan that was applicable to the executive for the year 2000 and the applicable performance targets will be based on a formula relating to the operating plan similar to the one established for 2000 as agreed between Mr. Booth and the board of directors of EAC;

     - if the executive is employed by EAC on the first anniversary date of the completion of the merger, the executive will be paid a retention bonus equal to his annual base salary within one month of that anniversary; and

     - the executive will be eligible to participate in all employee benefit and welfare plans of EAC on a basis no less favorable than that provided to other senior executive officers of EAC and other similarly situated executive officers of other AIG subsidiaries; provided that nothing will require the executive's participation in any such plans in which participation of any individual employee is discretionary; and provided further that the executive's prior service with HSB will be taken into account for all purposes except benefit accruals.

     Except for Mr. Booth's employment agreement, each employment agreement will also provide that EAC shall take such steps to grandfather the executive such that EAC will be required to provide retirement medical coverage to the executive on terms and conditions no less favorable than would have been available to the executive upon retirement under HSB's retirement medical coverage plan as in effect on the date of the employment agreement.

     Mr. Booth's employment agreement will also provide that Mr. Booth will be credited with 10 additional years of service for purposes of determining any retirement benefits to which Mr. Booth would be entitled under any tax-qualified defined benefit pension plan, or non-qualified supplemental or excess benefit plan relating thereto, which is maintained by EAC and designed to provide Mr. Booth defined benefit type retirement benefits.

     Each employment agreement will provide that if, during the employment period, the executive's employment is terminated for any reason, EAC will:

     - pay to the executive his annual base salary through the date of termination to the extent not yet paid and any bonus payments for a prior bonus year that have been earned but not yet paid; and

     - to the extent not yet paid or provided, pay or provide to the executive any other amounts or benefits required under any plan, program, policy, practice, contract or agreement of EAC through the date of termination.

     Mr. Booth's employment agreement will provide that in the event his employment is terminated for any reason during the employment period:

     - for purposes of any retiree medical benefits insurance program then in effect, Mr. Booth will be deemed to have satisfied any years of service and retirement status requirements as of his date of termination in order to be eligible to receive benefits under such program, which benefits shall commence immediately following his date of termination or, if applicable, the expiration of the period of welfare benefit continuation described below; and

     - notwithstanding the fact that Mr. Booth's severance agreement has been terminated, Mr. Booth will be entitled to receive from EAC a credit of 10 additional years of service for purposes of determining Mr. Booth's retirement benefits as provided for under his severance agreement as if such severance agreement were still in effect.

     Mr. Booth's employment agreement will also provide that if, during the employment period, he dies, notwithstanding the fact that Mr. Booth's severance agreement has terminated, his spouse will be entitled to receive from EAC credit of 10 additional years of service for purposes of determining his spouse's death benefits as provided for under Mr. Booth's severance agreement as if such agreement were still in effect.

     Each employment agreement will provide that if, during the employment period, EAC terminates the executive's employment other than for "cause", as defined in such executive's employment agreement, or the executive terminates his employment for "good reason", as defined in such executive's employment agreement, the executive will be entitled to the following additional payments and benefits:

     - EAC will pay the executive a lump sum cash payment within 30 days after the date of termination an amount equal to the product of (x) the sum of the executive's annual base salary and the average annual bonus paid to the executive, including as paid for this purpose any compensation earned but deferred, whether or not at the election of the executive and whether or not vested, for the three years prior to the date of termination and
       (y) 3.0, if the date of termination is on or before the second anniversary of the consummation of the merger, 2.0, if the date of termination is after the second anniversary but on or before the third anniversary of the consummation of the merger, or 1.0, if the date of termination is after the third anniversary but on or before the fourth anniversary of the consummation of the merger; provided that any such amount shall be decreased by the amount of any retention bonus paid to the executive; and

     - for the remainder of the employment period, EAC will continue to provide insurance, medical, dental and other welfare benefits to the executive, his spouse and eligible dependents on the same basis as such benefits are then currently provided to its employees; provided that any payments received with respect to such welfare benefits will be secondary to any payments made pursuant to other coverage obtained by the executive.

     AIG and HSB expect that each employment agreement will also provide for the executive to receive a gross-up payment if the executive becomes subject to excise tax as a result of any of the payments that the executive receives under his employment agreement, or otherwise, being determined to be "excess parachute payments" within the meaning of Section 280G of the Code.

     The employment agreements provide that during the term of the executive's employment and for the one-year period thereafter, each executive will not, in any manner, directly or indirectly, solicit any person who is an employee of HSB, AIG or EAC to apply for or accept employment with any competing business. In addition, the employment agreements provide that during the term of the executive's employment and at all times thereafter, each executive will keep secret and not disclose confidential information.

     If the merger occurs, the employment agreements will replace the severance agreements currently in effect between HSB and the executives. Please see "The Merger -- Interests of Certain Persons in the Merger -- Severance Agreements; Employment Agreements".

                           INFORMATION REGARDING AIG

     AIG is a holding company with a market capitalization, as of June 30, 2000, of approximately $181 billion, which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities include financial services and asset management.

     AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in approximately 70 foreign countries.

     AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these subsidiaries is licensed to write life insurance in all states in the United States and in over 70 foreign countries. Traditional products consist of individual and group life, annuity, endowment and accident and health policies. Financial and investment products consist of single premium annuity, variable annuities, guaranteed investment contracts, universal life and pensions.

     AIG's financial services subsidiaries engage in diversified financial products and services including aircraft, consumer and premium financing, and banking services.

     AIG's asset management operations offer a wide variety of investment vehicles and services, including variable annuities, mutual funds, and investment asset management. Such products and services are offered to individuals and institutions both domestically and internationally.

                           INFORMATION REGARDING HSB

     HSB Group, Inc. was formed under the laws of the State of Connecticut in 1997 to serve as the holding company for The Hartford Steam Boiler Inspection and Insurance Company, referred to as "HSBIIC", and its subsidiaries. HSBIIC was chartered as an insurance company by the Connecticut legislature in 1866.

     HSB has its principal executive offices at One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024, and its telephone number is (860) 722-1866.

     HSB's operations are divided into four reportable operating segments:

     - Commercial insurance;

     - Global Special Risk insurance;

     - Engineering Services; and

     - Investments.

     Through its Commercial insurance operating segment, HSB provides risk modification services, equipment breakdown insurance and loss recovery services to commercial businesses. The Global Special Risk operating segment focuses on the needs of equipment-intensive industries by offering all-risk coverages with customized engineering consulting and risk management. HSB's Engineering Services operations offer professional scientific and technical consulting for industry and government on a worldwide basis. HSB's investment assets are managed by its Investment operating segment.

     HSB is a multi-national company operating primarily in North American, European, and Asian markets. Currently, HSB's principal market for its insurance and engineering services is the United States.

     HSB conducts its business in Canada through its insurance subsidiary, The Boiler Inspection and Insurance Company of Canada. Insurance and related engineering services for risks located in countries other than the United States and Canada are primarily provided by HSB Engineering Insurance Limited, HSB's United Kingdom insurance subsidiary.

     The most significant business of HSB is providing insurance against losses from accidents to boilers, pressure vessels, and a wide variety of mechanical and electrical machinery and equipment along with a high level of inspection and engineering services aimed at loss prevention. HSB is the largest writer of equipment breakdown insurance in North America.

     HSBIIC's Engineering Services division and engineering company affiliates provide:

     - quality assurance services;

     - inspections to code standards of the American Society of Mechanical Engineers and other organizations;

     - International Standards Office certification and registration services;

     - using their proprietary technologies and databases, other specialized consulting, condition monitoring, benchmarking and inspection services related to the design and applications of boilers, pressure vessels, and many other types of equipment for domestic and foreign equipment manufacturers and operators;

     - preventive maintenance services and programs;

     - protection consulting services;

     - comparitive benchmarking consulting services to refining, petrochemical and power-generation industries; and

     - services related to analysis, control and prevention of structual and equipment failures.

     HSBIIC is the largest Authorized Inspection Agency for the American Society of Mechanical Engineers codes in the world. The Engineering Services operations also offer training and educational services related to certain of these areas. In addition, HSB has been developing and expanding its services to respond to the growing trend to outsource the management and maintenance of property, plant and equipment.

                         SECURITY OWNERSHIP OF CERTAIN
              BENEFICIAL OWNERS AND MANAGEMENT OF HSB COMMON STOCK

     HSB is unaware of any shareholder who on September 14, 2000 was the beneficial owner of 5% or more of HSB common stock outstanding, except as noted in the following table.

                                                            AMOUNT AND NATURE
                                 NAME AND ADDRESS             OF BENEFICIAL
TITLE OF CLASS                 OF BENEFICIAL OWNER              OWNERSHIP          PERCENT OF CLASS
--------------              --------------------------      -----------------      ----------------
Common Stock..........      American International
                            Group, Inc.
                            70 Pine Street
                            New York, New York 10270
                                                                   (1)                   (1)

---------------
(1) HSB entered into a stock option agreement, dated as of August 17, 2000 with American International Group, Inc. The stock option agreement grants AIG the right to acquire up to 5,777,272 shares of HSB common stock at a price of $41.00 per share upon the occurrence of a "triggering event" as defined in the stock option agreement. This share number is subject to adjustment but will never exceed 19.9% of the issued and outstanding shares of HSB at the time of exercise of the option. AIG's ability to exercise its rights under the stock option agreement is subject to applicable legal and regulatory requirements and approvals. For a description of the stock option agreement, see "Related Agreements and Transactions -- Stock Option Agreement".

     The number of shares of HSB common stock beneficially owned as of September 14, 2000 by each director and each current executive officer, which in each case, other than Mr. Downs, represents less than 1% of HSB common stock outstanding as of such date, and by all current directors and executive officers as a group, is shown in the table below. Assuming the exercise of all currently exercisable options, Mr. Downs would beneficially own 1.2% of HSB common stock as of September 14, 2000. For non-employee members of the HSB Board participating in the Directors Stock and Deferred Compensation Plan, and for Mr. Booth, who received deferred shares under the plan while a non-employee director, the number of shares shown as held directly also includes the number of deferred shares credited to their accounts. Individuals are at full risk as to the value of deferred shares held in their deferred accounts.

     Unless otherwise indicated, each executive officer and director has sole voting and investment power, or shares such powers with a family member, with respect to HSB common stock shown as held directly, other than deferred shares, which cannot be voted. All shares shown as held indirectly reflect sole voting and investment power exercised by the individual specified unless otherwise indicated.

BENEFICIAL OWNER                               DIRECTLY HELD(1)        INDIRECTLY HELD         TOTAL
----------------                               ----------------        ---------------        -------
Joel B. Alvord...............................       13,381                                     13,381
Saul L. Basch................................      238,442(2)                                 238,442
Richard H. Booth.............................       85,481                    500(3)           85,981
Colin G. Campbell............................        7,209                  2,151(4)            9,360
Richard G. Dooley............................       26,255                                     26,255
Michael L. Downs.............................      364,162(5)                                 364,162
William B. Ellis.............................        8,518                                      8,518
E. James Ferland.............................        9,422                  3,000(3)           12,422
Henrietta H. Fore............................        8,716                                      8,716
John J. Kelley...............................      212,561(6)               1,600(3)          214,161
William A. Kerr..............................      216,806(7)                                 216,806
Simon W. Leathes.............................        3,494                                      3,494
Normand Mercier..............................      112,230(8)                                 112,230
R. Kevin Price...............................      257,057(9)                                 257,057
Lois D. Rice.................................        9,690                    300(10)           9,990
William Stockdale............................      166,500(11)                                166,500
Robert C. Walker.............................      252,197(12)                                252,197

     All current directors and executive officers as a group (seventeen in number): 1,999,672 (13)
------------------------
 (1) Includes deferred shares held in the Directors Stock and Deferred Compensation Plan for the following directors: Mr. Alvord, 10,845; Mr. Booth, 2,406; Mr. Campbell, 6,081; Mr. Dooley, 16,069; Mr. Ellis, 7,018;
     Mr. Ferland, 7,922; Ms. Fore, 3,716; Mr. Leathes, 2,519; and Mrs. Rice, 8,562.

 (2) Includes 210,000 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

 (3) Shares held by spouse.

 (4) 600 shares held in trusts for benefit of children over which Mr. Campbell exercises shared voting and investment power. 1,551 shares are held by his spouse.

 (5) Includes 307,500 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

 (6) Includes 187,500 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

 (7) Includes 195,000 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

 (8) Includes 97,500 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

 (9) Includes 225,000 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

(10) As trustee.

(11) Includes 165,000 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

(12) Includes 225,000 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000.

(13) Includes 1,612,500 shares subject to options to purchase shares of HSB common stock that are exercisable on or before November 13, 2000 and 65,138 deferred shares held under the Directors Stock and Deferred Compensation Plan. Assuming the exercise of all such options and the issuance of all such deferred shares, the percentage of HSB common stock beneficially owned by all current directors and executive officers as a group would be 6.5% of HSB common stock outstanding.

                     DEADLINE FOR HSB SHAREHOLDER PROPOSALS

     HSB will hold a 2001 annual meeting of its shareholders in the second quarter of 2001 only if the merger is not completed before the scheduled date of the 2001 annual meeting. HSB expects to complete the merger prior to the second quarter of 2001. In the event the merger is not completed by this time, the following information shall apply with respect to shareholder proposals to be included in the proxy statement for the 2001 annual meeting.

     The Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. HSB shareholders who wish to submit written proposals for possible inclusion in the proxy materials for the 2001 annual meeting must make certain that they are received no later than November 8, 2000. Proposals should be sent to the Corporate Secretary, HSB Group, Inc., One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024.

                        DESCRIPTION OF AIG CAPITAL STOCK

     The following description of the material terms of the capital stock of AIG does not purport to be complete and is qualified in its entirety by reference to AIG's restated certificate of incorporation, as amended, by-laws and the Delaware General Corporation Law, referred to as the "DGCL".

GENERAL

     The authorized capital stock of AIG consists of 5,000,000,000 shares of AIG common stock, par value $2.50 per share, and 6,000,000 shares of serial preferred stock, par value $5.00 per share. As of June 30, 2000, there were 1,542,555,812 shares of AIG common stock outstanding and no shares of AIG preferred stock outstanding. Adjusting on a pro forma basis, AIG common shares outstanding would have been 2,313,833,718 after reflecting a common stock split in the form of a 50 percent common stock dividend paid on July 28, 2000.

AIG COMMON STOCK

     All of the outstanding shares of AIG common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of AIG preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of AIG common stock are entitled to receive:

     - dividends as and when declared by the AIG Board or Directors out of funds legally available for the payment of dividends; and

     - in the event of the dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of AIG preferred stock, as provided in AIG's restated certificate of incorporation, as amended.

     Each holder of AIG common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of AIG common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the stock. Additional authorized shares of AIG common stock may be issued without shareholder approval.

AIG PREFERRED STOCK

     The authorized but unissued shares of AIG preferred stock are available for issuance from time to time at the discretion of the AIG Board of Directors without shareholder approval. The AIG Board of Directors has the authority to determine for each series of AIG preferred stock it establishes the number, designation, preferences, limitations, and relative rights of the shares of the series, subject to applicable law and the provisions of any outstanding series of AIG preferred stock. The terms of any series of AIG preferred stock, including the dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and any corresponding effect on other shareholders, will be dependent largely on factors existing at the time of issuance. These terms and effects could include:

     - restrictions on dividends on the AIG common stock if dividends on the AIG preferred stock are in arrears;

     - dilution of the voting power of other shareholders to the extent a series of the AIG preferred stock has voting rights; and

     - reduction of amounts available for liquidation as a result of any liquidation preference granted to any series of AIG preferred stock.

                COMPARISON OF RIGHTS OF AIG AND HSB SHAREHOLDERS

     AIG is incorporated under the laws of the State of Delaware. HSB is incorporated under the laws of the State of Connecticut. The holders of shares of HSB common stock whose rights as shareholders are currently governed by Connecticut law, the HSB certificate of incorporation, and the HSB by-laws, will, upon the exchange of their shares under the terms of the merger agreement, become holders of shares of AIG common stock, and their rights as such will be governed by Delaware law, the AIG restated certificate of incorporation, as amended, and the AIG by-laws. The material differences between the current rights of holders of shares of HSB common stock and the rights those shareholders will have as shareholders of AIG upon completion of the merger, which result from differences in AIG's and HSB's respective governing corporate documents and differences in Delaware and Connecticut corporate law, are summarized below.

     The following summary is not intended to be complete and is qualified in its entirety by reference to the CBCA, the DGCL, the HSB certificate of incorporation, the HSB by-laws, the HSB rights agreement, the AIG restated certificate of incorporation, as amended, and the AIG by-laws, as appropriate. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. Copies of the HSB certificate of incorporation, the HSB by-laws, the HSB rights agreement, the AIG restated certificate of incorporation, as amended and the AIG by-laws are incorporated by reference and will be sent to holders of shares of HSB common stock upon request. See "Where You Can Find More Information".

                                  AUTHORIZED CAPITAL STOCK
The AIG restated certificate of                 The HSB certificate of incorporation
incorporation, as amended, currently            currently provides for authorized stock
provides for authorized stock consisting of     consisting of 50,000,000 shares of HSB
5,000,000,000 shares of AIG common stock,       common stock, no par value, and 500,000
$2.50 par value, and 6,000,000 shares of AIG    shares of preferred stock, no par value, of
preferred stock, $5.00 par value. No shares     which 250,000 shares have been designated as
of AIG preferred stock are currently            "Series A Junior Participating Preferred
outstanding.                                    Stock" and 2,000 shares have been desig-
                                                nated as "Series B Convertible Preferred
                                                Stock". No shares of HSB preferred stock are
                                                currently outstanding.

                          ELECTION AND SIZE OF BOARD OF DIRECTORS
Under Delaware law, directors, unless their     Under Connecticut law, directors, unless
terms are staggered, are elected at each        their terms are staggered, are elected at
annual shareholder meeting. Vacancies on the    each annual shareholder meeting. Vacancies
board of directors may be filled by the         on the board of directors may be filled by
shareholders or directors, unless the           the shareholders or directors, unless the
certificate of incorporation or the by-laws     certificate of incorporation provides
provides otherwise. The certificate of          otherwise. The certificate of incorporation
incorporation may authorize the election of     may authorize the election of a certain
certain directors by one or more classes or     number of directors by one or more classes
series of stocks, and the certificate of        or series of shares. Connecticut law also
incorporation, an initial by-law or a by-law    permits a Connecticut corporation to provide
adopted by a vote of the shareholders may       in its certificate of incorporation for the
provide for staggered terms for the             staggering of the terms of its directors by
directors. The certificate of incorporation     dividing the total number of directors into
or the by-laws also may allow the               up to five groups, with each group
shareholders or the board of directors to       containing approximately the same percentage
fix or change the number of directors, but a    of the total, as nearly as may be. The
corporation must have at least one director.    certificate of incorporation or the

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
Under Delaware law, shareholders do not have    by-laws may allow the shareholders or the
cumulative voting rights unless the             board of directors to fix or change the
certificate of incorporation so provides.       number of directors, but a corporation must
                                                have at least one director. Under
The AIG by-laws provide that directors are      Connecticut law, shareholders do not have
elected by a plurality of votes at annual       cumulative voting rights unless the
meetings and hold office until the annual       certificate of incorporation so provides.
meeting of shareholders next succeeding
their election until successors are elected     The HSB by-laws provide that the number of
and qualified or until their earlier            directors shall consist of the number of
resignation or removal. The AIG restated        directors fixed from time to time by
certificate of incorporation, as amended,       resolution adopted by the affirmative vote
provides that the number of directors shall     of a majority of the entire HSB Board. The
be fixed in the manner provided in the AIG      HSB certificate of incorporation provides
by-laws. The AIG by-laws fix the number of      for the HSB Board to be divided into three
directors at not less than 7 or more than       classes. Each class is to consist, as nearly
21. Currently there are 18 directors. The       as may be possible, of one-third of the
AIG by-laws provide that the size of the AIG    total number of directors constituting the
board of directors may be increased by the      HSB Board. Each director serves a term of
vote of a majority of directors then in         three years.
office, although less than a quorum, or by
the affirmative vote of the holders of a
majority of the outstanding shares of all
classes of stock entitled to vote thereon.

                                    REMOVAL OF DIRECTORS
Under the DGCL, a director of a corporation     Connecticut law provides that shareholders
that does not have a classified board of        may remove one or more directors with or
directors or cumulative voting may be           without cause only at a meeting called for
removed, with or without cause, with the        that purpose unless the certificate of
approval of a majority of the outstanding       incorporation provides that directors may be
shares entitled to vote. The AIG by-laws        removed only for cause. Connecticut law also
provide that any director may be removed,       enables a corporation or holders of 10% or
with or without cause, by the holders of a      more of its shares to seek removal of a
majority of the shares entitled to vote at      director through court action in cases of
an election of directors.                       fraud, dishonesty or gross abuse of
                                                authority or discretion if the court finds
                                                that removal is in the best interest of the
                                                corporation.
                                                The HSB certificate of incorporation
                                                provides that any director or the entire HSB
                                                Board may be removed only for cause, as that
                                                term is defined in the certificate of
                                                incorporation, by the affirmative vote of
                                                80% of the votes entitled to be cast by the
                                                holders of all then-outstanding shares of
                                                voting stock of HSB, voting together as a
                                                single class.

                            VACANCIES ON THE BOARD OF DIRECTORS
Under Delaware law, unless the certificate      Under Connecticut law, unless the
of incorporation or by-laws provide             certificate of incorporation provides
otherwise, the board of directors of a          otherwise, if a vacancy occurs on the board
corporation may fill any vacancy on the         of directors, including a vacancy resulting
board, including vacancies resulting from an    from an increase in the number of directors,
increase in the number of directors. The AIG    (1) the shareholders may fill the vacancy,
by-laws provide that any vacancy created by     (2) the board of directors may fill the
the removal of directors with or without        vacancy or (3) if the directors remaining in
cause by holders of a majority of shares        office constitute fewer than a quorum of the
entitled to vote at                             board of

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
an election of directors may be filled by       directors, they may fill the vacancy by the
the same majority or by a majority of the       affirmative vote of a majority of all the
holders of a class or series of shares where    directors remaining in office.
such class or series is entitled to elect
one or more of the directors of the class       The HSB certificate of incorporation
from which directors were so removed. Other     provides that any vacancy on the HSB Board
vacancies and newly created directorships       that results from an increase in the number
resulting from any increase in the              of directorships may be filled by the
authorized number of directors elected by       concurring vote of the majority of directors
all of the shareholders having a right to       and that any vacancy arising out of any
vote as a single class or from any other        other circumstances may be filled by the
cause may be filled by a majority of            concurring vote of a majority of the
directors then in office, although less than    remaining directors then in office, although
a quorum, or by the sole remaining director.    less than quorum, or by a sole remaining
Whenever the holders of any class or series     director.
of stock are entitled to elect one or more
directors, vacancies and newly created
directorships of such class or series may,
unless otherwise provided in the AIG
restated certificate of incorporation, as
amended, be filled by a majority of the
directors elected by such class or series
thereof then in office, or by the sole
remaining director so elected.

                                 ACTION BY WRITTEN CONSENT
Delaware law provides that, unless limited      Under Connecticut law, any action required
by the certificate of incorporation, any        or permitted to be voted on at a meeting of
action that could be taken by shareholders      shareholders may be taken without a meeting
at a meeting may be taken without a meeting     and without a shareholder vote, if (1) there
if a consent or consents in writing, setting    is a unanimous written consent of all
forth the action so taken, is signed by the     persons entitled to vote on the action or
holders of record of outstanding stock          (2) the certificate of incorporation
having not less than the minimum number of      provides that the consent of the holders of
votes that would be necessary to authorize      a number of shares not less than a majority
or take such action at a meeting at which       is required for approval of an action
all shares entitled to vote thereon were        without a meeting, other than the election
present and voted. The AIG by-laws provide      of directors, and the consent of such
that any action which is required by law to     holders is achieved. The HSB certificate of
be taken or which may be taken at any           incorporation does not provide for less than
meeting of shareholders, may be taken           unanimous written consort.
without a meeting, without prior notice and
without a vote, by consent in writing of
shareholders having not less than the
minimum number of votes that would be
necessary to take the action at a meeting.
The AIG by-laws provide that prompt notice
of an action taken by written consent which
is not unanimous is required to be given to
those shareholders who do not consent.

                         AMENDMENTS TO CERTIFICATE OF INCORPORATION
Under Delaware law, unless a higher vote is     Under Connecticut law, in most
required in the certificate of                  circumstances, a proposed amendment to the
incorporation, an amendment to the              certificate of incorporation must be
certificate of incorporation of a               recommended by the corporation's board,
corporation may be approved by a majority of    unless the corporation's board determines
the outstanding shares entitled to vote upon    that because of conflicts of interest or
the proposed amendment. The AIG restated        other special circumstances it should make
certificate of incorporation, as amended,       no recommendation, followed by, in most
provides AIG with                               circumstances, the approval

the right to amend, alter, change or repeal     by (1) a majority of the votes entitled to
any provision contained in the AIG restated     be cast on the amendment by any voting group
certificate of incorporation, as amended, in    with respect to which the amendment would
the manner prescribed by law and states that    create dissenters' rights and (2) if a
the rights and powers conferred therein on      quorum exists, a majority of the votes cast
shareholders, directors and officers are        by each other voting group entitled to vote
subject to such reserved power.                 on the amendment, unless a greater vote is
                                                required by law or the certificate of
                                                incorporation.
                                                Under the HSB certificate of incorporation,
                                                subject to certain exceptions, the
                                                affirmative vote of the holders of not less
                                                than 80% of the votes entitled to be cast by
                                                the holders of all then-outstanding shares
                                                of voting stock is required to amend, repeal
                                                or adopt any provisions inconsistent with
                                                Article VI, relating to the HSB Board, and
                                                Article VII, relating to business
                                                combinations, of the HSB certificate of
                                                incorporation.

                                   AMENDMENTS TO BY-LAWS
The DGCL provides that a corporation's          Connecticut law provides that, unless
by-laws may be amended by that corporation's    provided otherwise in the corporation's
shareholders, or, if so provided in the         certificate of incorporation or Connecticut
corporation's certificate of incorporation,     law, the board of directors may amend the
the power to amend the corporation's by-laws    corporation's by-laws. An amendment to the
may also be conferred on the corporation's      by-laws that adds, changes or deletes a
directors. The AIG restated certificate of      greater quorum or voting requirement for
incorporation, as amended, gives its            shareholders must be adopted by shareholders
directors the power to make, alter, amend,      and meet the same quorum requirement and be
change, add to or repeal the AIG by-laws.       adopted by the same vote required to take
The AIG by-laws provide that they may be        action under the quorum and voting
amended or repealed, and new by-laws may be     requirement then in effect or proposed to be
adopted, by the affirmative vote of a           adopted, whichever is greater. An amendment
majority of the AIG board of directors, but     to the by-laws that adds, changes or deletes
the holders of a majority of the shares then    a greater quorum or voting requirement for
entitled to vote may adopt additional           directors may be adopted by shareholders or
by-laws and may amend or repeal any by-law      the board of directors. If adopted by
whether or not adopted by them.                 shareholders, it may be amended or repealed
                                                only by shareholders; if adopted by the
                                                board of directors, it may be amended or
                                                repealed by shareholders, or the board of
                                                directors if it meets the same quorum
                                                requirement and is adopted by the same vote
                                                required to take action under the quorum and
                                                voting requirement then in effect.
                                                The HSB by-laws provide that the HSB by-laws
                                                may be altered, amended, added to or
                                                repealed by a majority of the entire HSB
                                                Board at any meeting of the HSB Board,
                                                provided that notice of the amendment shall
                                                have been given in the notice of that
                                                meeting.

                              SPECIAL MEETINGS OF SHAREHOLDERS
Delaware law provides that special meetings     Under Connecticut law, special meetings of a
of the shareholders of a corporation may be     corporation's shareholders shall be held
called by the corporation's board of            upon call of the corporation's board or such
directors or by such other persons as may be    other persons as are authorized to do so by
authorized in the corporation's certificate     the certificate of incorporation or by-laws
of incorporation or by-laws. The AIG by-laws    and if a written request is delivered to the
provide that special meetings of sharehold-     corporate secretary from the holders of at
ers may be called by the chairman, a vice       least 10% of the shares entitled to vote on
chairman, if any, the president, if any, the    a particular issue, except in the case of
secretary or the AIG board of directors and     companies which have a class of voting stock
shall be called by the secretary upon the       registered pursuant to Section 12 of the
written request of shareholders who together    Exchange Act, in which case the demand must
own of record 25% or more of the outstanding    be made by the holders of not less than 35%
shares of each class of stock entitled to       of such shares.
vote at such meeting.
                                                The HSB certificate of incorporation and
                                                by-laws do not authorize any other person to
                                                call a special meeting of the shareholders.

                        VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS
The DGCL provides that, unless otherwise        Under Connecticut law, unless the
specified in a corporation's certificate of     certificate of incorporation requires a
incorporation or unless the provisions of       greater vote or a vote by voting groups, the
the DGCL relating to business combinations      sale of all or substantially all of a
discussed below under "-- Business              corporation's assets other than in the
Combination Restrictions" are applicable, a     regular course of business requires the
sale or other disposition of all or substan-    affirmative vote of a majority of the votes
tially all of the corporation's assets, a       entitled to be cast. Unless Connecticut law
merger or consolidation of the corporation      or the certificate of incorporation provides
with another corporation or a dissolution of    otherwise, and except under certain cir-
the corporation requires the affirmative        cumstances where the Connecticut corporation
vote of the board of directors (except in       is the surviving corporation, a merger or
certain limited circumstances) plus, with       share exchange of a Connecticut corporation
certain exceptions, the affirmative vote of     must be approved by each voting group
a majority of the outstanding stock entitled    entitled to vote separately on the plan by a
to vote thereon. The foregoing provisions       majority of all of the votes entitled to be
apply to AIG. The AIG restated certificate      cast thereon by that voting group. See
of incorporation, as amended, does not          "-- Business Combination Restrictions"
contain vote requirements for extraordinary     below.
corporate transactions in addition to or
different from the approvals mandated by        The HSB certificate of incorporation does
law.                                            not contain vote requirements for
                                                extraordinary corporate transactions in
                                                addition to or different from the approvals
                                                set forth in the CBCA.

                                  INSPECTION OF DOCUMENTS
The DGCL allows any shareholder, upon           Connecticut law provides that a shareholder
written demand under oath stating the           of a corporation is entitled to inspect and
purpose thereof, the right during the usual     copy, during regular business hours at the
hours for business to inspect for any proper    corporation's principal office, certain
purpose the corporation's stock ledger, a       specified records of the corporation if he
list of its shareholders, and its other         or she gives the corporation five days'
books and records, and to make copies or        prior written notice and if the demand is
extracts therefrom. A proper purpose means a    made in good faith and for a proper purpose.
purpose reasonably related to such person's
interest as a shareholder.

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
                                         DIVIDENDS
Subject to any restrictions contained in a      Under Connecticut law, a corporation may
corporation's certificate of incorporation,     make a distribution to shareholders,
Delaware law generally provides that a          including a cash or property dividend or
corporation may declare and pay dividends       stock repurchase, with respect to their
out of "surplus" -- defined as the excess,      shares unless, after giving effect to such
if any, of net assets, which is total assets    distribution:
less total liabilities, over capital, or,
when no surplus exists, out of net profits      - the corporation would not be able to pay
for the fiscal year in which the dividend is    its debts as they become due in the usual
declared and/or the preceding fiscal year,        course of business; or
except that dividends may not be paid out of
net profits if the capital of the               - the corporation's total assets would be
corporation is less than the amount of          less than the sum of its total liabilities
capital represented by the issued and             plus, unless the certificate of
outstanding stock of all classes having a         incorporation provides otherwise, the
preference upon the distribution of assets.       amount that would be needed, if the
In accordance with the DGCL, "capital" is         corporation were to be dissolved at the
determined by the board of directors and          time of the distribution, to satisfy the
shall not be less than the aggregate par          preferential rights upon dissolution of
value of the outstanding capital stock of a       HSB shareholders whose preferential rights
corporation having par value. The AIG             are superior to those receiving the
by-laws provide that the AIG board of             distribution.
directors may, out of funds legally
available and at any regular or special         The HSB certificate of incorporation does
meeting, declare dividends upon the capital     not contain any provisions which alter the
stock of AIG as and when it deems expedient.    above provisions of the CBCA with respect to
All outstanding classes of AIG preferred        dividends.
stock shall rank senior to the AIG common
stock in respect of the right to receive
dividends.

                        APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS
Under Delaware law, in certain circumstances    Connecticut law provides for dissenters'
a shareholder of a Delaware corporation is      rights to obtain payment of the fair value
generally entitled to demand appraisal and      of shares to a dissenting shareholder:
obtain payment of the judicially determined
fair value of his or her shares in the event    - if the shareholder is entitled to vote on
of any plan of merger or consolidation to       a merger or share exchange;
which the corporation, the shares of which
he or she holds, is a party, provided such      - in the case of a short form merger of a
shareholder continuously holds such shares        subsidiary into its parent corporation;
through the effective date of the merger,
otherwise complies with the requirements of     - if the shareholder is entitled to vote on
Delaware law for the perfection of appraisal    the sale of all or substantially all of the
rights and does not vote in favor of the          assets of a corporation other than in the
merger. However, this right to demand             usual or regular course of business,
appraisal does not apply to shareholders if:      except when done pursuant to court order
                                                  or a liquidation plan resulting in
- they are shareholders of a surviving            distributions to shareholders within one
  corporation and if a vote of the                year after the date of sale;
  shareholders of such corporation is not
  necessary to authorize the merger or          - in the case of an amendment to the
  consolidation; and                            certificate of incorporation that materially
                                                  and adversely affects rights in respect of
- the shares held by the shareholders are of      the dissenters' shares; and
  a class or series listed on a national
  securities exchange, designated as a          - in the case of any corporate action taken
  national market system security on an           pursuant to a shareholder vote, to the
  interdealer quotation system by the             extent the certificate of incorporation,
  National Association of Securities Deal-        the by-laws or a directors' resolution
  ers, Inc., referred to as the "NASD", or        provides that voting or non-voting
  are                                             shareholders are entitled to dissent and
                                                  obtain payment for their shares.

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
  held of record by more than 2,000
  shareholders on the date set to determine
  the shareholders entitled to vote on the      Under Connecticut law, the dissenter's right
  merger or consolidation. Notwithstanding      to payment and appraisal under the statute
  the above, appraisal rights are available     is the dissenter's exclusive remedy. Please
  for the shares of any class or series of      refer to the section titled "The
  stock of a Delaware corporation if the        Merger -- HSB Shareholders' Dissenters'
  holders thereof are required by the terms     Rights to Obtain Payment for their Shares"
  of an agreement of merger or consolidation    for a detailed discussion of dissenting HSB
  to accept for their stock anything except:    shareholders' rights.
     (1) shares of stock of the corporation
         surviving or resulting from the
         merger or consolidation;
     (2) shares of stock of any other
         corporation which at the effective
         date of the merger or consolidation
         will be listed on a national
         securities exchange, designated as
         a national market system security
         on an interdealer quotation system
         by the NASD or held of record by
         more than 2,000 shareholders;
     (3) cash in lieu of fractional shares
         of the corporations described in
         (1) and (2); or
     (4) any combination of the shares of
         stock and cash in lieu of
         fractional shares described in (1),
         (2) and (3).
A Delaware corporation may provide in its
certificate of incorporation that appraisal
rights shall be available for the shares of
any class or series of its stock as the
result of an amendment to its certificate of
incorporation, any merger or consolidation
to which the corporation is a party or a
sale of all or substantially all of the
assets of the corporation. The AIG restated
certificate of incorporation, as amended,
does not contain any provision regarding
appraisal rights.

                         INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under Delaware law, a corporation may           Under Connecticut law, unless the
indemnify any person made a party or            certificate of incorporation provides
threatened to be made a party to any type of    otherwise, a corporation must indemnify a
proceeding other than an action by or in the    director, officer, employee or agent of the
right of the corporation because he or she      corporation who was wholly successful, on
is or was an officer, director, employee or     the merits or otherwise, in the defense of
agent of the corporation or was serving at      any proceeding to which he or she was a
the request of the corporation as a             party because he or she is or was a
director, officer, employee or agent of         director, officer, employee or agent of the
another corporation or entity, against          corporation, against reasonable expenses
expenses, judgments, costs and amounts paid     including counsel fees, incurred by him or
in settlement actually and reasonably           her in connection with the proceeding.
incurred in connection with such proceeding:
(1) if he or she acted in good faith and in
a manner he or she

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
reasonably believed to be in or not opposed     Additionally, a corporation may indemnify
to the best interests of the corporation; or    the director, officer, employee or agent of
(2) in the case of a criminal proceeding, he    the corporation made party to a proceeding
or she had no reasonable cause to believe       if:
that his or her conduct was unlawful. A
corporation may indemnify any person made a     - he or she conducted himself or herself in
party or threatened to be made a party to       good faith;
any threatened, pending or completed action
or suit brought by or in the right of the       - he or she reasonably believed (A) in the
corporation because he or she was an            case of conduct in his or her official
officer, director, employee or agent of the       capacity with the corporation, that his or
corporation, or is or was serving at the          her conduct was in its best interests and
request of the corporation as a director,         (B) in all other cases, that his or her
officer, employee or agent of another             conduct was at least not opposed to the
corporation or other entity, against              corporation's best interests; and
expenses actually and reasonably incurred in
connection with such action or suit if he or    - in the case of any criminal proceeding, he
she acted in good faith and in a manner he      or she had no reasonable cause to believe
or she reasonably believed to be in or not        his or her conduct was unlawful.
opposed to the best interests of the
corporation, except that there may be no        An officer, employee or agent who is not a
such indemnification if the person is found     director may be indemnified to such further
liable to the corporation unless, in such a     extent, consistent with public policy, as
case, the court determines the person is        may be provided by contract, the certificate
entitled thereto. A corporation must            of incorporation, the by-laws or a
indemnify a director or officer who             resolution of the board of directors.
successfully defends himself or herself in a
proceeding to which he or she was a party       Unless a court orders otherwise, Connecticut
because he or she is or was a director or       law prohibits indemnification:
officer against expenses actually and
reasonably incurred by him or her.              - in connection with a proceeding by or in
                                                the right of the corporation except for
Expenses incurred by an officer or director       reasonable expenses if it is determined
or other employees or agents as deemed            that the director, officer, employee or
appropriate by the corporation in defending       agent met the relevant standard of conduct
a civil or criminal proceeding may be paid        stated above; or
by the corporation in advance of the final
disposition of such proceeding upon receipt     - in connection with any proceeding with
of an undertaking by or on behalf of such       respect to conduct for which he or she was
director or officer to repay such amount if       adjudged liable to the corporation on the
it shall ultimately be determined that he or      basis that an improper personal benefit
she is not entitled to be indemnified by the      was received by him or her.
corporation. The Delaware law
indemnification and expense advancement         The indemnification requirements under
provisions are not exclusive of any other       Connecticut law remain limited by the
rights which may be granted by the by-laws,     provision that requires that such
a vote of shareholders or disinterested         indemnification be authorized in the
directors, agreement or otherwise.              specific case after a determination that
                                                indemnification is permissible because the
AIG's restated certificate of incorporation,    director, officer, employee or agent has met
as amended, and by-laws provide for the         the standard of conduct set forth by
indemnification to the fullest extent           Connecticut law. However, under Connecticut
permitted by law of any person made, or         law, a corporation may, by a provision in
threatened to be made, a party to an action,    its certificate of incorporation or by-laws
suit or proceeding whether civil, crimi-        or in a resolution adopted or contract ap-
nal, administrative or investigative by         proved by its board of directors or
reason of the fact that the person or his or    shareholders, obligate itself in advance to
her testator or intestate is or was a           provide indemnification or advance funds to
director, officer or employee of AIG or         pay for or reimburse expenses. Also, any
serves or served any other enterprise at the    such provision that obligates a corporation
request of AIG.                                 to provide indemnification to the ful-

                                                lest extent permitted by law shall be deemed
                                                to obligate the corporation to advance funds
                                                to the fullest extent permitted by law.
                                                Connecticut law provides that a corporation
                                                may, before final disposition of a
                                                proceeding, advance funds to pay for or to
                                                reimburse the reasonable expenses incurred
                                                by a director, officer, employee or agent
                                                who is party to a proceeding if he or she
                                                delivers:
                                                - a written affirmation of his or her good
                                                faith belief that he or she has met the
                                                  relevant standard of conduct entitling him
                                                  or her to indemnification; and
                                                - his or her written undertaking to repay
                                                the funds if it is determined that he or she
                                                  is not entitled to indemnification.
                                                The HSB certificate of incorporation
                                                provides that officers and directors of HSB
                                                shall be indemnified by HSB to the fullest
                                                extent permitted by Connecticut law and that
                                                subject to Connecticut law, HSB may pay for
                                                or reimburse the reasonable expenses
                                                incurred by a director who is a party to a
                                                proceeding in advance of final disposition
                                                of the proceeding.

                                  LIMITATION OF LIABILITY
Delaware law permits a corporation to adopt     Connecticut law authorizes a corporation to
a provision in its certificate of               include in its certificate of incorporation
incorporation eliminating or limiting the       a provision limiting the personal liability
personal liability of a director to the         of a director to the corporation and its
corporation or its shareholders for monetary    shareholders for monetary damages for breach
damages for breach of fiduciary duty as a       of duty as a director to an amount that is
director, except that such provision shall      not less than the compensation received by
not limit the liability of a director for:      the director for serving the corporation
                                                during the year of the violation, if such
- any breach of the director's duty of          breach did not:
  loyalty to the corporation or its
  shareholders;                                 - involve a knowing and culpable violation
                                                of law by the director;
- acts or omissions not in good faith or
  which involve intentional misconduct or a     - enable the director or an associate to
  knowing violation of law;                     receive an improper personal economic gain;
- liability under Section 174 of the DGCL       - show a lack of good faith and a conscious
  for unlawful payment of dividends or stock      disregard for the duty of the director to
  purchases or redemptions; or                    the corporation under circumstances in
                                                  which the director was aware that his or
- any transaction from which the director         her conduct or omission created an
  derived an improper personal benefit.           unjustifiable risk of serious injury to
                                                  the corporation;

The AIG restated certificate of
incorporation, as amended, provides that no
director of AIG shall be liable to AIG or       - constitute a sustained and unexcused
its shareholders for monetary damages for       pattern of inattention that amounted to an
breach of fiduciary duty as a director,           abdication of the director's duty to the
except to the extent such an exemption from       corporation; or
liability or limitation thereof is not
permitted under the DGCL.                       - create liability under Section 757 of the
                                                CBCA for an unlawful distribution to
                                                  shareholders.
                                                The HSB certificate of incorporation
                                                provides that subject to Connecticut law, no
                                                director of HSB shall be personally liable
                                                to HSB or its shareholders for monetary
                                                damages for breach of duty as a director in
                                                an amount that exceeds the compensation
                                                received by the director during the year of
                                                the violation.
                                                Connecticut law authorizes a corporation to
                                                include in its certificate of incorporation
                                                a provision permitting or obligating a
                                                corporation to indemnify a director for
                                                liability to any person for any action
                                                taken, or any failure to take action, as a
                                                director, except for liability that arose in
                                                any of the five circumstances described
                                                above.
                                                The HSB certificate of incorporation does
                                                not contain this type of provision.

                                     PREEMPTIVE RIGHTS
Delaware law does not provide, except in        Connecticut law does not provide for a
limited instances, for preemptive rights to     preemptive right to acquire a corporation's
acquire a corporation's unissued stock.         unissued shares unless expressly granted to
However, such right may be expressly granted    the shareholders in the corporation's
to the shareholders in a corporation's          certificate of incorporation.
certificate of incorporation.
                                                The HSB certificate of incorporation
The restated AIG certificate of                 provides that no shareholder shall have any
incorporation, as amended, provides that        preemptive rights.
holders of AIG common stock and preferred
stock are not entitled to preemptive rights.

                               SPECIAL REDEMPTION PROVISIONS
Under the DGCL, a corporation may purchase      Under Connecticut law, a corporation may
or redeem shares of any class of its capital    acquire its own shares, subject to the
stock, but subject generally to the             limitations on distributions discussed above
availability of sufficient lawful funds         under "-- Dividends", and shares so acquired
therefor and provided that immediately          constitute authorized but unissued shares.
following any such redemption the corpora-
tion shall have outstanding one or more
shares of one or more classes or series of
stock, which share, or shares together,
shall have full voting powers. The AIG
restated certificate of incorporation, as
amended, contains no provision for special
redemptions of shares of its capital stock.

                                SHAREHOLDER RIGHTS AGREEMENT
Delaware law permits Delaware corporations      Connecticut law permits Connecticut
to issue stock purchase rights. The AIG         corporations to issue stock purchase rights.
board of directors has not adopted a            The HSB Board has adopted a shareholder
shareholder rights agreement.                   rights agreement. Under the Rights
                                                Agreement, dated as of November 28, 1998, by
                                                and between HSB and Fleet National Bank,
                                                previously known as Bank Boston N.A.,
                                                amended as of August 17, 2000, the rights
                                                will separate from the common stock and
                                                become exercisable if a person or group
                                                acquires ownership of 15% or more of the
                                                outstanding common stock of HSB or commences
                                                a tender or exchange offer to acquire 10% or
                                                more of the outstanding shares. Each right
                                                entitles a holder to purchase one two-
                                                hundredth of a share of Series A Junior
                                                Participating Preferred Stock, without par
                                                value, of HSB at an exercise price of
                                                $162.00 per share, subject to adjustment.
                                                If an acquirer obtains 15% or more of HSB's
                                                common stock and the HSB Board determines
                                                that such acquisition is not in the best
                                                interest of the shareholders, the rights of
                                                shareholders other than the acquirer will
                                                entitle the holder to purchase common shares
                                                of HSB, or, under certain circumstances, of
                                                the acquirer, at a 50% discount. The rights
                                                expire on November 28, 2008 and may be
                                                redeemed by HSB for $0.01 per right any time
                                                until the tenth business day following
                                                public announcement that a 15% position has
                                                been acquired.
                                                For a discussion of the amendment entered
                                                into by HSB of its rights agreement in
                                                connection with the merger agreement which
                                                places certain obligations and restrictions
                                                on HSB with respect to the rights agreement,
                                                please see "Related Agreements and
                                                Transactions -- Amendment to HSB's Rights
                                                Agreement".

                                     SHAREHOLDER SUITS
Under Delaware law, a shareholder may           Under Connecticut law, no shareholder may
institute a lawsuit against one or more         commence a derivative proceeding until:
directors, either on his or her own behalf,
or derivatively on behalf of the                - a written demand has been made upon the
corporation. An individual shareholder may        corporation to take suitable action; and
also commence a lawsuit on behalf of himself
or herself and other similarly situated         - 90 days have expired from the date the
shareholders when the requirements for          demand was made unless the shareholder has
maintaining a class action lawsuit under          earlier been notified that the demand has
Delaware law have been met.                       been rejected by the corporation or unless
                                                  irreparable injury to the corporation
                                                  would result by waiting for the expiration
                                                  of the 90-day period.

                             BUSINESS COMBINATION RESTRICTIONS
In general, Section 203 of the DGCL prevents    Connecticut law generally prohibits a
an "interested shareholder" -- defined          Connecticut corporation from engaging in
generally as a person with 15% or more of a     certain "business combinations" -- as
corporation's outstanding voting stock, with    defined by the statute to include certain
the exception of any person who owned and       mergers and consolidations, dispositions of
has continued to own shares in excess of the    assets and issuances of securities, as well
15% limitation since December 23,               as certain other transactions, with an
1987 -- from engaging in a "business            "interested shareholder" -- defined by the
combination", as defined below, with a          statute generally to include holders of 10%
Delaware corporation for three years            or more of the outstanding voting stock of
following the date such person became an        the corporation or an affiliate
interested shareholder.                         thereof -- for a period of five years
                                                following the date that such shareholder
The term "business combination" includes        became an interested shareholder, unless the
mergers or consolidations with an interested    business combination or the purchase of
shareholder and certain other transactions      stock is approved by the corporation's board
with an interested shareholder, including,      and by a majority of the non-employee
without limitation:                             directors of which there must be at least
                                                two, prior to the date such shareholder
- any sale, lease, exchange, mortgage,          became an interested shareholder. The
  pledge, transfer or other disposition,        holders of two-thirds of the voting shares
  except proportionately as a shareholder of    of the corporation, other than shares held
  such corporation to or with the interested    by the interested shareholder and its
  shareholder of assets, except                 affiliates, may, subject to certain
  proportionately as a shareholder of the       conditions, adopt an amendment to the
  corporation having an aggregate market        corporation's certificate of incorporation
  value equal to 10% or more of the             or by-laws electing not to be governed by
  aggregate market value of all assets of       this provision.
  the corporation or of certain subsidiaries
  thereof determined on a consolidated basis    Connecticut law also generally requires
  or the aggregate market value of all the      business combinations with an interested
  outstanding stock of the corporation;         shareholder to be approved by the board of
                                                directors and then by the affirmative vote
- any transaction which results in the          of at least (1) the holders of 80% of the
  issuance or transfer by the corporation or    voting power of the outstanding shares of
  by certain subsidiaries thereof of stock      voting stock and (2) the holders of
  of the corporation or such subsidiary to      two-thirds of such voting power excluding
  the interested shareholder, except            the voting stock held by the interested
  pursuant to certain transfers in a            shareholder, unless the consideration to be
  conversion or exchange or pro rata            received by the shareholders of the
  distribution to all shareholders of the       corporation meets certain price and other
  corporation, or pursuant to a holding         requirements set forth in the statute or
  company merger under Section 251(g), or       unless the board of directors of the
  certain other transactions, none of which     corporation has by resolution determined to
  increase the interested shareholder's         exempt business combinations with such
  proportionate ownership of any class or       interested shareholder prior to the time
  series of the corporation's or such           that such shareholder became an interested
  subsidiary's stock;                           shareholder. The holders of 80% of the
                                                voting shares of the corporation, and the
- any transaction involving the corporation     holders of two-thirds of the voting shares
  or certain subsidiaries thereof which has     of the corporation other than shares held by
  the effect, directly or indirectly, of        the interested shareholder and its
  increasing the proportionate share of the     affiliates, may adopt an amendment to its
  stock of any class or series, or              certificate of incorporation electing not to
  securities convertible into stock of the      be governed by this provision.
  corporation or any subsidiary which is
  owned by the interested shareholder,          The HSB certificate of incorporation
  except as a result of immaterial changes      provides that a "business combination" -- as
  due to fractional share adjustments or as     defined below, with an "interested
  a result of any purchase or                   shareholder" -- as defined below, or
                                                associates or affiliates of an interested
                                                shareholder,

  redemption of any shares of stock not         requires the affirmative vote of not less
  caused directly or indirectly by the          than 80% of the votes entitled to be cast by
  interested shareholder; or                    the holders of all then-outstanding shares
                                                of voting stock, voting together as a single
- any receipt by the interested shareholder     class. However, this 80% affirmative vote
  of the benefit, except proportionately as     requirement will not be triggered if:
  a shareholder of such corporation, of any
  loans, advances, guarantees, pledges, or      (1) the business combination is approved by
  other financial benefits provided by or       two- thirds of the "continuing directors",
    through the corporation or certain              as defined below; or
    subsidiaries.
                                                (2) (A) the aggregate amount of cash and the
The three-year moratorium may be avoided if:        fair market value, as of the date of the
                                                  consummation of the business combination,
- before such person became an interested         of the consideration other than cash to be
  shareholder, the board of directors of the      received per share by the holders of HSB
  corporation approved either the business        common stock and other HSB securities in
  combination or the transaction in which         such business combination is at least an
  the interested shareholder became an            amount determined by the provisions of the
  interested shareholder, or                      HSB certificate of incorporation; (B)
                                                  subject to certain conditions, the
- upon consummation of the transaction which      consideration to be received by the
  resulted in the shareholder becoming an         holders of a particular class or series
  interested shareholder, the shareholder         of outstanding capital stock of HSB is in
  owned at least 85% of the voting stock of       cash or in the same form as previously
  the corporation outstanding at the time         paid by the interested shareholder in
  the transaction commenced, excluding            connection with its direct or indirect
  shares held by directors who are also           acquisition of beneficial ownership of
  officers of the corporation and by              such class or series of capital stock; (C)
  employee stock ownership plans that do not      after the interested shareholder has
  provide employees with the right to             become an interested shareholder and
  determine confidentially whether shares         prior to the consummation of the busi-
  held subject to the plan will be tendered       ness combination, except as approved by
  in a tender or exchange offer; or               two-thirds of the continuing directors,
                                                  there is no failure to declare and pay
- on or following the date on which such          quarterly dividends and no reduction in
  person became an interested shareholder,        the annual rate of dividends, and,
  the business combination is approved by         subject to certain exceptions, such
  the board of directors of the corporation       interested shareholder has not become the
  and authorized at an annual or special          beneficial owner of any additional shares
  meeting of shareholders, not by written         of capital stock; (D) after the
  consent, by the affirmative vote of the         interested shareholder has become an
  shareholders of at least 66 2/3% of the         interested shareholder, such interested
  outstanding voting stock of the                 shareholder has not yet received the
  corporation not owned by the interested         benefit of any loans, advances,
  shareholder.                                    guarantees, pledges or other financial
                                                  assistance by HSB; (E) a proxy or
The business combination restrictions             information statement describing the pro-
described above do not apply if, among other      posed business combination and complying
things:                                           with the requirements of the Exchange Act
                                                  or other applicable laws, containing
- the corporation's original certificate of       certain information if sought by the
  incorporation contains a provision              continuing directors, is mailed to all
  expressly electing not to be governed by        HSB shareholders at least 30 days prior
  the statute;                                    to the consummation of the business
                                                  combination; and (F) such interested
- the corporation by action by the holders        shareholder has not made or caused to be
  of a majority of the voting stock of the        made any major changes in
  corporation approves an amendment to its
  certificate of incorporation or by-laws
  expressly electing not to

  be governed by the statute, effective 12        HSB's business or equity capital structure
  months after the amendment's adoption,          without the approval of a majority of the
  except in limited instances, which              continuing directors.
  amendment shall not be applicable to any
  business combination with a person who was    "Business combination" is generally defined
  an interested shareholder at or prior to      in the HSB certificate of incorporation as:
  the time of the amendment; or
                                                - any merger, consolidation of HSB or a
- the corporation does not have a class of      subsidiary of HSB with an interested
  voting stock that is:                           shareholder, or associate or affiliate of
                                                  an interested shareholder;
  -- listed on a national securities
  exchange;                                     - any sale, lease, exchange, mortgage,
                                                pledge, transfer or other disposition with
  -- authorized for quotation on the NASDAQ          an interested shareholder, or associate
     Stock Market; or                                or affiliate of an interested
                                                     shareholder, of any asset or securities
  -- held of record by more than 2,000               of HSB or any subsidiary of HSB, or any
     shareholders.                                   interested shareholder or any affiliate
                                                     or associate of an interested party,
The statute also does not apply to certain           having an aggregate fair market value
business combinations with an interested             of $10.0 million or more;
shareholder when such combination is
proposed after the public announcement of,      - the adoption of any plan for the
and before the consummation or abandonment      liquidation or dissolution of HSB proposed
of, a merger or consolidation, a sale of 50%      by or on behalf of an interested
or more of the aggregate market value of the      shareholder or associate or affiliate of
assets of the corporation on a consolidated       an interested shareholder;
basis or the aggregate market value of all
outstanding stock of the corporation, or a      - any reclassification of securities or
tender offer for 50% or more of the             recapitalization of HSB that has the effect
outstanding voting stock of the corporation,      of increasing the proportionate share of
if the triggering transaction is with or by       any series of capital stock of HSB that is
a person who either was not an interested         beneficially owned by an interested
shareholder during the previous three years       shareholder or associate or affiliate of
or who became an interested shareholder with      an interested shareholder; or
board of director approval, and if the
transaction is approved or not opposed by a     - any agreement, contract or arrangement
majority of the current directors who were      providing for any one or more of the actions
also directors prior to any person becoming       specified in the four immediately
an interested shareholder during the              preceding bullet points.
previous three years.
                                                "Continuing directors" is defined in the HSB
AIG is subject to the business combination      certificate of incorporation as a director
restrictions described above. The AIG           who is not an affiliate, associate or
restated certificate of incorporation, as       representative of the interested
amended, does not contain a provision           shareholders and was a member of the HSB
electing not to be governed by the business     Board prior to the time the interested
combination restrictions.                       shareholder became an interested shareholder
                                                and any successor to a continuing director
                                                recommended or elected to succeed the
                                                continuing director by a majority of
                                                continuing directors.
                                                "Interested shareholder" is defined in the
                                                HSB certificate of incorporation as any
                                                person other than HSB, any HSB subsidiary or
                                                employee benefit plan of HSB or any
                                                subsidiary, who (1) is the beneficial owner
                                                of voting stock representing 10% or more of
                                                the votes entitled to be cast by the holders
                                                of all then-outstanding shares of voting

                                                stock or (2) is an associate or affiliate of
                                                HSB and at any time within the two-year
                                                period immediately prior to the date in
                                                question was the beneficial owner of voting
                                                stock representing 10% or more of the votes
                                                entitled to be cast by the holders of all
                                                then-outstanding shares of voting stock.

            ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND NOMINATION OF DIRECTORS
Under AIG's by-laws, persons nominated by       Under HSB's by-laws, for a matter to be
shareholders for election as directors of       properly brought before a meeting by a
the corporation and any other proposals by      shareholder, the shareholder must give
shareholders shall be properly brought          timely written notice to the Corporate
before an annual meeting of shareholders        Secretary of HSB not less than 60 days or
only if notice of any such matter to be         more than 90 days prior to the anniversary
presented by a shareholder at such meeting      of the immediately preceding annual meeting.
shall be delivered to the secretary at the      However, if the annual meeting is called for
principal executive office of the               a date that is not within 30 days before or
corporation not less than 90 days nor more      after such anniversary date, notice must be
than 120 days prior to the first anniversary    received not later than the 10th day
date of the annual meeting for the preceding    following the date on which notice of the
year; provided, however, that if and only if    date of the annual meeting is mailed or
the annual meeting is not scheduled to be       publicized, whichever first occurs.
held within a period that commences 30 days
before and ends 30 days after such              A shareholder's notice must state as to each
anniversary date an annual meeting date         matter the shareholder proposes to bring
outside such period being referred to as an     before the annual meeting: (1) a brief
"other meeting date", such notice shall be      description of the matter desired to be
given by the later of (i) the close of          brought before the meeting; (2) the name and
business on the date 90 days prior to such      record address of the shareholder; (3) the
other meeting date or (ii) the close of         class and number of shares which are
business on the 10th day following the date     beneficially owned by the shareholder; and
on which such other meeting date is first       (4) any material interest of the shareholder
publicly announced or disclosed. Any            in such business.
shareholder desiring to nominate any person
or persons for election as a director or        Under HSB's by-laws, nominations of persons
directors of the corporation at an annual       for election to the HSB Board may be made by
meeting of shareholders shall deliver, as       the HSB Board or by any shareholder who is
part of the notice, a statement in writing      entitled to vote for the election of
setting forth the name of the person or         directors. A shareholder may nominate
persons to be nominated, the number and         persons for election as directors only if
class of all shares of each class of stock      written notice of such shareholder's intent
of the corporation owned of record and          to make such nominations is given to the
beneficially by each such person, as            Corporate Secretary of HSB not less than 60
reported to such shareholder by such person,    days nor more than 120 days prior to the
the information regarding each such person      anniversary of the immediately preceding
required by paragraphs (a), (e) and (f) of      annual meeting.
Item 401 of Regulation S-K adopted by the
Commission, each such person's signed           However, if the annual meeting is called for
consent to serve as a director of the           a date that is not within 30 days before or
corporation if elected, such shareholder's      after such anniversary date, notice must be
name and address, the number and class of       received not later than the 10th day
all shares of each class of stock of the        following the day on which notice of the
corporation owned of record and beneficially    date of the annual meeting was mailed or
by such shareholder. If a shareholder is        publicized, whichever first occurs.
entitled to vote only for a specific class
or category of directors at an annual           The notice must set forth:
meeting, such shareholder's right to
nominate one or more individuals for            (1) as to each proposed nominee, the name,
election as a director at the annual meeting    age, business and residence addresses, the
shall be limited to such class or category          principal
of directors.

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
                                                    occupation or employment, the class and
                                                    number of shares of capital stock
Under AIG's by-laws, any shareholder who            beneficially owned by such person and
gives a notice on any matter other than a           any other information relating to such
nomination for director, proposed to be             person required to be disclosed pursuant
brought before an annual meeting of                 to the proxy rules under the Exchange
shareholders shall deliver, as part of such         Act and the consent of such person to
notice, the text of the proposal to be              being named as a nominee and to serving
presented and a brief written statement of          as a director if elected; and
the reasons why the shareholder favors the
proposal and setting forth such                 (2) the name and address of the shareholder
shareholder's name and address, the number          making the nomination and the class and
and class of all shares of each class of            number of shares of capital stock which
stock of the corporation owned of record and        are beneficially owned by such
beneficially by the shareholder and any             shareholder.
material interest of such shareholder in the
matter proposed other than as a shareholder.

                              CONSIDERATION OF CONSTITUENCIES
Although the DGCL does not provide for the      Under the CBCA, a director of a Connecticut
consideration by a director of a Delaware       corporation that has voting stock registered
corporation of constituencies other than its    under Section 12 of the Exchange Act, when
shareholders when determining whether a         determining whether they reasonably believe
course of action is in the best interests of    a merger, share exchange, sale of assets,
the corporation, under Delaware case law, a     whether or not in the regular course of
director of a Delaware corporation may          business, approval of a business combination
consider the impact on other constituencies,    or approval of entering into a business
provided that it bears some reasonable          combination with an interested shareholder
relationship to general shareholder             of the corporation, in each case, is in the
interests.                                      best interests of the corporation, shall
                                                consider, among other matters:
                                                - the long-term as well as the short-term
                                                interests of the corporation;
                                                - the interests of the shareholders,
                                                long-term as well as short-term, including
                                                  the possibility that these interests may
                                                  best be served by the continued
                                                  independence of the corporation;
                                                - the corporation's employees, creditors,
                                                customers and suppliers; and
                                                - community and societal considerations,
                                                including those of any community in which
                                                  any office or other facility of the
                                                  corporation is located.
                                                Directors of a Connecticut corporation may
                                                also in their discretion consider any other
                                                factors they reasonably consider appropriate
                                                in determining what they reasonably believe
                                                to be in the best interests of the
                                                corporation.

                                 DIVIDEND REINVESTMENT PLAN
AIG does not maintain a dividend                HSB offers a dividend reinvestment plan that
reinvestment plan.                              enables shareholders to increase their
                                                holdings of HSB common stock without paying
                                                any broker commissions or fees. The plan
                                                permits voluntary cash investments in HSB
                                                common stock up to $24,000 per year.

                      WHERE YOU CAN FIND MORE INFORMATION

     AIG has filed with the Commission a registration statement on Form S-4 under the Securities Act that registers the distribution to the HSB shareholders of the AIG common stock to be issued under the terms of the merger agreement. AIG also filed with the Commission a Schedule 13D and an amendment to the
Schedule 13D under the Exchange Act in relation to AIG's option to acquire up to 19.9% of the HSB common stock, subject to the terms of the stock option agreement.

     This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of AIG in addition to being a proxy statement of HSB for the special meeting. The registration statement, including the exhibits and schedules to the registration statement, contains additional relevant information about AIG and the AIG common stock. The rules and regulations of the Commission allow AIG to omit certain information included in the registration statement and the exhibits and schedules to the registration statement from this proxy statement/prospectus.

     In addition, AIG and HSB file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy any reports, statements or other information at the following locations of the Commission:

Public Reference Room   New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center     Citicorp Center, Suite 1400
      Room 1024                Suite 1300            500 West Madison Street
Washington, D.C. 20549  New York, New York 10048   Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at l-800-SEC-0330.

     The Commission also maintains an Internet world wide web site that contains annual, quarterly and current reports, proxy statements and other information about issuers, such as AIG and HSB, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You may also inspect annual, quarterly and current reports, proxy statements and other information about AIG and HSB at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Commission allows AIG and HSB to "incorporate by reference" information into this proxy statement/prospectus. This means that AIG and HSB can disclose important business, financial and other information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that each of AIG and HSB have previously filed with the Commission. These documents contain important information about the respective companies and their finances.

     This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus, other than exhibits to a filing unless the exhibit is specifically incorporated by reference into the filing, by requesting them in writing or by telephone from the appropriate company at the following contact information:

      AMERICAN INTERNATIONAL GROUP, INC.                      HSB GROUP, INC.
                70 Pine Street                                One State Street
           New York, New York 10270                            P.O. Box 5024
                (212) 770-7074                        Hartford, Connecticut 06102-5024
  Attention: Director of Investor Relations                    (860) 772-1866
                                                    Attention: Chief Investment Officer

     If you would like to request documents, including any documents subsequently filed with the Commission prior to the special meeting, please do so by [--] [--], 2000, so that you will receive them before the special meeting.

AIG COMMISSION FILINGS (FILE NO. 1-8787)        PERIOD OR DATE FILED
----------------------------------------        --------------------
Annual Report on Form 10-K                      Year ended December 31, 1999
Quarterly Reports on Form 10-Q                  Quarters ended March 31, 2000 and June 30,
                                                2000
Proxy Statement on Schedule 14A                 Filed on April 6, 2000
The description of the AIG common stock set     Filed pursuant to Section 12 of the Exchange
forth in the AIG registration statement on      Act on September 20, 1984, including any
Form 8-A                                        amendment or report filed with the
                                                Commission for the purpose of updating such
                                                description
Schedule 13D                                    Filed pursuant to Regulation 13D-G of the
                                                Exchange Act on August 25, 2000
Amendment No. 1 to Schedule 13D                 Filed pursuant to Rule 13d-2(a) of the
                                                Exchange Act on September 8, 2000

HSB COMMISSION FILINGS (FILE NO. 1-13135)       PERIOD OR DATE FILED
-----------------------------------------       --------------------
Annual Report on Form 10-K                      Year ended December 31, 1999
Quarterly Reports on Form 10-Q                  Quarters ended March 31, 2000 and June 30,
                                                2000
Current Reports on Form 8-K                     Filed on January 19, 2000, January 26, 2000,
                                                March 6, 2000, April 18, 2000, June 16,
                                                2000, July 24, 2000, August 18, 2000 and
                                                September 7, 2000

     AIG and HSB also incorporate by reference additional documents that either company may file with the Commission between the date of this proxy statement/prospectus and the date of the special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     AIG has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to AIG, and HSB has supplied all such information relating to HSB.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS TO VOTE ON THE MERGER. NEITHER AIG NOR HSB HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [--] [--], 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THE PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF AIG COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                 LEGAL MATTERS

     The validity of the shares of AIG common stock to be issued in connection with the merger will be passed upon for AIG by Kathleen E. Shannon, Esq., Vice President and Associate General Counsel of AIG.

     Sullivan & Cromwell, counsel to AIG, and Skadden Arps, Slate, Meagher & Flom LLP, special counsel to HSB, will deliver opinions concerning certain federal income tax consequences of the merger.

                                    EXPERTS

     The consolidated financial statements and schedules of American International Group, Inc. at December 31, 1999 and 1998 and for the three year period ended December 31, 1999 incorporated by reference in this proxy statement/prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors as stated in their reports, which are incorporated by reference. Those consolidated financial statements and schedules are incorporated herein by reference in reliance upon their report given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedules of HSB Group, Inc. at December 31, 1999 and 1998 and for the three year period ended December 31, 1999 incorporated by reference in this proxy statement/ prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors as stated in their reports, which are incorporated by reference. Those consolidated financial statements and schedules are incorporated herein by reference in reliance upon their report given upon their authority as experts in accounting and auditing.

                                                                      APPENDIX A

                                                                  EXECUTION COPY

                             AGREEMENT AND PLAN OF

                                     MERGER

                                     AMONG

                      AMERICAN INTERNATIONAL GROUP, INC.,

                         ENGINE ACQUISITION CORPORATION

                                      AND

                                HSB GROUP, INC.

                          DATED AS OF AUGUST 17, 2000

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
      ARTICLE 1
      PLAN OF MERGER
1.1   The Merger..................................................    1
1.2   Conversion of Shares........................................    2
1.3   Exchange of Certificates....................................    3
1.4   Dividends...................................................    4
1.5   Termination of Exchange Fund................................    4
1.6   Investment of Exchange Fund.................................    5
1.7   Lost Certificates...........................................    5
1.8   Withholding Rights..........................................    5
      ARTICLE 2
      CLOSING
2.1   Time and Place of Closing...................................    5
      ARTICLE 3
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1   Organization, Good Standing and Power.......................    5
3.2   Capitalization..............................................    7
3.3   Subsidiaries................................................    7
3.4   Authority; Enforceability...................................    8
3.5   Non-Contravention; Consents.................................    8
3.6   SEC Documents; GAAP Financial Statements....................    9
3.7   Statutory Statements........................................    9
3.8   Absence of Certain Changes or Events........................   10
3.9   Taxes and Tax Returns.......................................   11
3.10  Litigation..................................................   12
3.11  Contracts and Commitments...................................   13
3.12  Registration Statement, Etc.................................   13
3.13  Employee Benefit Plans......................................   14
3.14  Collective Bargaining; Labor Disputes; Compliance...........   15
3.15  No Violation of Law.........................................   16
3.16  Environmental Matters.......................................   17
3.17  Fairness Opinion; Board Recommendation......................   18
3.18  Brokers and Finders.........................................   18
3.19  Takeover Statutes; Rights Agreement.........................   18
3.20  Voting Requirements.........................................   19
3.21  Intellectual Property.......................................   19
3.22  Insurance Matters...........................................   19
3.23  Investment Company..........................................   21
3.24  Insurance...................................................   21

                                                                    PAGE
                                                                    ----
3.25  Transactions with Affiliates................................   21
3.26  Agents and Brokers..........................................   21
3.27  Threats of Cancellation.....................................   22
3.28  Risk-Based Capital; IRIS Ratios.............................   22
3.29  Company Investment Assets...................................   22
3.30  Surplus Relief Agreements...................................   22
      ARTICLE 4
      REPRESENTATIONS AND WARRANTIES OF
      PARENT AND MERGER SUB
4.1   Organization, Good Standing and Power.......................   22
4.2   Capitalization..............................................   23
4.3   Authority; Enforceability...................................   23
4.4   Non-Contravention; Consents.................................   23
4.5   SEC Documents; GAAP Financial Statements....................   24
4.6   Absence of Certain Changes or Events........................   24
4.7   Registration Statement, Etc.................................   24
4.8   Brokers and Finders.........................................   25
4.9   Interim Operations of Merger Sub............................   25
4.10  Tax-Free Reorganization.....................................   25
4.11  Headquarters................................................   25
      ARTICLE 5
      CONDUCT AND TRANSACTIONS PRIOR TO
      EFFECTIVE TIME; CERTAIN COVENANTS
5.1   Access and Information......................................   25
5.2   Conduct of Business Pending Merger..........................   26
5.3   No Solicitations............................................   28
5.4   Fiduciary Duties............................................   29
5.5   Certain Fees................................................   29
5.6   Takeover Statutes...........................................   30
5.7   Consents....................................................   30
5.8   Further Assurances..........................................   30
5.9   New York Stock Exchange Listing.............................   31
5.10  Registration Statement; Stockholder Approvals...............   31
5.11  Expenses....................................................   32
5.12  Press Releases..............................................   32
5.13  Indemnification of Officers and Directors...................   32
5.14  Tax Treatment...............................................   33
5.15  Employee Benefits...........................................   33
5.16  Rule 145....................................................   34
5.17  Stock Options and Other Incentive Programs..................   35
5.18  Other Actions by the Company and Parent.....................   36

                                                                    PAGE
                                                                    ----
      ARTICLE 6
      CONDITIONS PRECEDENT TO MERGER
6.1   Conditions to Each Party's Obligations......................   36
6.2   Conditions to Obligations of the Company....................   37
6.3   Conditions to Obligations of Parent.........................   37
      ARTICLE 7
      TERMINATION AND ABANDONMENT OF THE MERGER
7.1   Termination.................................................   39
7.2   Effect of Termination and Abandonment.......................   40
      ARTICLE 8
      GENERAL PROVISIONS
8.1   Non-Survival................................................   40
8.2   Notices.....................................................   41
8.3   Entire Agreement............................................   41
      Waivers and Amendments; Non-Contractual Remedies;
8.4.. Preservation of Remedies....................................   41
8.5   Governing Law...............................................   42
8.6   Waiver of Jury Trial........................................   42
8.7   Binding Effect; Assignment..................................   42
8.8   Interpretation..............................................   42
8.9   No Third-Party Beneficiaries................................   43
8.10  Counterparts................................................   43
8.11  Severability................................................   43

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 17, 2000 by and among American International Group, Inc., a Delaware corporation ("Parent"), Engine Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and HSB Group, Inc., a Connecticut corporation (the "Company").

     WHEREAS, Parent and the Company have determined that it would be in their respective best interests and in the interests of their respective stockholders to effect the transactions contemplated by this Agreement;

     WHEREAS, in furtherance thereof, the respective Boards of Directors of Parent, the Company and Merger Sub have approved the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase shares of Company Common Stock (as defined in Section 1.2) under the terms and conditions set forth in the Stock Option Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                 PLAN OF MERGER

     1.1 The Merger.

     (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined herein) and in accordance with the provisions of this Agreement, the Connecticut Business Corporation Act (the "CBCA") and the Delaware General Corporation Law ("DGCL"), the Company shall be merged with and into Merger Sub, with Merger Sub as the surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation") in the Merger, and the separate corporate existence of the Company shall cease. Subject to the provisions of this Agreement, a certificate of merger complying with Section 33-819 of the CBCA shall be duly prepared, executed and filed with the Secretary of State of the State of Connecticut as provided in the CBCA (the "Connecticut Certificate of Merger") and a certificate of merger complying with Section 252 of the DGCL shall be duly prepared, executed, acknowledged and filed with the Secretary of State of Delaware as provided in the DGCL (the "Delaware Certificate of Merger"), in each case on the Closing Date (as defined in Section 2.1). The Merger shall become effective on the date and at the time at which the last of the following actions shall have been completed: (i) the Connecticut Certificate of Merger has been duly filed with the Secretary of State of Connecticut and (ii) the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").

     (b) From and after the Effective Time, the Merger shall have all the effects set forth in the CBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Merger and in accordance with the CBCA and the DGCL, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     (c) The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time until thereafter amended in accordance with the provisions thereof and the DGCL; provided that such Certificate of Incorporation shall be amended to change the name of the Surviving Corporation to the name of the Company.

     (d) The by-laws of the Surviving Corporation shall be the by-laws of Merger Sub in effect immediately prior to the Effective Time until altered, amended or repealed as provided therein or in the Certificate of Incorporation of the Surviving Corporation and the DGCL, provided that such by-laws shall be amended to change the name of the Surviving Corporation to the name of the Company.

     (e) The officers of the Company and the directors of Merger Sub immediately prior to the Effective Time, respectively, shall be the initial officers and directors of the Surviving Corporation, respectively, until their respective successors are duly elected and qualified.

     1.2 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

        (a) Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent.

        (b) All shares of common stock, no par value per share, of the Company ("Company Common Stock"), including each attached right (a "Company Right") issued pursuant to the Rights Agreement dated as of November 28, 1998 between the Company and BankBoston, N.A. (the "Company Rights Agreement"), that are owned by the Company or by any direct or indirect subsidiary of the Company (other than shares held in the investment portfolio of a direct or indirect subsidiary of the Company) and any shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (other than shares held in the investment portfolio of a direct or indirect subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, including any attached Company Right (other than Dissenting Shares (as defined in Section 1.2(e)) and shares of Company Common Stock canceled in accordance with Section 1.2(b)), shall be converted into, and become exchangeable for, that portion of a share of Common Stock, par value $2.50 per share, of Parent ("Parent Common Stock") equal to the lesser of (i) .4683 (the "Maximum Exchange Ratio") and
     (ii) the amount (the "Closing Price Exchange Ratio") derived by dividing $41.00 by the average of the closing prices per share of Parent Common Stock as reported on the NYSE composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal) for each of the 10 consecutive trading days in the period ending five trading days prior to the Closing Date (as defined in Section 2.1) (the "Base Period Stock Price"); provided, however, if the Maximum Exchange Ratio is less than the Closing Price Exchange Ratio, Parent shall elect either (i) in addition to the issuance of a portion of a share of Parent Company Common Stock equal to the Maximum Exchange Ratio, to pay a cash amount equal to the Per Share Cash Top- Up Amount or (ii) (x) to increase the Maximum Exchange Ratio (the "Adjusted Maximum Exchange Ratio") such that the product of the Adjusted Maximum Exchange Ratio times the Base Period Stock Price (the "Product") equals or is less than $41.00 and (y) if the Product is less than $41.00 pay a cash amount equal to the difference between $41.00 and such Product. The portion of a share of Parent Common Stock exchanged and, if applicable, the cash amount paid for each share of Company Common Stock pursuant to this Section 1.2(c) shall be referred to as the "Merger Consideration".

        For purposes of this Section 1.2(c) "Per Share Cash Top-Up Amount" means the greater of (i) $0 and (ii) (x) $41.00 minus (y) the product of (A) the Base Period Stock Price and (B) the Maximum Exchange Ratio. Prior to the Closing, Parent will notify the Exchange Agent, if applicable, of the Adjusted Maximum Exchange Ratio and any Per Share Cash Top-Up Amount or the Closing Price Exchange Ratio.

        (d) In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock-split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted to provide holders of Company Common Stock with the same economic effect as contemplated by this Agreement.

        (e) Each outstanding share of Company Common Stock, including any attached Company Right, the holder of which has perfected his right to dissent under applicable Law (as defined in Section 3.15(b)) and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable Law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the CBCA, shall be deemed to be converted into, as of the Effective Time, the right to receive Merger Consideration pursuant to Section 1.2(c). The Company shall give Parent (i) prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of attempted withdrawals of such notice and any other instruments provided pursuant to applicable Law and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the CBCA. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation. The Company shall not, except with the prior written consent of Parent, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     1.3 Exchange of Certificates.

     (a) From time to time after the Effective Time, Parent shall when and as required make available to a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 1 through the Exchange Agent, certificates representing the shares of Parent Common Stock and cash sufficient to pay the aggregate Merger Consideration (such shares of Parent Common Stock and cash, if any, together with any dividends or distributions with respect thereto made available by Parent in accordance with this Section 1.3, being hereinafter referred to as the "Exchange Fund"). Certificates (as defined herein) shall be surrendered and exchanged as follows:

        (i) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate representing shares of Company Common Stock (a "Certificate"), whose shares of Company Common Stock were converted into the right to receive Merger Consideration, (x) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Parent and the Company may specify consistent with this Agreement) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and any unpaid dividends and other distributions.

        (ii) At the Effective Time, and upon surrender in accordance with
     Section 1.3(a)(i) of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and the Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration and any unpaid dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered will forthwith be canceled. No interest will be paid or accrue on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other Taxes (as defined in Section 3.9) required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.3, each Certificate (other than a Certificate representing shares of Company Common Stock to be canceled in accordance with Section 1.2(b) and other than Dissenting Shares) will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any unpaid dividends or other distributions that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 1.

     (b) No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Parent. All fractional shares of Parent Common Stock that a holder of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated, and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash (without interest) determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by
(ii) the Base Period Stock Price. No such cash in lieu of fractional shares of Parent Common Stock shall be paid to any holder of Company Common Stock until Certificates are surrendered and exchanged in accordance with Section 1.3(a).

     (c) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to any obligation of Parent or the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to shares of Company Common Stock which remain unpaid or unsatisfied at the Effective Time, and there shall be no further registration from and after the Effective Time of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock which were out standing immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.3, except as otherwise provided by applicable Law.

     1.4 Dividends. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions that are declared or made after the Effective Time with respect to Parent Common Stock payable to holders of record thereof after the Effective Time shall be paid to a Company stockholder entitled to receive certificates representing Parent Common Stock until such stockholder has properly surrendered such stockholders' Certificates. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Parent Common Stock shall be issued any dividends with a record date at or after the Effective Time which shall have become payable with respect to such Parent Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender, there shall also be paid to the stockholder in whose name the certificates representing such Parent Common Stock shall be issued any dividend on such Parent Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender; provided that such dividend payments shall be made on such payment dates. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends.

     1.5 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered by the Exchange Agent to Parent, and any holders of the Certificates who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for any Merger Consideration and, if applicable, any unpaid dividends or other distributions which such holder may be due, subject to applicable

Law. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person (as defined herein) in respect of any such shares of Parent Common Stock or funds from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. As used in this Agreement, "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

     1.6 Investment of Exchange Fund. The Exchange Agent will invest any cash included in the Exchange Fund, as directed by Parent. Any interest and other income resulting from such investments will be paid to Parent.

     1.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting of a reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends or distributions on shares of Parent Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

     1.8 Withholding Rights. The Surviving Corporation or the Parent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by the Surviving Corporation or Parent as the case may be.

                                   ARTICLE 2

                                    CLOSING

     2.1 Time and Place of Closing. Unless otherwise mutually agreed upon in writing by Parent and the Company, the closing of the Merger (the "Closing") will be held at 10:00 a.m., local time, on the first business day following the date that all of the conditions precedent specified in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have been satisfied or waived by the party or parties permitted to do so (such date being referred to hereinafter as the "Closing Date"). The place of Closing shall be at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or at such other place as may be agreed between Parent and the Company.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the Company's Form 10-K for the year ended December 31, 1999, or the Company's Form 10-Qs and Form 8-Ks filed since December 31, 1999 and prior to the date hereof or as set forth in the disclosure letter delivered to Parent concurrent with the execution of this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

     3.1 Organization, Good Standing and Power.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Connecticut and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except where the failure to be so

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qualified or licensed or to be in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company (as defined herein). The Company has delivered to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and its By-Laws, as amended to the date hereof. As used in this Agreement, the phrase "Material Adverse Effect on the Company" means a material adverse effect on the condition (financial or otherwise), properties, business, or results of the operations of the Company and its subsidiaries (as defined below) taken as a whole, other than (i) effects caused by changes in general economic or securities markets conditions, (ii) changes or conditions that affect the U.S. property-casualty insurance industry in general, (iii) changes in generally accepted accounting principles, consistently applied ("GAAP") or statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority and (iv) effects resulting from the announcement of this Agreement and the transactions contemplated hereby.

     For purposes of this Agreement; the term "Responsible Executive Officers" shall mean the persons designated as such in Schedule 3.1 of the Company Disclosure Letter. As used in this Agreement, the term "subsidiary" of a party shall mean any corporation or other entity (including joint ventures, partnerships and other business associations) in which such party directly or indirectly owns outstanding capital stock or other voting securities having the power to elect a majority of the directors or similar members of the governing body of such corporation or other entity, or otherwise direct the management and policies of such corporation or other entity.

     (b) Each subsidiary of the Company (a "Company Subsidiary") is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and has the corporate or other power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. The Company has delivered or made available to Parent complete and correct copies of the certificate of incorporation and any by-laws (or comparable organizational documents for each Company Subsidiary).

     (c) Joint Ventures. Neither the Company nor any Company Subsidiary is a party to or member of, or otherwise holds, any Joint Venture. With respect to the joint ventures of the Company and the Company Subsidiaries that are not Joint Ventures (A) except as set forth on Schedule 3.1(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is liable for any material obligations or material liabilities of any such joint ventures, (B) except as set forth on Schedule 3.1(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is obligated to make any loans or capital contributions to, or to undertake any guarantees or obligations with respect to, such joint ventures, (C) none of such joint ventures own any assets that are material to the continued conduct of the business of the Company and the Company Subsidiaries, taken as a whole, substantially as it is presently conducted, (D) except as set forth on Schedule 3.1(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is subject to any material limitation on its right to compete or any material limitation on its right to otherwise conduct business by reason of any agreement relating to such joint venture and
(E) to the knowledge of the Responsible Executive Officers after due inquiry, each joint venture is in material compliance with all Laws of all Governmental Entities. As used herein, "Joint Venture" shall mean those direct or indirect joint ventures of the Company or any Company Subsidiary (i) that are not otherwise a direct or indirect Company Subsidiary and (ii) in which the Company or any Company Subsidiary as of the date of this Agreement have invested, or made commitments to invest, $25 million or more, but "Joint Venture" and "joint venture" shall not include any entities whose securities are held solely for passive investment purposes by the Company or any Company Subsidiary. Schedule 3.1(c) of the Company Disclosure Letter contains, as of the date of this Agreement, a correct and complete list of each joint venture of the Company or any Company Subsidiary that is not a Joint Venture.

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     (d) The Company conducts its insurance operations through the subsidiaries set forth on Schedule 3.1(d) of the Company Disclosure Letter (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is
(i) duly licensed or authorized as an insurance company and, where applicable, a reinsurance company, in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurance company, in each other jurisdiction where it is required to be so licensed or authorized and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as defined in Section 3.7(a)), except, in any such case, where the failure to be so licensed or authorized is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. The Company has made all required filings under applicable insurance holding company statutes, except where the failure to file is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

     3.2 Capitalization. The authorized capital stock of the Company as of the date hereof consists of 50,000,000 shares of Company Common Stock, of which as of August 16, 2000, 29,037,767 shares were issued and outstanding; 500,000 shares of preferred stock, no par value per share, of which as of the date hereof 250,000 shares have been designated as "Series A Junior Participating Preferred Stock" and 2,000 shares have been designated as "Series B Convertible Preferred Stock," of which as of August 16, 2000, no shares were issued and outstanding. The Company has no commitments to issue or deliver Company Common Stock or any other securities, except that, as of August 16, 2000 there were (i) 4,011,150 shares of Company Common Stock subject to issuance upon exercise of outstanding Company Options (as defined in Section 5.17(a)) pursuant to the Company 1985 Stock Option Plan, as amended and restated effective September 21, 1998, and to the Company 1995 Stock Option Plan, as amended and restated effective September 21, 1998 (together, the "Company Option Plans"); (ii) 69,444 shares of Company Common Stock subject to issuance pursuant to the Company Directors Stock and Deferred Compensation Plan, as amended and restated effective September 21, 1998; and (iii) 5,294,118 shares issuable upon conversion of the 7.0% Convertible Subordinated Deferrable Interest Debentures due December 31, 2017 ("Capital Securities") or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company. The shares of Company Common Stock issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the Stock Option Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any liens, charges, pledges, security interests or other encumbrances. All outstanding shares of Company Common Stock are, and all shares which may be issued prior to the Effective Time pursuant to any outstanding Company Options will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Other than the Company Options and the Capital Securities, there are no preemptive or other outstanding options, warrants or rights to purchase or acquire from the Company any capital stock of the Company, there are no existing registration covenants with the Company with respect to outstanding shares of the Company Common Stock or other securities, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which the Company is bound to issue or sell any additional shares of its capital stock or other securities. The Company has provided to Parent a correct and complete list of each Company Option, including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto.

     3.3 Subsidiaries. The only direct or indirect subsidiaries of the Company and (except for portfolio investments and joint ventures) other ownership interests held directly or indirectly by the Company in any other Person are those listed in Schedule 3.3 of the Company Disclosure Letter. The Company owns, directly or indirectly, all of such outstanding voting securities or other ownership interests of each Company Subsidiary free and clear of all liens, charges, pledges, security interests or other encumbrances. All of the capital stock or other ownership interests of each Company Subsidiary has been duly authorized, and is validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.3 of the Company Disclosure Letter, there are no preemptive or other outstanding options, warrants or rights to subscribe to, or any contracts or commitments to issue or sell any shares of the capital stock or any securities or obligations
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convertible into or exchangeable for, or giving any Person any right to acquire, any shares of the capital stock of any Company Subsidiary to which the Company or any Company Subsidiary is a party. Except as set forth in Schedule 3.3 of the Company Disclosure Letter, there are no voting trusts or other agreements or understandings with respect to the voting of capital stock of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party.
The Company does not own, directly or indirectly, any voting interest that may require a filing by Parent under the HSR Act.

     3.4 Authority; Enforceability. The Company has the corporate power and authority to enter into this Agreement and, subject to obtaining the required approval of the stockholders of the Company with respect to the consummation of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and each constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

     3.5 Non-Contravention; Consents.

     (a) Except as set forth in Schedule 3.5 of the Company Disclosure Letter, neither the execution, delivery and performance by the Company of this Agreement or the Stock Option Agreement, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will:

        (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in a change in the rights or obligations of any party under, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of,
     (x) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any Company Subsidiary, or (y) any note, bond, mortgage, indenture, deed of trust, licence, lease, contracts, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries may be bound, or to which the Company or any of the Company Subsidiaries or the properties or assets of any of them may be subject, and that, in any such event specified in this clause (y), is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; or

        (ii) violate any valid and enforceable judgment, ruling, order, writ, injunction, decree, or any statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets where such violation is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     (b) Except for (i) the filing of the applications and notices with applicable foreign, federal and state regulatory authorities governing insurance (including the Commissioners of Insurance in Texas and Connecticut, and the insurance regulatory authorities and other applicable regulatory authorities in the United Kingdom, Canada, Bermuda, Malaysia, Australia, Spain and Hong Kong) (the "Insurance Authorities") and the approval of such applications or the grant of required licenses by such authorities or the expiration of any applicable waiting periods thereunder, (ii) the filing of notification and report forms with the United States Federal Trade Commission and the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of any applicable waiting period thereunder, (iii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement (the "Proxy Statement") in definitive form relating to the meeting of the
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Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting") and the filing and declaration of effectiveness of the registration statement on Form S-4 relating to the shares of Parent Common Stock to be issued in the Merger, (iv) filings with state securities or "blue sky" laws, (v) the filing of the Connecticut Certificate of Merger with the Secretary of State of the State of Connecticut pursuant to the CBCA, (vi) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (vii) the approval of the listing of the Parent Common Stock to be issued in the Merger on the New York Stock Exchange or (viii) the filing with the SEC of a Schedule 13D, (the "Schedule 13D"), no notices to, consents or approvals of, or filings or registrations with, any court, federal, state, local or foreign governmental or regulatory body (including a self-regulatory body) or authority (each, a "Governmental Authority") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement or the Stock Option Agreement and the consummation by the Company of the trans actions contemplated hereby and thereby, except for such notices, consents, approvals, filings or registrations, the failure of which to be made or obtained are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     3.6 SEC Documents; GAAP Financial Statements. The Company has timely filed all required forms, reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998. The Company has delivered or made available to Parent all registration statements, proxy statements, annual reports, quarterly reports and reports on Form 8-K and other forms, reports, schedules and documents, if any, filed by the Company with the SEC since January 1, 1998 and prior to the date hereof (as such documents have been amended since the time of their filing, collectively, the "Company Reports"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company Reports (i) were timely filed and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Reports, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company Reports complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments). Except for those obligations and liabilities that are reflected or reserved against on the balance sheet included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 or in the footnotes to the financial statements included therein, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown or otherwise), except for liabilities or obligations incurred since December 31, 1999 in the ordinary course of business consistent with past practice, that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     3.7 Statutory Statements.

     (a) The Company has previously furnished or made available to Parent true and complete copies of the annual statements or other comparable statements for each of the years ended December 31, 1997, December 31, 1998, and December 31, 1999, and for the quarterly periods ended March 31, 2000 and June 30, 2000, together with all exhibits and schedules thereto (collectively, the "Company SAP State-

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ments"), with respect to each of the Company Insurance Subsidiaries, in each case as filed with the Governmental Authority charged with supervision of insurance companies of such Company Insurance Subsidiary's jurisdiction of domicile. The Company SAP Statements were prepared in conformity with statutory or other applicable accounting practices prescribed or permitted by such Governmental Authority applied on a consistent basis ("SAP") and present fairly, to the extent required by and in conformity with SAP in all material respects the statutory financial condition of such Company Insurance Subsidiary (in the case of domestic U.S. Company Insurance Subsidiaries) or applicable regulatory financial condition (in the case of non-U.S. Company Insurance Subsidiaries) at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Company Insurance Subsidiary for each of the periods then ended. No deficiencies or violations material to the financial condition of any of the Company Insurance Subsidiaries, individually, whether or not material in the aggregate, have been asserted in writing by any Governmental Authority which have not been cured or otherwise resolved to the satisfaction of such Governmental Authority (unless not currently pending). The Company has made available to Parent true and complete copies of all financial examination and other reports of Governmental Authorities, including the most recent reports of state insurance regulatory authorities, relating to each Company Insurance Subsidiary. The quarterly statements of each Company Insurance Subsidiary for the quarter ending March 31, 2000 as filed and the quarterly statements of each Company Insurance Subsidiary thereafter filed prior to the Closing, when filed with the Governmental Authorities, including insurance regulatory authorities, of the applicable jurisdictions, presented and will present fairly, to the extent required by and in conformity with SAP in all material respects the statutory financial condition of such Company Insurance Subsidiary (in the case of domestic U.S. Company Insurance Subsidiaries) or applicable regulatory financial condition (in the case of non-U.S. Company Insurance Subsidiaries) at their respective dates indicated and the results of operations, changes in capital and surplus and cash flow of such Company Insurance Subsidiary for each of the periods therein specified (subject to normal year-end adjustments).

     (b) All reserves for claims, losses (including, without limitation, incurred but not reported losses) and loss adjustment expenses, (whether allocated or unallocated) as reflected in the Company SAP Statements, were determined in accordance with SAP, consistently applied, and made reasonable provision in the aggregate to cover the total amount of liabilities under all outstanding policies and contracts of insurance, reinsurance and retrocession as of the dates of such statutory statements except for any deficiency which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. Each Company Insurance Subsidiary owns assets that qualify as admitted assets under applicable Insurance Laws in an amount at least equal to any such required reserves plus its minimum statutory capital and surplus as required under applicable Insurance Laws. No Company Insurance Subsidiary's reserves have been discounted on either a tabular or non-tabular basis.

     3.8 Absence of Certain Changes or Events. Since December 31, 1999, the Company and the Company Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary course of such business consistent with past practice, and there has not been (i) any change, event, condition (financial or other) or state of circumstances or facts which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock other than regular quarterly dividends with respect to the Company Common Stock which do not exceed $0.44 per share per quarter, (iii) any split, combination or reclassification of any of the Company's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's outstanding capital stock, (iv) except as set forth in Schedule 3.8 of the Company Disclosure Letter, (w) any material change to any Company Employee Plan, (x) any granting by the Company or any Company Subsidiary of any increase in compensation or benefits or the opportunity to earn compensation or benefits to any executive officers, except for increases in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1999, (y) any granting by the Company or any Company Subsidiary to any such executive officer or other employee of any increase in severance or termination pay, except as was required under any employment,
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severance or termination agreements in effect as of December 31, 1999, which agreements are identified in the Company Disclosure Letter, or (z) any entry by the Company or any Company Subsidiary into any new severance or termination agreement with any such executive officer or other employee, (v) any material addition, or any development involving a prospective material addition, to the Company's aggregate reserves for policy claims, (vi) any material change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as may be appropriate to conform to changes in statutory accounting rules or generally accepted accounting principles, or (vii) any material change in the practices, policies, methods, assumptions or principles of any Company Subsidiary with respect to underwriting, pricing, reserving, claims administration or investment.

     3.9 Taxes and Tax Returns.

     (a) As used in this Agreement, "Tax" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, premium, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, stamp, customs duties, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any Governmental Authority, whether imposed directly on a Person or resulting under Treasury Regulation Section 1.1502-6 (or any similar Law), as a transferee or successor, by contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return" shall mean a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities;

     (b) The Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with appropriate Governmental Authorities all Tax Returns required to be filed by them, on or prior to the date hereof, and all Tax Returns were in all material respects true, complete and correct and filed on a timely basis except to the extent that any failure to file is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, and (ii) duly paid in full within the time and in the manner prescribed by Law or made provisions in accordance with generally accepted accounting principles with respect to Taxes not yet due and payable (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods ending on or prior to the date hereof, except to the extent that any failure to fully pay or make provision for the payment of such Taxes is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company;

     (c) No federal, state, local or foreign audits, investigations or other administrative proceedings or court proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of the Company or the Company Subsidiaries, and no issues have been raised in writing by any taxing authority in connection with any Tax or Tax Return wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate is reasonably likely to have a Material Adverse Effect on the Company;

     (d) The federal income tax returns of the Company and the Company Subsidiaries have been examined by the Internal Revenue Service ("IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods through and including December 31, 1995, and no material deficiencies for any Taxes were proposed, assessed or asserted as a result of such examinations that have not been resolved and fully paid. Neither the Company nor any of the Company Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company or any of the Company Subsidiaries, which period (after giving effect to such extension) has not yet expired;

     (e) Except as set forth in Schedule 3.9(e) of the Company Disclosure
Letter, neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes. Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a U.S. consolidated federal income tax return or an affiliated, consolidated, combined or unitary group for state income tax return purposes (other than a group the common parent of which was the Company) or (ii) has
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any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6
(or any provision of state, local or foreign law in respect of an affiliated, consolidated, combined or unitary group for state income tax return purposes), as a transferee or successor, by contract or otherwise. Neither the Company nor any Company Subsidiary is currently under (i) any obligation to pay any amounts as a result of being party, or having been party, to any Tax sharing agreement or (ii) any express or implied obligation to indemnify any other Person for Taxes except for such indemnification obligations which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company;

     (f) There are no Tax liens upon any asset of the Company or any Company Subsidiary except liens for Taxes not yet due and payable, liens which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or liens which otherwise are being contested in good faith;

     (g) Neither the Company nor any Company Subsidiary has received a Tax Ruling (as defined herein) or entered into a Closing Agreement (as defined herein) with any taxing authority. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes;

     (h) All transactions that could give rise to an understatement of federal income tax have been adequately disclosed on the Tax Returns of the Company and any Company Subsidiary in accordance with Section 6662(d)(2)(B) of the Code except for such understatements which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company;

     (i) Except as set forth on Schedule 3.9(i) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Company Subsidiary, and the IRS has not proposed any such adjustment or change in accounting method;

     (j) Except as set forth in Schedule 3.9(j) of the Company Disclosure Letter, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Company Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or benefit plan of the Company or a Company Subsidiary currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). In addition, except as set forth in Schedule 3.9(j) of the Company Disclosure Letter, Section 162(m) of the Code will not apply to any amount paid or payable by the Company or any Company Subsidiary under any contract or Company Employee Plan (as defined in Section 3.13(a)) currently in effect;

     (k) Neither the Company nor any Company Subsidiary has taken any action or failed to take any action which action or failure to take action could jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; and

     (l) The Company is not a "United States real property holding corporation" as defined in Section 897(b)(2) of the Code.

     (m) HSB Engineering Insurance Limited is a party to a gain recognition agreement dated December 21, 1995, which expires December 31, 2008. A copy of the agreement is included in Schedule 3.9(m) of the Company Disclosure Letter.

     3.10 Litigation. Except as set forth in Schedule 3.10 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any pending or, to the knowledge of the Responsible Executive Officers after due inquiry, threatened claim, action, suit, investigation or proceeding which is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. There is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against the Company or any Company Subsidiary which is,

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individually or in the aggregate, reasonably likely to have a Material Adverse
Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. In the reasonable judgment of the Responsible Executive Officers the aggregate case reserves maintained by the Company and its Subsidiaries for cases in litigation are adequate to cover the reasonably likely expenses of the Company and its subsidiaries with respect to such cases based on the facts currently known by the Company, provided, however, that this representation shall not be deemed to be a representation as to the adequacy of reserves under outstanding policies and contracts of insurance, reinsurance and retrocession in the aggregate.

     3.11 Contracts and Commitments. All of the contracts, agreements or arrangements of the Company and the Company Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto (the "Contracts") are described in the Company Reports or filed as exhibits thereto and are in full force and effect. True and complete copies of all such Contracts have been delivered or have been made available by the Company to Parent. Neither the Company nor any Company Subsidiary has violated, is in breach of any provision of, or is in default (or, with notice or lapse of time or both, would be in default) under, or has taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any of the Contracts, except for such violations, breaches, defaults, terminations or accelerations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is party to any contract, agreement or arrangement containing any provision or covenant limiting in any manner the ability of the Company or any Company Subsidiary to (a) sell any products or services of or to any other Person, (b) engage in any line of business, or (c) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any Company Subsidiary. Except as set forth in Schedule 3.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any contract, agreement or arrangement which provides for payments in the event of a change of control.

     3.12 Registration Statement, Etc. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement to be filed by Parent with the SEC in connection with the Parent Common Stock to be issued in the Merger (the "Registration Statement"), (ii) the Proxy Statement to be mailed to the Company's stockholders in connection with the Stockholders' Meeting to be called to consider the Merger, and (iii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed and at the time such documents become effective or at the time any amendment or supplement thereto be comes effective contain any untrue statement of a material fact, or omit to state any material fact required or necessary in order to make the statements therein not misleading; and, in the case of the Registration Statement, when it becomes effective or at the time any amendment or supplement thereto becomes effective, cause the Registration Statement or such supplement or amendment to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or, in the case of the Proxy Statement, when first mailed to the stockholders of the Company, or in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, cause the Proxy Statement or any amendment thereof or supplement thereto to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC and any other regulatory agency in connection with the Merger will comply as to substance and form in all material respects with the provisions of applicable Law, except that no representation is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent expressly for inclusion therein or with respect to information concerning Parent or Merger Sub which is included or incorporated by reference in the Registration Statement or the Proxy Statement.

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     3.13 Employee Benefit Plans.

     (a) Schedule 3.13(a) of the Company Disclosure Letter contains a list of each plan, program, arrangement, practice and contract which is maintained by the Company or any Company Subsidiary under which the Company or any Company Subsidiary is obligated to make contributions and which provides benefits or compensation to or on behalf of current or former employees, officers or directors, including but not limited to (i) all bonus, incentive compensation, stock option, stock purchase, deferred compensation, retirement, fringe benefits, commission, severance, golden parachute plans, programs, contracts or arrangements, (ii) executive compensation plans, programs, contracts or arrangements and (iii) "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans, programs, arrangements, practices or contracts are referred to herein as "Company Employee Plans." The Company has made available to Parent the plan documents or other writing constituting each Company Employee Plan and, if applicable, the trust, insurance contract or other funding arrangement, the most recently prepared ERISA summary plan description, the three most recent Forms 5500, any summary of material modifications, and the most recently prepared actuarial report, financial statements, and annual reports for each such Plan. The Company has identified those Company Employee Plans which the Company intends to satisfy the requirements of Section 401(a) of the Code and has made available to Parent accurate copies of the most recent favorable determination letters for such plans.

     (b) No liability under Title IV or Section 302 of ERISA that is reasonably likely, in the aggregate, to have a Material Adverse Effect on the Company has been incurred by the Company or any entity (each, an "ERISA Affiliate") which together with the Company would be deemed to be a "single employer" with the Company within the meaning of Section 4001 of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability.

     (c) Neither the Company nor any ERISA Affiliate has at any time within the last six years contributed or had any obligation to contribute to a "multiemployer plan," as defined in Section 3(37) of ERISA, and no Company Employee Plan is a plan described in Section 4063(a) of ERISA. All contributions required to be made under the terms of any Company Employee Plan have been timely made or have been reflected on the Company SAP Statements. Under each Company Employee Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(1)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year. There has been no amendment to, announcement by the Company or any Company Subsidiary relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year.

     (d) Except as set forth in Schedule 3.13(d) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is obligated to provide post-employment or retirement medical benefits or any other unfunded welfare benefits to or on behalf of any Person who is no longer an employee of Company or any Company Subsidiary, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA. In respect of any Company Employee Plan set forth on Schedule 3.13(d) of the Company Disclosure Letter pursuant to the preceding sentence, other than the Employee Agreements listed therein, the Company or any Company Subsidiary may amend or terminate such Plan at any time without incurring any liability thereunder except for benefits incurred through such amendment or termination date.

     (e) Neither the Company nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Company Employee Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to
Section 409 of ERISA or a Tax pursuant to Section 4975 of the Code which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Each Company Employee Plan subject to the requirements of Section 601 of

ERISA has been operated in substantial compliance therewith. The Company has not contributed to a "nonconforming group health plan" (as defined in Section 4000(c) of the Code).

     (f) Each Company Employee Plan has at all times been maintained, by its terms and in operation, in substantial compliance with all applicable Laws, and each of those Company Employee Plans which is intended to be qualified under
Section 401(a) of the Code is so qualified and has at all times been maintained, by its terms and in operation, in accordance with Section 401(a) of the Code.

     (g) Schedule 3.13(g) of the Company Disclosure Letter contains a true and complete summary or list of all material employment contracts and other arrangements or agreements (including Company Employee Plans) that contain "change in control" arrangements or other provisions pursuant to which benefits or protections are triggered as a result of transactions affecting the ownership of the Company or the composition of its Board of Directors.

     (h) There are no pending, or, to the knowledge of the Responsible Executive Officers, threatened or anticipated, claims that are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect by or on behalf of any Company Employee Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any Company Employee Plan (other than routine claims for benefits).

     (i) Except as set forth in Schedule 3.13(i) of the Company Disclosure Letter, the execution of or performance of the transactions contemplated by this Agreement, whether alone or in conjunction with a termination of employment, will not create, (A) accelerate or increase any obligations under any Company Employee Plan, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or trigger any other material obligation pursuant to, any of the Company Employee Plans, (C) result in any breach or violation of, or default under, any of the Company Employee Plans or (D) require the Company (or after the Merger, Parent) to recognize any compensation expense, or to change the basis on which compensation expense is charged, in respect of any outstanding stock option or other equity-based award.

     (j) The trust agreement between the Company and Fleet National Bank dated January 29, 1988, amended and restated as of May 30, 1997 and further amended as of October 28, 1998 (the "Trust"), has been amended effective as of August 16, 2000 to provide that the execution of this Agreement shall not constitute a "Potential Change in Control" (as defined in the Trust) of the Company and the consummation of any of the transactions contemplated by this agreement shall not constitute a charge in control of the Company.

     3.14 Collective Bargaining; Labor Disputes; Compliance. There are no collective bargaining agreements to which the Company or any of the Company Subsidiaries is a party or under which it is bound. The employees of the Company and the Company Subsidiaries are not represented by any unions. Neither the Company nor any of the Company Subsidiaries is currently, nor has been during the past three years, the subject of any union organizing drive. Neither the Company nor any of the Company Subsidiaries is currently, nor has been during the past five years, the subject of any strike, dispute, walk-out, work stoppage, slow down or lockout involving the Company or any of the Company Subsidiaries nor, to the knowledge of the Responsible Executive Officers after due inquiry, is any such activity threatened. Each of the Company and each Company Subsidiary has substantially complied with all Laws relating to the employment and safety of labor, including the National Labor Relations Act and other provisions relating to wages, hours, benefits, collective bargaining and all applicable occupational safety and health acts and Laws. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, age, sex, disability or otherwise in its employment conditions or practices with respect to its employees in a manner which is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. No action, suit, complaint, charge, grievance, arbitration, employee proceeding or investigation by or before any court, governmental entity, administrative agency or commission, brought by or on behalf of any employee, prospective employee, former employee, retired employee, labor organization or other representative of the Company's employees is pending or, to the knowledge of the Responsible Executive Officers after due inquiry, threatened against the Company except as disclosed in Schedule 3.14 to the Company Disclosure Letter. The Company is not a party to or otherwise bound by any consent decree with or
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citation by any government entity relating to the Company's employees or employment practices relating to the Company's employees. The Company is in compliance with its obligations with respect to the Company's employees pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

     3.15 No Violation of Law.

     (a) The business and operations of the Company, and the Company Insurance Subsidiaries, have been conducted in compliance with all applicable domestic and foreign statutes, regulations and rules regulating the business and products of insurance and reinsurance and all applicable orders and directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations by insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. Notwithstanding the generality of the foregoing, each Company Insurance Subsidiary and its agents (including, to the knowledge of the Responsible Executive Officers, any fronting company or anyone acting as agent in selling insurance products on the Company's or any Company Subsidiary's behalf) have marketed, sold and issued insurance products in compliance in all material respects with all Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance in all material respects with all applicable prohibitions against "redlining" or withdrawal of business lines. In addition (i) there is no pending or, to the knowledge of the Responsible Executive Officers, threatened charge by any insurance regulatory authority that any of the Company Insurance Subsidiaries has violated, nor any pending or, to the knowledge of the Responsible Executive Officers, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; and (ii) none of the Company Insurance Subsidiaries is subject to any agreement, order or decree of any insurance regulatory authority relating specifically to such Company Insurance Subsidiary (as opposed to insurance companies generally) which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     (b) In addition to Insurance Laws, the business and operations of the Company and the Company Subsidiaries have been, and are being, conducted in compliance with all other applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations and orders of all Governmental Authorities (collectively, with Insurance Laws, "Laws"), except where such noncompliance, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. In addition to Insurance Laws: (i) neither the Company nor any Company Subsidiary has been charged with or, to the knowledge of the Responsible Executive Officers is now under investigation with respect to, a violation of any applicable Law of a Governmental Authority or other regulatory body, which violations or penalties are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; (ii) neither the Company nor any Company Subsidiary is a party to or bound by any order, judgment, decree or award of a Governmental Authority or other regulatory body which has or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; (iii) neither the Company nor any Company Subsidiary is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Authority that restricts in any material respect the conduct of its business or that in any manner relates to its
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

capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has the Company or any of the Company Subsidiaries been advised in writing or, to the knowledge of the Responsible Executive Officers, verbally, since January 1, 1998 by any Governmental Authority that it is considering issuing or requesting any such Regulatory Agreement; and (iv) the Company and the Company Subsidiaries have filed all reports required to be filed with any Governmental Authority on or before the date hereof as to which the failure to file such reports is reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. The Company and the Company Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company and the Company Subsidiaries, except for permits, certificates, licenses, approvals and other authorizations the failure of which to have are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement and except for such permits, certificates, licenses, approvals and other authorizations required to be obtained in connection with the consummation of the transactions contemplated hereby.

     3.16 Environmental Matters. Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company:

        (a) to the knowledge of the Responsible Executive Officers, there are no past, present or anticipated conditions or circumstances that could reasonably be expected to interfere with or prevent the conduct of the business of the Company and each of the Company Subsidiaries from being in compliance with (i) any Environmental Law (as defined herein), or (ii) the terms or conditions of any Environmental Permit (as defined herein);

        (b) to the knowledge of the Responsible Executive Officers, there are no past or present conditions or circumstances at, arising out of, or related to, any current or former business, assets or properties of the Company or any Company Subsidiary, including but not limited to on-site or off-site use, generation, storage, treatment, disposal or the release or threatened release of any Hazardous Material (as defined herein), which are, individually or in the aggregate, reasonably likely to give rise to (i) liabilities or obligations for any investigation, cleanup, remediation, disposal or any other methods of corrective action or any monitoring requirements under any Environmental Law, or (ii) claims arising for personal injury, property damage, or damage to natural resources;

        (c) neither the Company nor any Company Subsidiary has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law from any Governmental Authority or any other person or entity or (ii) entered into any consent agreement, decree, settlement or order or is subject to any order of any court or other Governmental Authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials;

        (d) there are no Persons whose liability, for any environmental matters or under any applicable Environmental Law, the Company or any Company Subsidiary may have retained or assumed contractually or by operation of law;

        (e) neither the Company nor any Company Subsidiary has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any Hazardous Materials at or related to any of their business, assets or properties; and

        (f) the Company and all Company Subsidiaries have made available to Parent copies of all environmental inspections, audits, studies, plans, records, data analyses or reports conducted or prepared by, on behalf of or related to the Company or any Company Subsidiary and which are in their possession or control.

                                      A-17
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        (g) As used in this Agreement, the terms identified in this Section 3.16 shall have the following meanings:

           (i) "Environmental Law" means any applicable federal, state, local or foreign statute, rule, regulation, directive, ordinance or judicial, administrative or ministerial order, or common law, pertaining to: (v) the protection of health, safety or the indoor or outdoor environment;
        (w) the conservation, management, development, control and/or use of land, natural resources and wildlife; (x) the protection or use of surface water or groundwater; (y) the management, manufacture, possession, presence, use, generation, storage, transportation, treatment, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Material; or
        (z) pollution or contaminants (including any release to air, land or surface water or ground water);

           (ii) "Environmental Permit" means any permit, license, registration, consent, approval or other authorization of any Governmental Authority with jurisdiction over any Environmental Law or pertaining to any environmental matter; and

           (iii) "Hazardous Material" means any substance, chemical, compound, product, solid, liquid, waste, by-product, pollutant, contaminant or material which is hazardous, toxic or dangerous, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), lead-based paint, radon and any hazardous, toxic or dangerous waste, material or substance regulated under any Environmental Law.

     3.17 Fairness Opinion; Board Recommendation.

     (a) The Board of Directors of the Company has received an opinion dated August 17, 2000 from Goldman, Sachs & Co. to the effect that as of such date the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

     (b) The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, are advisable and fair to and in the best interests of the Company and its stockholders, and (ii) resolved to recommend that the holders of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger, and directed that the Merger be submitted for consideration by the Company's stockholders at the Stockholders' Meeting.

     3.18 Brokers and Finders. Neither the Company nor any of the Company Subsidiaries, nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any of the Company Subsidiaries, in connection with this Agreement, the Stock Option Agreement or any of the transactions contemplated hereby or thereby, except that the Company has retained Goldman, Sachs & Co. as its financial advisor, whose terms of engagement have been disclosed to Parent and whose fees and expenses will be paid by the Company.

     3.19 Takeover Statutes; Rights Agreement.

     (a) The Company has taken all actions necessary and within its authority such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "business combination," "stockholder protection," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Sections 33-841 and 33-844 of the CBCA) (each a "Takeover Statute") or restrictive provision of any applicable provision in the Certificate of Incorporation or By-Laws of the Company is, or at the Effective Time will be, applicable to the Company, Parent, the Company Common Stock, the Merger or any other transaction contemplated by this Agreement or the Stock Option Agreement.

     (b) The Company has taken all action required so that the entering into of this Agreement or the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Company Rights to be separated from the shares of Company Common Stock with which the Company Rights are associated, or to be distributed, exercisable, exercised, or nonredeemable or result in the Company Rights associated with any Company Common Stock beneficially owned by Parent or any of its Affiliates or Associates (as such terms are defined in the Rights Agreement) to be void or voidable. The Company has taken all necessary action with respect to all of the outstanding Company Rights so that, as of immediately prior to the Effective Time, the holders of the Company Rights will have no rights under the Company Rights or the Rights Agreement as a result of the execution and delivery of this Agreement or the Stock Option Agreement, or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.

     3.20 Voting Requirements. The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock with respect to this Agreement and the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     3.21 Intellectual Property. The Company owns, or possesses valid license rights to, all Intellectual Property that is material to the conduct of the businesses of the Company and the Company Subsidiaries own or possess valid license rights to all Intellectual Property that is material to the conduct of the business of the Company Subsidiaries taken as a whole. The Company has not received any notice of any conflict with or violation or infringement of, any asserted rights of any other Person with respect to any Intellectual Property owned or licensed by the Company or any Company Subsidiary, which, if determined adversely, is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the Stock Option Agreement or the performance of its obligations hereunder or thereunder, in violation of any material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party's Intellectual Property. The conduct of the Company's and the Company Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others, or any other rights with respect to Intellectual Property, in any way reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. There is no infringement of any proprietary right owned by or licensed by or to the Company or any Company Subsidiary which is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. To the knowledge of the Responsible Executive Officers, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property of the Company by any third party, including any employee or former employee of the Company or any of its Subsidiaries. As used in this Agreement, the phrase "Intellectual Property" means all intellectual property or other proprietary rights of every kind, including, without limitation, all domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks (registered and unregistered) and trademark applications and registrations, brand names, certification marks, service marks and service mark applications and registrations, trade names, trade dress, copyright registrations, design rights, customer lists, marketing and customer information, mask works, rights, know-how, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof and tangible and intangible proprietary information or materials.

     3.22 Insurance Matters.

     (a) Except as otherwise is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, all policies, binders, slips, certificates, and other agreements of insurance, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable Law, on forms approved by applicable insurance
                                      A-19
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regulatory authorities which have been filed and not objected to by such authorities within the period provided for objection (the "Forms"). The Forms comply in all material respects with the Insurance Laws applicable thereto and, as to premium rates established by the Company or any Company Insurance Subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved and the premiums charged are within the amount permitted by insurance statutes, regulations and rules applicable thereto, except where the failure to be so filed or approved is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

     (b) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Insurance Subsidiary is a party or under which the Company or any Company Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect, except for such treaties or agreements the failure to be in full force and effect of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on
Schedule 3.22(b) of the Company Disclosure Letter, all material amounts recoverable under reinsurance, coinsurance or other similar agreements to which any Company Insurance Subsidiary is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible. Except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, neither the Company nor any Company Insurance Subsidiary, nor, to the knowledge of the Responsible Executive Officers after due inquiry, any other party to a material reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement or the Stock Option Agreement. The Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.22(b) to the Company Disclosure Letter, no insurer or reinsurer or group of affiliated insurers or reinsurers accounted for the direction to the Company and the Company Insurance Subsidiaries of insurance or reinsurance business in an aggregate amount equal to three percent or more of the combined statutory net written premiums of the Company and the Company Insurance Subsidiaries for the year ended December 31, 1999. Except as set forth on the Company SAP Statements or as set forth on Schedule 3.22(b) of the Company Disclosure Letter, as of December 31, 1999 each of the Company Insurance Subsidiaries was able to obtain full reserve credit for financial statement purposes under accounting practices prescribed or permitted by the applicable insurance regulatory authority with respect to reinsurance. Since December 31, 1999, there has not occurred any material change in the ability of the Company Insurance Subsidiaries to obtain reserve credit for financial statement purposes under accounting practices prescribed or permitted by the applicable insurance regulatory authority with respect to reinsurance.

     (c) Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any Company Insurance Subsidiary since January 1, 1998, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). The information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company and the Company Insurance Subsidiaries, as the case may be, at the relevant time of preparation and conforms to the requirements of Applicable Law.

     (d) None of Standard & Poor's Corporation, Fitch Investors, or A.M. Best Company has announced that it has under surveillance or review its rating of the financial strength or claims-paying ability of any Company Insurance Subsidiary or imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any Company Insurance Subsidiary which is rated as of the date of this Agreement, and the

Company has no reason (other than the entry into the Agreement and the transactions contemplated hereby) to believe that any rating presently held by the Company Insurance Subsidiaries is likely to be modified, qualified, lowered or placed under such surveillance for any reason.

     (e) Except as reflected in the financial statements included in the Company Reports, neither the Company nor any Company Subsidiary has any material accrued and unreported liability or obligation with respect to assessments by or from state insurance guaranty funds.

     (f) The Company and the Company Insurance Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions (including without limitation any sales material) required to be filed with any Governmental Authority in the manner prescribed by applicable Laws, except for any such non-compliance or failure to make any such filing or filings which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. All such reports, registrations, filings and submissions were in compliance with Law when filed or as amended or supplemented, and no deficiencies have been asserted in writing by any such Governmental Authority with respect to such reports, registrations, filings or submissions that have not been remedied, except for any non-compliance or deficiencies which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

     (g) The Company has made available to Parent true, correct and complete copies of each report dated after January 1, 1998 (or the most recent draft thereof, to the extent any final report is not available) reflecting the results of any financial examinations or market-conduct examinations of any of the Company Insurance Subsidiaries conducted by any Governmental Authority.

     3.23 Investment Company. Neither the Company nor any Company Subsidiary is an "investment company" as defined under the Investment Company Act of 1940, as amended.

     3.24 Insurance. The Company and the Company Subsidiaries maintain insurance coverage adequate for the operation of their respective businesses. The insurance maintained by the Company and the Company Subsidiaries insures against risks and liabilities to the extent and in the manner reasonably deemed appropriate and sufficient by the Company or such Company Subsidiary.

     3.25 Transactions with Affiliates.

     (a) All transactions, agreements, arrangements or understandings between the Company or any of the Company's Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned subsidiaries of the Company) or other Persons, on the other hand, that are required to be disclosed in the Company Reports in accordance with Item 404 of Schedule S-K under the Securities Act have been so disclosed. Since December 31, 1999, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned subsidiaries of the Company) or other Persons, on the other hand, that are required to be disclosed under the Exchange Act pursuant to Item 404 of Schedule S- K under the Securities Act which have not already been disclosed in the Company Reports.

     (b) Each Company Insurance Subsidiary has filed any required notices or amendments to filings with and has received any required approvals or consents from appropriate Insurance Authorities under applicable holding company system laws with respect to each transaction, agreement, arrangement or understanding (an "Affiliate Transaction") between such Company Insurance Subsidiary, on the one hand, and the Company or any affiliate of such Company Insurance Subsidiary, on the other hand. The terms and conditions of each such Affiliate Transaction complied in all material respects with the requirements of the applicable Insurance Laws. For purposes of this Section, "affiliate" of a Company Insurance Subsidiary has the meaning provided for under the applicable insurance holding company system laws of the domiciliary state of such Company Insurance Subsidiaries.

     3.26 Agents and Brokers. Except as set forth in Schedule 3.26 of the Company Disclosure Letter, no insurance agent, manager, reinsurance intermediary, broker or distributor, or group of related agents, reinsurance intermediaries, brokers or distributors singly or in the aggregate, accounted for more than five

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

percent of the consolidated gross written premium income of the Company and the Company Insurance Subsidiaries for the year ended December 31, 1999.

     3.27 Threats of Cancellation. Except as set forth in Schedule 3.27 of the Company Disclosure Letter, since December 31, 1999 no policyholder, affiliated group of policyholders, or Persons writing, selling, or producing, either directly or through reinsurance assumed, insurance business that individually or in the aggregate for each such policyholder, group or Person, respectively, accounted for (i) 5% or more of the annual gross written premium income (as determined in accordance with SAP) of the Company and the Company Insurance Subsidiaries or (ii) 1% of the unearned premium reserves of the Company and the Company Insurance Subsidiaries, in each case at or for the twelve-month period then ended, has terminated or, to the knowledge of the Responsible Executive Officers after due inquiry, threatened to terminate its relationship with the Company or any Company Insurance Subsidiary either as a result of the transactions contemplated by this Agreement, the Stock Option Agreement or otherwise.

     3.28 Risk-Based Capital; IRIS Ratios. Prior to the date hereof, the Company has included in the data room made available to Parent true and complete copies, or true and accurate summaries of any analyses, reports and other data prepared by any Company Subsidiary which is an insurance company or submitted by any Company Subsidiary which is an insurance company to any insurance regulatory authority relating to risk-based capital calculations or IRIS ratios as of December 31, 1999.

     3.29 Company Investment Assets. The Company SAP Statements for each Company Insurance Company for the year ended December 31, 1999, to the extent required by law, set forth a list, which list is accurate and complete in all material respects, of all Company Investment Assets owned by such Company Insurance Company as of December 31, 1999, together with the cost basis book or amortized value, as the case may be, of such Company Investment Assets as of December 31, 1999. As used in this Agreement, "Company Investment Assets" means bonds, stocks, mortgage loans or other investments that are carried on the books and records of the Company and the Company Insurance Companies.

     3.30 Surplus Relief Agreements. Except as set forth on Schedule 3.30 of the Company Disclosure Letter, other than for reimbursements in the nature of salvage, subrogation and other similar recoveries, none of the Company Insurance Subsidiaries has any written or oral agreements, commitments or understandings other than those provided or otherwise disclosed to Parent prior to the date hereof, with any of their respective reinsurers which obligate any of them to reimburse any reinsurer for negative experience under the reinsurance agreements or otherwise reimburse the reinsurer for liabilities transferred under the reinsurance agreements.

                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

     Except as disclosed in Parent's Form 10-K for the year ended December 31, 1999 or Parent's Form 10-Qs and Form 8-Ks filed since December 31, 1999 and prior to the date hereof, each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

     4.1 Organization, Good Standing and Power.

     (a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent (as defined below). As used in this Agreement, the phrase "Material Adverse Effect on Parent" means a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of Parent and its subsidiaries taken as a whole, other than (i) effects caused

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

by changes in general economic or securities markets conditions, (ii) changes or conditions that affect the U.S. property-casualty insurance industry in general,
(iii) changes in GAAP or statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority and (iv) effects resulting from the announcement of this Agreement and the transactions contemplated hereby. Parent has delivered to the Company complete and correct copies of its certificate of incorporation, by-laws or other organizational documents and all amendments thereto to the date hereof.

     (b) Merger Sub is a corporation, validly existing and in good standing under the Laws of the State of Delaware.

     4.2 Capitalization.

     (a) The authorized capital stock of Parent as of June 30, 2000, as adjusted on a pro forma basis to reflect the Parent Common Stock split in the form of a 50 percent Parent Common Stock dividend paid July 28, 2000 consists of 5 billion shares of Parent Common Stock, of which 2,313,833,718 were issued and outstanding and 177,225,831 were held in treasury and 6,000,000 preferred shares, of which no shares were outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the shares of Parent Common Stock to be issued in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of June 30, 2000, there were 38,513,647 shares of Parent Common Stock, as adjusted on a pro forma basis to reflect the Parent Common Stock split in the form of a 50 percent Parent Common Stock dividend paid July 28, 2000, reserved for issuance pursuant to various Parent employee benefit plans, and there were no other options, convertible securities, warrants or rights to purchase or acquire from Parent any capital stock of Parent or other contracts, commitments, agreements, understandings, arrangements or restrictions by which Parent is bound to issue any additional shares of its capital stock or other securities.

     (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are issued and outstanding and owned by Parent. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     4.3 Authority; Enforceability. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, as applicable, and this Agreement and the Stock Option Agreement have been duly executed and delivered by Parent and Merger Sub, as applicable, and constitute the valid and binding obligation of each such party, enforceable against it in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

     4.4 Non-Contravention; Consents.

     (a) Neither the execution, delivery and performance by Parent or Merger Sub of this Agreement or the Stock Option Agreement, nor the consummation by the Parent or Merger Sub of the transactions contemplated hereby or thereby, nor compliance by Parent or Merger Sub with any of the provisions hereof, will:

        (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in a change in the rights or obligations of any party under, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Merger Sub, under any of the terms, conditions or provisions of (x) its respective organizational documents, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Parent is a party, or by which Parent may be bound, or to which Parent or its properties or assets may be subject, and that, in any such event specified in this clause (y), is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent; or

        (ii) violate any valid and enforceable judgement, ruling, order, writ, injunction, decree, or any statute, rule or regulation applicable to Parent or any of its respective properties or assets where such violation is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

     (b) Except for (i) the filing of the applications and notices, with applicable Insurance Authorities and the approval of such applications or the grant of required licenses by such authorities or the expiration of any applicable waiting periods thereunder, (ii) the filing of notification and report forms under the HSR Act and the expiration or termination of any applicable waiting period thereunder, (iii) the filing with the SEC of a Proxy Statement relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby and the filing and declaration of effectiveness of the Registration Statement relating to the shares of Parent Common Stock to be issued in the Merger, (iv) filings with state securities or "blue sky" laws, (v) the filing of the Connecticut Certificate of Merger with the Secretary of State of the State of Connecticut pursuant to the CBCA, (vi) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (vii) the approval of the listing of the Parent Common Stock to be issued in the Merger on the New York Stock Exchange and (viii) the filing of the Schedule 13D, no notices to, consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary in connection with the execution and delivery by Parent of this Agreement or the Stock Option Agreement and the consummation by Parent of the transactions contemplated hereby and thereby, except for such notices, consents, approvals, filing or registrations, the failure of which to be made or obtained is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent.

     4.5 SEC Documents; GAAP Financial Statements. Parent has timely filed all required forms, reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998. Parent has delivered or made available to the Company all registration statements, proxy statements, annual reports, quarterly reports and reports on Form 8-K filed by Parent with the SEC since January 1, 1998 and prior to the date hereof (as such documents have been amended since the time of their filing, collectively, the "Parent Reports"). As of the respective dates or, if amended, as of the date of the last such amendment, the Parent Reports (i) were timely filed and complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent Reports, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent Reports complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published ruled and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

     4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent Reports, since December 31, 1999, there has not been any change, event, condition (financial or otherwise) or state of circumstances or facts which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on Parent.

     4.7 Registration Statement, Etc. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Registration Statement, (ii) the Proxy Statement and

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

(iii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed and at the time such documents become effective or at the time any amendment or supplement thereto becomes effective contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in the case of the Registration Statement, when it becomes effective or at the time any amendment or supplement thereto becomes effective, cause the Registration Statement or such supplement or amendment to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement, when first mailed to the stockholders of the Company, or in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, cause the Proxy Statement or any amendment thereof or supplement thereto to contain any untrue statement of a material fact, or omit to state any material fact required or be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Parent is responsible for filing with the SEC and any other regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable Law, except that no representation is made by Parent with respect to statements made therein based on information supplied by or on behalf of Company expressly for inclusion therein or with respect to information concerning the Company which is included or incorporated by reference in the Registration Statement or the Proxy Statement.

     4.8 Brokers and Finders. Neither Parent nor any of its officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Parent, in connection with this Agreement, the Stock Option Agreement or any of the transactions contemplated hereby or thereby, except that Parent has retained Morgan Stanley Dean Witter as its financial advisor, whose fees and expenses will be paid by Parent.

     4.9 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     4.10 Tax-Free Reorganization. Neither the Parent, Merger Sub or any other subsidiary of Parent has taken any action or failed to take any action which action or failure to take action could jeopardize the qualification of the Merger within the meaning of Section 368(a) of the Code.

     4.11 Headquarters. Parent's current intention is to maintain the headquarters of the Surviving Corporation at its existing Hartford location for the foreseeable future.

                                   ARTICLE 5

                       CONDUCT AND TRANSACTIONS PRIOR TO
                       EFFECTIVE TIME; CERTAIN COVENANTS

     5.1 Access and Information. Upon reasonable notice to a Responsible Executive Officer and for any purpose reasonably related to the transactions contemplated by the Agreement, the Company shall (and shall cause the Company Subsidiaries to) give to Parent and Parent's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its and its Subsidiaries' properties, books, contracts, information systems, commitments and records (including Tax Returns, audit work papers and insurance policies) and shall permit them to consult with its and its Subsidiaries' respective officers, employees, auditors, actuaries, attorneys and agents; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or the Company Subsidiaries. All information provided pursuant to this Section 5.1 shall be deemed "Evaluation Material" subject to the Confidentiality Agreement dated as of June 23, 2000 (the "Confidentiality Agreement"), between the Company and Parent. No information

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

received pursuant to this Section 5.1 shall affect or be deemed to modify any representations or warranties of the Company herein.

     5.2 Conduct of Business Pending Merger.

     (a) The Company agrees that from the date hereof through the Effective Time, except as expressly contemplated by this Agreement (including the Company Disclosure Letter) or to the extent that Parent shall otherwise consent in writing, the Company and the Company Subsidiaries will operate their businesses only in the ordinary course consistent with past practice (including in respect of underwriting standards and reserving guidelines); and, consistent with such operation, will use reasonable best efforts consistent with past practices to preserve their business organizations intact and maintain their existing relations and goodwill with their officers, employees, brokers and agents, third party administrators, policyholders, insureds and reinsurers, borrowers, customers, client companies, distributors, creditors, lessors and others with whom business relationships exist and will further exercise reasonable best efforts to maintain their existing relationships with their employees in general.

     (b) The Company agrees that from the date hereof through the Effective Time, except as expressly contemplated by this Agreement, the Company Disclosure Letter or the Stock Option Agreement or as otherwise consented to by Parent in writing (i) neither it nor any Company Subsidiary will change any provision of its Certificate of Incorporation or by-laws or similar or comparable governing or organizational documents or, in the case of the Company, amend, modify or terminate the Rights Agreement; (ii) it will not make, declare or pay dividend or make any other distribution with respect to any shares of capital stock, except regular quarterly cash dividends with respect to the Company Common Stock (not to exceed $0.44 per share per quarter); (iii) split, combine or reclassify its outstanding shares of capital stock; and (iv) except in connection with the issuance of shares of Company Common Stock pursuant to the exercise of presently outstanding Company Options and except actions taken involving the Capital Securities pursuant to Section 5.18(a), it will not directly or indirectly sell, issue, encumber or otherwise dispose or redeem, purchase or otherwise acquire any shares of its outstanding capital stock, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock.

     (c) The Company agrees that from the date hereof through the Effective Time it will not take or permit any Company Subsidiary to take any of the following actions, except to the extent consented to by Parent in writing:

        (i) except in the ordinary course of business consistent with past practices, enter into any agreement representing an obligation for indebtedness for borrowed money or increase the principal amount of indebtedness under any existing agreement or assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, or take any of the actions specified in this Section 5.2(c)(i) providing for obligations which, individually or in the aggregate, are in excess of $250,000;

        (ii) except in the ordinary course of business consistent with past practices, mortgage, pledge or encumber any of its properties or assets;

        (iii) except as may be required by Law or except in the ordinary course of business consistent with past practices previously disclosed to Parent,
     (x) take any action to amend or terminate any Company Employee Plan or grant new or additional incentive compensation awards or increase the compensation (including bonuses) of any of its current or former officers, employees or directors or (y) adopt any other plan, program, arrangement or practice providing new or increased benefits or compensation to its current or former officers, employees or directors;

        (iv) materially amend or cancel or agree to the material amendment or cancellation of any agreement, treaty or arrangement which is material to the Company and the Company Subsidiaries on a consolidated basis or to the Company Insurance Subsidiaries on a consolidated basis, or enter into any new agreement, treaty or arrangement which is material to the Company and the Company Subsidiaries on a consolidated basis or to the Company Insurance Subsidiaries on a consolidated basis (other than the renewal of any existing agreements, treaties or arrangements);

        (v) enter into any negotiation with respect to, or adopt or amend in any material respect, any collective bargaining agreement;

        (vi) make any material change in any underwriting, investment, reserving, claims administration, financial reporting or accounting methods, principles or practices used by the Company or any Company Subsidiary in connection with the business of the Company or such Company Subsidiary, including without limitation any change with respect to establishment of reserves for losses and loss adjustment expenses, except insofar as may be required by a change in generally accepted accounting principles, tax accounting principles or statutory accounting practices prescribed by any applicable Governmental Authority or as may be required by Law;

        (vii) except for transactions between or among the Company and a Company Subsidiary, pay, loan or advance (other than the payment of compensation, directors' fees or reimbursements of expenses in the ordinary course of business and other than as may be required by any agreement in effect as of the date hereof) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any material agreement or arrangement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in Rule 405 promulgated under the Securities Act);

        (viii) make or rescind any express or deemed election relating to Taxes; make a request for a Tax Ruling or enter into a Closing Agreement; settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or make a material change to any of its methods of reporting income, deductions or accounting for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998, except as may be required by applicable Law;

        (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than policy claims in the ordinary course of business;

        (x) other than consistent with past practice, materially alter the mix of investment assets of the Company or any Company Subsidiary or the duration or credit quality of such assets or alter or amend in any material respect their existing investment guidelines or policies which have been previously provided to Parent;

        (xi) materially alter the profile of the insurance liabilities of the Company Insurance Subsidiaries or materially alter the pricing practices or policies of the Company Insurance Subsidiaries (it being understood and agreed that nothing contained herein shall permit the Company or any of the Company Subsidiaries to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or to enter into or engage in new lines of business (as such term is defined in the National Association of Insurance Commissioner s instructions for the preparation of the annual statement form) without Parent's prior written approval);

        (xii) except in the ordinary course of business, lease or otherwise dispose of or transfer any of its assets (including capital stock of the Company Subsidiaries);

        (xiii) make, authorize or agree to make any capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually are in excess of $50,000, or in the aggregate are in excess of $1,000,000;

        (xiv) except pursuant to contractual commitments in effect on the date hereof and disclosed in the Company Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or
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     division thereof or except in the ordinary course of business consistent with past practices otherwise acquire or agree to acquire any assets or securities in each case other than portfolio investments or venture capital investments;

        (xv) take any action or omit to take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article 6 not being satisfied;

        (xvi) enter into any agreement containing any provision or covenant limiting in any respect the ability of the Company or any Company Subsidiary or affiliate to (x) sell any products or services of or to any other Person, (y) engage in any line of business or (z) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries or Affiliates; and

        (xvii) authorize or enter into any agreement, or commit or agree, to take any of the actions described in Section 5.2(b) or elsewhere in this
     Section 5.2(c).

     (d) The Company agrees that from the date hereof through the Effective Time, the Company shall, and shall cause the Company Subsidiaries to:

        (i) promptly notify Parent of the occurrence of or any fact or circumstance reasonably likely to result in the occurrence of any material change in its condition (financial or other), business, results of operations or prospects or any Material Adverse Effect on the Company, or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that such litigation, complaints, investigations or hearings may be contemplated), the breach of any representation or warranty contained herein or any material failure of it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and shall use reasonable best efforts to prevent or remedy the same; provided, however, that the delivery of notice pursuant to this Section 5.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

        (ii) promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC and any public communication released by the Company or the Company Subsidiaries subsequent to the date of this Agreement; and

        (iii) use reasonable best efforts to maintain insurance with financially responsible companies in such amounts and against such risks and losses as are customary for such party.

     5.3 No Solicitations. The Company agrees that neither it nor any of the Company Subsidiaries, nor any of their respective officers or directors shall, and that it shall direct and use its best efforts to cause its and the Company Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant) not to, directly or indirectly, (i) solicit, initiate, encourage or otherwise facilitate any inquiries or the submission of any Acquisition Proposal (as defined herein) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this
Section 5.3 shall prohibit the Board of Directors of the Company (and its authorized representatives) from: (x) furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal from and after the date of this Agreement which did not result from a breach of this Section 5.3 if, and only to the extent that (A) the Board of Directors of the Company after consultation with and taking into account the advice of outside counsel, determines in good faith that in order for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable Law it is necessary to take such action, (B) prior to taking such action, the Company receives from such Person an executed confidentiality agreement having substantially the same terms as the Confidentiality Agreement and (C) the Company determines in good faith (after consultation with and taking into account the advice of its financial advisor and after receipt of, and taking into account the advice of, outside counsel) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal,
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financial and regulatory aspects of the proposal and the Person making the proposal, and the proposal would, if consummated, result in a more favorable transaction than the transactions contemplated by this Agreement, taking into account the long term prospects and interests of the Company and its stockholders (such more favorable Acquisition Proposal hereinafter referred to as a "Superior Proposal"); or (y) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.3 and in the Confidentiality Agreement (as defined in Section 5.1). The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all written confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Propo sal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company or any of its significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act) (a "Significant Subsidiary"), or 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any reinsurance transaction entered into outside the ordinary course of business involving more than 15% of any Significant Subsidiary's assets or policyholder liabilities, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries; provided that (w) the transactions contemplated by this Agreement, (x) any activities of Employees' Reinsurance Corporation taken with respect to its existing interest in the Company in accordance with the terms of existing arrangements, (y) any discussions conducted by or on behalf of the Company and Employees' Reinsurance Corporation with a view to satisfying the condition contained in Section 6.3(l), or (z) any activities in connection with the proposed disposition of Integrated Process Technologies LLC, shall not be deemed to be an Acquisition Proposal.

     5.4 Fiduciary Duties. Except if the Board of Directors of the Company determines in good faith, following consultation with and taking into account the advice of outside counsel and its financial advisor, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors of the Company shall not (i) withdraw or modify in a manner adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) approve, recommend or cause the Company to enter into any agreement with respect to any Acquisition Proposal. If the Board of Directors determines in good faith (after consultation with and taking into account the advice of its financial advisors) that an Acquisition Proposal is a Superior Proposal, the Board of Directors may (w) withdraw or modify its approval or recommendation of this Agreement and the Merger, (x) approve or recommend such Superior Proposal or (y) cause the Company to enter into a definitive agreement providing for the consummation of a transaction with respect to such Superior Proposal and terminate this Agreement in accordance with Section 7.1(b)(iv). Notwithstanding anything contained in this Agreement to the contrary, any action by or on behalf of the Board of Directors of the Company permitted by this Section 5.4 shall not constitute a breach of this Agreement by the Company.

     5.5 Certain Fees. In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(v) or
Section 7.1(c)(iv) or (ii) this Agreement is terminated (x) by the Company pursuant to Section 7.1(b)(iv) or (y) by Parent pursuant to Section
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

7.1(c)(ii) (only in the case of termination due to willful or intentional breach), Section 7.1(c)(v) or Section 7.1(c)(vi), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $45 million and shall promptly, but in no event later than two days after being notified of such by Parent, pay or reimburse all of the reasonable out-of-pocket charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with this Agreement and the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to a maximum amount of $5 million (the "Parent Expenses"), in each case payable by wire transfer of same day funds or (iii) Parent terminates this Agreement pursuant to Section 7.1(c)(ii) other than due to willful or intentional breaches, then the Company shall promptly, but in no event later than two days after being notified of such termination by Parent, pay to Parent the Parent Expenses; provided, however, that no fee shall be payable to Parent pursuant to clause (i) of this Section
5.5 unless and until (I) any Person (other than Parent) (an "Acquiring Party") has acquired, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions within 15 months of such termination, a majority of the voting power of the outstanding securities of the Company or all or substantially all of the assets of the Company or (II) the Company or one of its subsidiaries and an Acquiring Party have entered into a definitive agreement with respect to a merger, consolidation or similar business combination within 15 months of such termination. The Company acknowledges that the agreements contained in this
Section 5.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 5.5, and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.5, the Company shall pay to Parent or Merger Sub its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     5.6 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition," "business combination," "stockholder protection," "interested shareholder" or other similar antitakeover statute or regulation enacted under state or federal Law shall become applicable to the Merger or any of the other transactions contemplated hereby and the Stock Option Agreement, each of the Company and Parent and the Board of Directors of each of the Company and Parent shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated hereby and the Stock Option Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use reasonable efforts to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.

     5.7 Consents. Each of the Company and Parent will cooperate with each other and use their respective reasonable best efforts to obtain the written consent or approval of each and every Governmental Authority and other regulatory body, the consent or approval of which shall be required in order to permit Parent, Merger Sub and the Company to consummate the transactions contemplated by this Agreement. The Company will use reasonable best efforts to obtain the written consent or approval, in form and substance reasonably satisfactory to Parent, of each Person whose consent or approval shall be required in order to permit Parent, Merger Sub and the Company to consummate the transactions contemplated by this Agreement; provided, however, that nothing in this Section 5.7 shall require, or be construed to require, Parent in connection with the receipt of any regulatory approval, to proffer to, or agree to any conditions relating to the Company or Parent, in either case, imposed by or in connection with such consents on the operations of any asset or businesses of the parties which is reasonably likely to materially and adversely impact the economic or business benefits to Parent and its subsidiaries of the transactions contemplated hereby.

     5.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto will promptly file and prosecute diligently the applications and related documents required to be filed by such party with any third party or applicable Governmental Authority in order to effect the transactions contemplated hereby and the Stock Option Agreement, including filings under the HSR Act requesting early termination of the applicable waiting period and filings with Insurance Authorities. Each party hereto agrees

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to cooperate with each other and to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Merger and other transactions contemplated by this Agreement and the Stock Option Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Stock Option Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action. Each of the parties hereto agrees to defend vigorously against any actions, suits or proceedings in which such party is named as defendant which seeks to enjoin, restrain or prohibit the transactions contemplated hereby or seeks damages with respect to such transactions.

     The Company and Parent shall promptly advise each other upon receiving any communication from any third party or Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Stock Option Agreement. The Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any third party or Governmental Authority. The Company and the Parent shall provide the other with a draft copy before submission and as-filed copies of all filings and submissions with third parties and Governmental Authorities and shall provide the other with a reasonable opportunity to comment upon all such draft copies. The Company and Parent agree that, to the extent permitted and feasible and reasonable, all meetings with any third party or Governmental Authority (whether in person, by telephone or other means of instantaneous communication) regarding the transactions contemplated hereby shall include representatives of the Company and Parent unless such parties jointly decide otherwise.

     The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

     5.9 New York Stock Exchange Listing. Parent will use reasonable best efforts to cause to be approved for listing on the New York Stock Exchange subject to official notice of issuance, a sufficient number of shares of Parent Common Stock to be issued in the Merger.

     5.10 Registration Statement; Stockholder Approvals.

     (a) As soon as is reasonably practicable after the execution of this Agreement, Parent shall prepare and file with the SEC the Registration Statement and Parent and the Company shall prepare and file with the SEC the Prospectus/Proxy Statement. Parent and the Company shall use reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as promptly as practicable after such filing and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company. Parent shall also take all reasonable actions required to be taken under any applicable state blue sky or securities Laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement. Each party hereto shall furnish all information concerning it and the holders of its capital stock as the other party hereto may reasonably request in connection with such actions.

     (b) The Company shall call a Stockholders' Meeting to be held as soon as practicable after the date hereof for the purpose of voting upon the Merger and this Agreement. Subject to Section 5.4, (i) the Company shall mail the Proxy Statement to its stockholders, (ii) the Board of Directors of the Company shall recommend to its stockholders the approval of the Merger and this Agreement, and
(iii) the Company shall use reasonable best efforts to obtain such stockholder approval. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 7.1(b)(iv), its obligations pursuant to this Section 5.10(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Company of any Acquisition Proposal.

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

     (c) The Company shall use reasonable best efforts to cause to be delivered to Parent a letter from PricewaterhouseCoopers LLP, dated a date within two business days before each of the date of the Registration Statement and the Closing, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     (d) Parent shall use reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, dated a date within two business days before each of the date of the Registration Statement and the Closing, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     5.11 Expenses. Subject to Section 5.5, if this Agreement is terminated for any reason without breach by any party, each party hereto shall pay its own expenses incident to preparing for, entering into, and carrying out this Agreement and the Stock Option Agreement and to consummating the Merger, except that the Company and Parent shall divide equally the costs incurred in connection with the printing and mailing of the Registration Statement, the Prospectus/Proxy Statement and related documents.

     5.12 Press Releases. Without the consent of the other parties, prior to the Effective Time none of the parties shall issue, and shall instruct their respective officers, directors, employees, investment bankers, attorneys or other advisers or representatives not to issue, any press release or make any public announcement or statement with regard to this Agreement and the Stock Option Agreement or the Merger or any of the transactions contemplated hereby or thereby; provided, however, that nothing in this Section 5.12 shall be deemed to
(i) prohibit the Company or Parent from making any disclosures, press releases or announcements relating to their respective businesses or operations, or (ii) prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by Law or the rules of any national securities exchange or automated quotation system.

     5.13 Indemnification of Officers and Directors.

     (a) Until such time as the applicable statute of limitations shall have expired, Parent shall cause the Surviving Corporation to provide with respect to each present or former director and officer of the Company or any Company Subsidiary (the "Indemnified Parties"), the indemnification rights (including any rights to advancement of expenses) which such Indemnified Parties had or was made available to such Indemnified Parties, from the Company or any Company Subsidiary, immediately prior to the Merger, whether available under the CBCA, the corporate laws governing any Company Subsidiary, the Certificate of Incorporation or the By-Laws of the Company or the comparable organizational documents of any Company Subsidiary or by any contract, agreement, arrangement or course of dealing set forth on Schedule 5.13 to the Company Disclosure Letter, in each case as in effect on the date hereof.

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 5.13, upon learning of any such claim, action, suit proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) subject to subsections (i) and (ii) below, Parent or the Surviving Corporation shall have the right to assume the defense thereof and neither Parent nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, unless the defenses available to such Indemnified Party are different from or in addition to any defenses available to Parent or the Surviving Corporation, which in such case, Parent or the Surviving Corporation shall pay the costs and expenses of one counsel and up to one local counsel for such Indemnified Party, (ii) subject to the last clause of subsection (i) above, the Indemnified Party shall have the right to maintain a joint defense with the Indemnified Party paying its own costs and expenses, (iii) the Indemnified Parties will cooperate in the defense of any such matter and (iv) neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent; and provided, further, that neither Parent nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall

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

ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.13.

     (d) Immediately following the Effective Time, Parent shall cause the Surviving Corporation to (i) maintain the Company's current policies of directors' and officers' liability insurance for a period of six years after the Effective Time or (ii) maintain a run-off or tail policy or endorsement with respect to covering claims asserted within six years after the Effective Time arising from facts or events occurring at or before the Effective Time; provided, however, that in no event shall Parent be required to expend pursuant to this Section 5.13(d) on an annual basis more than an amount equal to 150% of the current annual premiums paid by the Company for such insurance and, in the event the cost of such coverage shall exceed that amount, Parent shall purchase as much coverage as possible for such amount.

     (e) This Section 5.13 shall survive the Closing and is intended to benefit the Company, the Surviving Corporation and each of the Indemnified Parties and his or her heirs and representatives (each of whom shall be entitled to enforce this Section 5.13 against Parent or the Surviving Corporation to the extent specified herein) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     5.14 Tax Treatment. Parent and the Company agree to treat the Merger as a reorganization within the meaning of Section 368(a) of the Code. Except as may result from Parent's determination to pay a portion of the Merger Consideration in cash in accordance with Section 1.2(c) and subject to the Company's right to terminate this Agreement pursuant to Section 7.1(d)(vi), during the period from the date of this Agreement through the Effective Time, none of Parent, the Company or any of their respective subsidiaries shall knowingly take or fail to take any action which action or failure to act would be reasonably likely to jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

     5.15 Employee Benefits.

     (a) (i) Merger Sub hereby agrees to honor and Parent shall cause Merger Sub to honor, and to make required payments when due under, all contracts, agreements, arrangements, policies, plans and commitments of the Company or any Company Subsidiary, in effect immediately prior to the Effective Time which are applicable with respect to any employee, officer, director or executive or former employee, officer, director or executive of the Company or any Company Subsidiary (each a "Company Employee"), including the Company Employee Plans set forth on Schedule 3.13 of the Company Disclosure Letter.

     (ii) Merger Sub hereby agrees to assume and honor and Parent shall cause Merger Sub to honor, each employment, retention, consulting or severance agreement or arrangement set forth on Schedule 3.13 of the Disclosure Letter that was entered into by and between the Company and any Company Employee that is in effect immediately prior to the Effective Time (each such agreement or arrangement, an "Employee Agreement").

     (b) Merger Sub hereby agrees that for a period of one year immediately following the Effective Time, it shall continue to provide benefits under employee benefit, incentive compensation, welfare and fringe benefit plans, programs and policies for the benefit of Company Employees (other than stock options or other plans involving the issuance of securities by Parent or Merger
Sub) which in the aggregate provide benefits that are no less favorable than those provided to them under the Company Employee Plans immediately prior to the Effective Time.

     (c) Merger Sub hereby agrees that following the Effective Time, no Company Employee shall be entitled to fewer annual vacation days than those to which such individual was entitled on the date hereof.

     (d) Merger Sub hereby agrees that for a period of two years immediately following the Effective Time, it shall, or shall cause the Surviving Corporation to, provide severance benefits to employees of the Company
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and any Company Subsidiary who are terminated by Parent or the Surviving
Corporation at any time during such two year period in an amount equal to the severance payable under the Company's Employees' Severance Plan as in effect on the Effective Time.

     (e) Parent hereby agrees that following the Effective Time, it shall or shall cause Merger Sub to, continue to maintain the Company's Directors Charitable Endowment Program as in effect on the Effective Time, without any amendment thereto which is adverse to the participants therein. Any and all obligations of the Company under such program may be satisfied by Parent or any other entity designated by Parent.

     (f) For purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Parent and its Subsidiaries (including, without limitation, the Surviving Corporation) and for which Company Employees become eligible, Parent shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company or any Company Subsidiary of each Company Employee (to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or any Company Subsidiary prior to the Effective Time) as service rendered to Parent or its Subsidiaries, as the case may be, for purposes of eligibility to participate, vesting, benefit accrual (other than benefit accrual under any defined benefit pension plan) and determination of benefit levels thereunder; provided, however, that any benefits provided by Parent under any (i) employee benefit plans, as defined in section 3(3) of ERISA, (ii) nonqualified employee benefit or deferred compensation plans, stock option, bonus or incentive plans or (iii) other employee benefit or fringe benefit programs, that may be in effect generally for employees of Parent or its Subsidiaries from time to time, shall be reduced by benefits in respect of the same years of service under analogous plans, programs and arrangements maintained by or contributed to by the Company, the Surviving Corporation or their Subsidiaries. Parent and Merger Sub shall (x) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such Company Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Company Employees immediately prior to the Effective Time and (y) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     (g) As soon as practicable following the Effective Time, Parent shall, or shall cause Merger Sub, to pay each participant in the Company's long term and short term incentive plans, in accordance with the terms and conditions of such plans, a lump sum amount in cash with respect to each performance cycle which includes the Effective Time, calculated based upon the assumption of achievement of target performance levels under each applicable plan with respect to each applicable performance cycle. Where the award with respect to the target performance level is denominated as a range, such payment shall be the amount (within such range) mutually agreed to by Parent and the Company.

     (h) With respect to each Company Employee who, immediately prior to the Effective Time, is a participant in the Company Employees' Retirement Plan and Trust, the Company Excess Retirement Plan, or the Company Top Hat Plan (collectively, the "Company Pension Plans"), the Company Pension Plans shall not be terminated or amended in any manner which is adverse in more than a de minimis way to such participant for a period of one year immediately following the Effective Time. At no time shall any benefits which are accrued by the participants in the Company Pension Plans prior to such one year anniversary be reduced. With respect to each Company Employee who, immediately prior to the Effective Time, has attained at least age 50, the Company Retiree Life and Health Insurance Program shall not, for a period of one year immediately following the Effective Time, be terminated or amended in any manner which is adverse in more than a de minimis way to any such individual.

     5.16 Rule 145. The Company shall use reasonable best efforts to cause each Person who the Company or Parent believes, at the time of the Stockholders Meeting, is an "affiliate" for purposes of Rule 145 under the Securities Act, to deliver to Parent on or prior to such date a written agreement in terms reasonably

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satisfactory to Parent, that such Person will not offer to sell, transfer or otherwise dispose of any of the shares of Parent Common Stock issued to such Person pursuant to the Merger, except in accordance with the applicable provisions of Rule 145, and except in other transactions that are not in violation of the Securities Act. Schedule 5.16 of the Company Disclosure Letter sets forth a list of those persons who the Company believes, at the date hereof, are "affiliates" for purposes of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of identifying "affiliates". There shall be added to Section 5.16 of the Company Disclosure Letter the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders' Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. Parent shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purpose of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

     5.17 Stock Options and Other Incentive Programs.

     (a) Prior to the Effective Time, the Company shall have taken all necessary actions so that at the Effective Time, each unexpired and unexercised stock option under the Company Stock Plans, or otherwise granted by the Company outside of any Company Stock Plan (the "Company Stock Options"), shall become immediately exercisable and will be assumed by Parent as hereinafter provided. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, each Company Stock Option will be automatically converted into an option to purchase Parent Common Stock (the "New Parent Stock Options"). With respect to each such New Parent Stock Option (i) the number of shares of Parent Common Stock subject to such New Parent Stock Option will be determined by multiplying the number of shares of Company Common Stock that could have been purchased under such Company Stock Option by the Option Exchange Ratio (as hereinafter defined), and rounding any fractional share up to the nearest whole share, and (ii) the exercise price per share of such New Parent Stock Option will be determined by dividing the exercise price per share specified in the Company Stock Option by the Option Exchange Ratio, and rounding the exercise price thus determined up to the nearest whole cent. Such New Parent Stock Option shall otherwise be subject to the same terms and conditions as such Company Stock Option. At the Effective Time, (i) all references in the Company Stock Plans, the applicable stock option or other awards agreements issued thereunder and in any other Company Stock Options to the Company shall be deemed to refer to Parent; and (ii) Parent shall assume the Company Stock Plans and all of the Company's obligations with respect to the Company Stock Options. The Option Exchange Ratio shall mean $41.00 divided by the Base Period Stock Price.

     (b) As soon as practicable after the Effective Time, to the extent necessary to provide for the registration of shares of Parent Common Stock subject to such substituted New Parent Stock Options, Parent shall file a registration statement on Form S-8 (or any successor form) with respect to such shares of Parent Common Stock and shall use its best efforts to maintain such registration statement on Form S-8 (or any successor form), including the current status of any related prospectus or prospectuses, for so long as New Parent Stock Options remain outstanding.

     (c) Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Section 5.17(c) and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of Company or (ii) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

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     (d) The restrictions with respect to all Company restricted stock awards shall lapse immediately prior to the Effective Time and the shares of previously restricted stock shall be converted in accordance with the provisions of Section 1.2(c).

     5.18 Other Actions by the Company and Parent.

     (a) Prior to the Effective Time, the board of directors of the Company shall take all necessary action to redeem, or the Company shall use its best efforts to take such other steps as Parent reasonably requests with respect to, all of the outstanding Capital Securities. Any actions taken by the Company in order to effect the intent of this Section 5.18(a) shall not be deemed to violate any other provision of this Agreement.

     (b) The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Company Common Stock so that holders of Company Common Stock do not receive dividends on both Company Common Stock and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Common Stock or Parent Common Stock received in the Merger in respect of any calendar quarter.

     (c) Within five (5) days of the date hereof, the Company shall deliver to Parent a list of its unadmitted reinsurance recoverables as of December 31, 1999.

     (d) Notwithstanding any provision of this Agreement to the contrary, the Company may take such actions as are necessary to donate (or to irrevocably commit to donate) the Company's collection of art to an organization recognized under Section 501(c)(3) of the Code that is not a private foundation under
Section 509 of the Code, such contribution not to be covered by Section 170(e)(1)(B)(i) of the Code.

                                   ARTICLE 6

                         CONDITIONS PRECEDENT TO MERGER

     6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

        (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock.

        (b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement.

        (c) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the SEC pursuant to the Exchange Act and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC. At the effective date of the Registration Statement, the Registration Statement shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, and, at the mailing date of the Prospectus/Proxy Statement and the date of the Stockholders' Meeting, the Prospectus/Proxy Statement (as amended or supplemented to that date) shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

        (d) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

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

     6.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions unless waived by the
Company:

        (a) (i) The representations and warranties of Parent and Merger Sub set forth in Sections 4.1, 4.2, 4.3 and 4.8 of this Agreement which are not qualified by "Material Adverse Effect on Parent" shall each be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement other than those contemplated by clause (i) hereof (without giving effect to any qualifications as to "Material Adverse Effect," "materiality" or other similar qualifications) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications as to "Material Adverse Effect," "materiality" or other similar qualifications) are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent.

        (b) Parent and Merger Sub each shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date.

        (c) Parent shall furnish the Company with a certificate of its authorized officers as to compliance with the conditions set forth in Sections 6.2(a) and (b).

        (d) The waiting period applicable to the consummation of the Merger under the HSR Act and applicable Insurance Laws shall have expired or been terminated. All consents, authorizations, orders and approvals of (or filings, reports, registrations with or notifications to) any Insurance Authority or other Governmental Authority required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent, shall have been obtained and shall be in full force and effect.

        (e) The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, a copy of which shall be furnished to Parent, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the stockholders of the Company with respect to the Parent Common Stock received in exchange for Company Common Stock pursuant to the Merger (except with respect to cash received as part of the Merger Consideration and received in lieu of fractional shares of Parent Common Stock). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company and Parent as to such matters as such counsel may reasonably request.

     6.3 Conditions to Obligations of Parent. The obligations of Parent to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions unless waived by Parent:

        (a) (i) The representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.18 and 3.19 of this Agreement which are not qualified by "Material Adverse Effect" shall each be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) and (ii) the representations and warranties of the Company set forth in this Agreement other than those contemplated by clause (i) hereof (without giving effect to any qualification as to "Material Adverse Effect," "materiality" or other similar qualifications) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications as to "Material Adverse Effect," "materiality" or other similar

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

     qualifications) are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

        (b) The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement and the Stock Option Agreement at or prior to the Closing Date.

        (c) There shall not have occurred or arisen after December 31, 1999, and prior to the Effective Time, any change, event, condition (financial or otherwise), or state of circumstances or facts with respect to the Company or any of the Company Subsidiaries which are, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

        (d) The Company shall furnish Parent with a certificate of its authorized officers as to compliance with the conditions set forth in Sections 6.3(a), (b) and (c).

        (e) Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, in form and substance reasonably satisfactory to Parent, a copy of which shall be furnished to the Company, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company and Parent as to such matters as such counsel may reasonably request.

        (f) The waiting period applicable to the consummation of the Merger under the HSR Act and applicable Insurance Laws shall have expired or been terminated. All consents, authorizations, orders and approvals of (or filings, reports, registrations with or notifications to) any Insurance Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained and shall be in full force and effect. All consents, authorizations, orders and approvals of (or filings, reports, registrations with or notifications to) any other Governmental Authority required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or would be reasonably likely, individually or in the aggregate, (A) to have a Material Adverse Effect on the Company, (B) to have a Material Adverse Effect on Parent, (C) to materially and adversely impact the economic or business benefits to Parent and its subsidiaries of the transactions contemplated hereby, (D) to result in criminal liability or a more than de minimis civil fine or other penalty against Parent or any of its subsidiaries, affiliates or employees, or (E) to result in Parent and its subsidiaries being prohibited from conducting, or materially limited in their ability to conduct, business in any jurisdiction, shall have been obtained and shall be in full force and effect; and no such consent or approval shall impose any condition or conditions relating to, or requiring changes or restrictions in, the operations of any asset or business of the Company, Parent or their respective subsidiaries which is reasonably likely to have a Material Adverse Effect on the Company, to have a Material Adverse Effect on Parent or to materially and adversely impact the economic or business benefits to Parent and its subsidiaries of the transactions contemplated by this Agreement.

        (g) All authorizations, consents, waivers and approvals from parties to any contracts or agreements to which the Company or any Company Subsidiary is a party, or by which either is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, shall have been obtained.

        (h) The aggregate amount of Dissenting Shares shall be less than 5% of the total outstanding shares of Company Common Stock at the Effective Time.

        (i) Parent and/or Merger Sub shall have entered into an Employment Agreement with Messrs. Booth and Mercier and at least eight of the other persons identified on Exhibit 6.3(i), in substantially the form attached as Annex 6.3(i).

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

        (j) Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 5.16.

        (k) There shall be no pending or threatened claim, action, suit or proceeding challenging, seeking to prohibit or restrain, or seeking damages in connection with the Merger or the transactions contemplated by this Agreement or the Stock Option Agreement (i) by a Governmental Entity, or by a third party or parties whose claim, action, suit or proceeding is reasonably likely to result in damages or other remedies material, individually or in the aggregate, to the results of operation of the Company and its subsidiaries for the year ended December 31, 2000.

        (l) The Company shall have redeemed, or taken such other steps to Parent's satisfaction with respect to, all of the outstanding Capital Securities.

                                   ARTICLE 7

                   TERMINATION AND ABANDONMENT OF THE MERGER

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the stockholders of the
Company:

        (a) by the mutual written consent of Parent and the Company;

        (b) by the Company if:

           (i) the Merger is not consummated on or before the close of business on March 31, 2001 (the "Termination Date"), unless the failure of such occurrence shall be due to the failure of the Company to perform or observe any covenant, agreement and condition hereof to be performed or observed by it at or before the Effective Time; provided, however, that the Company shall not be prohibited from terminating the Agreement pursuant to this Section 7.1(b)(i) as a result of the Company's failure to satisfy the condition contained in Section 6.3(l) if the Company has performed its agreement under Section 5.18(b);

           (ii) there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 6.1 or 6.2 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent;

           (iii) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company);

           (iv) (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its outside counsel and financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and
        (iv) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 5.5 (which funds may be provided by or to the Company by the person making the Superior Proposal). The Company agrees (i) that it will not enter into a binding agreement referred to in clause (x) above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent

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

        promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

           (v) the stockholders of the Company do not approve this Agreement and the Merger at the Stockholders' Meeting;

           (vi) as a result of Parent's determination to pay a portion of the Merger Consideration in cash in accordance with Section 1.2(c), the Merger fails to qualify as a reorganization within the meaning of
        Section 368(a) of the Code; or

        (c) by Parent if:

           (i) the Merger is not consummated on or before the Termination Date, unless the failure of such occurrence shall be due to the failure of Parent or Merger Sub to perform or observe the covenants, agreements and conditions hereof to be performed or observed by them at or before the Effective Time;

           (ii) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 6.1 or 6.3 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company;

           (iii) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company);

           (iv) the stockholders of the Company do not approve this Agreement and the Merger at the Stockholders' Meeting;

           (v) the Board of Directors of the Company shall have approved or recommended another Acquisition Proposal or the Company shall have entered into an agreement with respect to another Acquisition Proposal; or

           (vi) the Board of Directors of the Company shall have withdrawn or adversely modified its recommendation of this Agreement and the Merger or failed to reconfirm its recommendation of this Agreement and the Merger within five business days after a written request by Parent to do so; provided, that such time period shall be stayed during the period from when the Company first gives notice pursuant to Section 7.1(b)(iv) until three (3) business days after the earlier of Parent's response to such notice and the fifth business day after Parent's receipt of such notice.

     7.2 Effect of Termination and Abandonment. In the event of the termination of this Agreement under Section 7.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders except (a) as provided in Sections 5.1, 5.5 and 5.11 and (b) to the extent that such termination results from the willful or intentional breach by any party hereto of any representation, warranty or covenant hereunder.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Non-Survival. No representations or warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                                      A-40
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     8.2 Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the parties at the following address:

     (a) If to Parent or Merger Sub:

         American International Group, Inc.
         70 Pine Street
         New York, New York
         Attention: Ernest Patrikis, Esq.
         Facsimile: 212-425-2175

         With a concurrent copy (which shall not
         serve as notice to the Parent) to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004
         Attention: Michael M. Wiseman
                 Stephen M. Kotran
         Facsimile: 212-558-3588

     (b) If to Company:

         HSB Group, Inc.
         P.O. Box 5024
         One State Street
         Hartford, CT 06102-5024
         Attention: Robert Walker, Esq.
         Facsimile: 860-722-5710

         With a concurrent copy (which shall not
         serve as notice to the Company) to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Attention: Thomas H. Kennedy
         Facsimile: 917-777-2526

     Any party may, by notice given in accordance with this Section 8.2 to the other parties, designate another address or person for receipt of notices hereunder; provided that notice of such a change shall be effective upon receipt.

     8.3 Entire Agreement. This Agreement, the Company Disclosure Letter, the Stock Option Agreement, together with the other agreements contemplated hereby, and the Exhibits and the Schedules hereto, contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, with respect thereto; provided, however, that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms except as contemplated by Section 5.1. Without limiting the foregoing, the parties agree that this Agreement, the other agreements contemplated hereby and the Schedules and Exhibits hereto shall be kept confidential to the extent required by and in accordance with the Confidentiality Agreement.

     8.4 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or

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partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     8.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF; PROVIDED, HOWEVER, THAT THE CORPORATION AND INSURANCE LAWS OF THE STATES OF CONNECTICUT AND DELAWARE AND OTHER APPLICABLE STATES SHALL GOVERN AS APPLICABLE.

     8.6 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

     8.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement or the other agreements contemplated hereby, nor any of the rights, interests or obligations hereunder or thereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party hereto without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void; provided, however, that Parent may transfer and assign, by written notice to the Company, the rights and obligations of Merger Sub hereunder to another wholly owned direct or indirect subsidiary of Parent.

     8.8 Interpretation.

     (a) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any other agreement contemplated hereby, and there is a dispute with respect to the construction or interpretation of such agreement, the dispute resolution procedure provided for in such agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

     (b) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

     (c) No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     8.9 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except for rights of Indemnified Parties as set forth in Section 5.13, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     8.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, Parent and Company direct that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective duly authorized officers, all as of the date first above written.

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By: /s/ EDWARD E. MATTHEWS
                                            ------------------------------------
                                            Name: Edward E. Matthews
                                            Title:   Vice Chairman
                                          ENGINE ACQUISITION CORPORATION

                                          By: /s/ LOUIS F. ZEARO
                                            ------------------------------------
                                            Name: Louis F. Zearo
                                            Title:   President
                                          HSB GROUP, INC.

                                          By: /s/ ROBERT C. WALKER
                                            ------------------------------------
                                            Name: Robert C. Walker
                                            Title:   Senior Vice President and
                                                     General Counsel

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT, dated as of August 17, 2000 (this "Agreement"), is between HSB Group, Inc., a Connecticut corporation ("Issuer") and American International Group, Inc., a Delaware corporation ("Grantee").

                                    RECITALS

     A. The Merger Agreement. Prior to the entry into this Agreement and prior to the grant of the Option, Issuer, Grantee and Engine Acquisition Corporation, a wholly-owned subsidiary of Grantee ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of the date of this Agreement (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which Grantee and Issuer intend to effect a merger of Issuer with and into Merger Sub (the "Merger").

     B. The Stock Option Agreement. As an inducement and condition to Grantee's and Merger Sub's willingness to enter into the Merger Agreement, and in consideration thereof, the board of directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement and the acquisition of shares of common stock, without par value ("Shares"), of Issuer by Grantee pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

     1. The Option. (a) Grant. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms of this Agreement, up to 5,777,272 fully paid and nonassessable Shares at a price per share in cash equal to $41 (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the Shares issued and outstanding at the time of exercise (without giving effect to the Shares issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of Shares purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

     (b) Additional Shares. In the event that any additional Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to an event described in Section 7 of this Agreement), the aggregate number of Shares purchasable upon exercise of the Option (inclusive of Shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not effect the Option Price.

     2. Exercise; Closing. (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person being referred to in this Agreement as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) at any time following the occurrence of a Triggering Event unless prior to such Triggering Event the Effective Time shall have occurred. If no notice pursuant to the preceding sentence has been delivered prior thereto, the Option shall terminate upon either (i) the occurrence of the Effective Time, (ii) the close of business on the day 180 days after the date that the Merger Agreement is terminated if in connection with such termination Grantee is entitled to or has a possible entitlement to receive a termination fee in accordance with Section 5.5 of the Merger Agreement (or if, at the expiration of such 180 days, the Option cannot be exercised by reason of any applicable judgment, decree, order, law, regulation, notice, report, filing or application for approval, 10 business days after such impediment to exercise shall have been removed), or (iii) the close of business on the date that the Merger

Agreement is terminated if in connection with such termination Grantee is not entitled to and has no possible entitlement to receive a termination fee in accordance with Section 5.5 of the Merger Agreement.

     (b) Triggering Event. A "Triggering Event" shall have occurred if: (i) any person (other than Grantee or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer, or shall have filed a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to an exchange offer, to purchase any Shares such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange
Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15 percent or more of the then outstanding Shares; (ii) any person (other than Grantee or any of its subsidiaries) shall have publicly announced or delivered to Issuer a proposal, or disclosed publicly or to Issuer an intention to make a proposal, to purchase 15% or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving the Issuer or any of its subsidiaries and the Issuer shall not have rejected such proposal within 10 business days thereafter (an "Acquisition Transaction");
(iii) Issuer or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement, including without limitation, an agreement in principle, with any person (other than Grantee or any of its subsidiaries) to effect or provide for an Acquisition Transaction; (iv) any person (other than Grantee or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, Shares (other than trust account shares) aggregating 20 percent or more of the then outstanding Shares; or (v) the Merger Agreement is terminated and Grantee thereby becomes entitled to receive a termination fee pursuant to Section 5.5 of the Merger Agreement. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d) of the Exchange Act.

     (c) Notice of Triggering Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (d) Notice of Exercise by Grantee. If a Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to in this Agreement as the "Notice Date") specifying
(i) the total number of Shares that the Holder will purchase pursuant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (a "Closing").

     (e) Regulatory Restrictions on Exercise. In the event that any full or partial exercise of the Option would require (i) prior approval by or notice to the insurance regulatory authorities of the jurisdictions in which the Company Insurance Subsidiaries (as defined in the Merger Agreement) are domiciled, or
(ii) any filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, the Holder shall not exercise the Option without obtaining any such approval or effecting any such notice or filing.

     (f) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer, provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

     (g) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of Shares purchased by the Holder, which Shares shall be free and clear of all liens, charges, encumbrances, security interests ("Liens") or preemptive rights and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the Shares then purchasable under this Agreement.

     (h) Restrictive Legend. Certificates for Shares delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

        "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act. In addition, such certificates shall bear any other legend as may be required by applicable law.

     (i) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by the Holder to Issuer of a written notice of exercise referred to in
Section 2(d) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such Shares shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Covenants of Issuer. In addition to its other agreements and covenants in this Agreement, Issuer agrees:

        (a) Shares Reserved for Issuance. It will maintain, free from preemptive rights, sufficient authorized but unissued or treasury Shares to issue the appropriate number of Shares pursuant to the terms of this Agreement so that the Option may be fully exercised without additional authorization of Shares after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase Shares from Issuer.

        (b) No Avoidance. It will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed under this Agreement by Issuer.

        (c) Further Assurances. Promptly after the date of this Agreement it will take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that prior notice, report, filing or approval with respect to any foreign or state insurance regulator or other governmental entity is necessary under any applicable foreign or United States federal, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase Shares pursuant to such exercise and to take all action necessary to protect the rights of the Holder against dilution.

        (d) Stock Exchange Listing. It will use its reasonable best efforts to cause the Shares to be issued pursuant to the Option to be approved for listing (to the extent they are not already listed) on the New York Stock Exchange ("NYSE") and on all other stock exchanges on which Shares of the Issuer are then listed, subject to official notice of issuance.

     4. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee as follows:

        (a) Merger Agreement. Issuer hereby makes each of the representations and warranties contained in Sections 3.1(a), 3.2, 3.4, 3.5, 3.17, 3.18 and
     3.19 of the Merger Agreement as they relate to Issuer and this Agreement, as if such representations were set forth in this Agreement.

        (b) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve, free from preemptive rights, and permit it to issue, at all times from the date hereof until the obligation to deliver Shares upon the exercise of the Option terminates, sufficient authorized but unissued or treasury Shares so that the Option may be fully exercised without additional authorization of Shares after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase Shares from Issuer, and all such Shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims and Liens (other than those created by this Agreement) and will not be subject to any preemptive rights.

     5. Representations and Warranties of Grantee. Grantee represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Grantee and constitutes a valid and binding agreement of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     6. Exchange; Replacement. This Agreement and the Option granted by this Agreement are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable at such time under this Agreement, subject to corresponding adjustments in the number of Shares purchasable upon exercise so that the aggregate number of such Shares under all stock option agreements issued in respect of this Agreement shall not exceed the Maximum Applicable Percentage. Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any stock option agreements and related Options for which this Agreement (and the Option granted by this Agreement) may be exchanged. Upon (i) receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction of this Agreement, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction of this Agreement and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer to Holder, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than Holder.

     7. Adjustments. In addition to the adjustment to the total number of Shares purchasable upon exercise of the Option pursuant to Section 1(b), the total number of Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

        (a) Number of Shares. In the event of any change in the outstanding Shares by reason of stock dividends, stock splits, split-ups, mergers, recapitalizations, reclassifications, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of Shares purchasable upon exercise of the Option shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the Shares purchasable upon exercise of the Option if the Option had been exercised and such Shares had been issued to such Holder immediately prior to such event or the record date therefor, as applicable, and (ii) in the event any additional Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of Shares purchasable upon exercise of the Option shall be increased so that, after such issuance and together with Shares previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Shares), the number of Shares so purchasable equals the Maximum Applicable Percentage of the number of Shares issued and outstanding immediately after the consummation of such change.

        (b) Option Price. Whenever the number of Shares purchasable upon exercise of the Option is adjusted as provided in this Section 7, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Shares purchasable after the adjustment.

     8. Registration. Upon the occurrence of a Triggering Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all Shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any Shares issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 30 days) if in its reasonable judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable and then to remain effective for one year from the day such registration statement first becomes effective or until such earlier date as all Shares registered shall have been sold by Grantee. Issuer may request Grantee to suspend use of the Registration Statement for no more than 30 consecutive days (or, for no more than 90 days in any year) if Issuer is in possession of material non-public information which it has a bona fide reason not to publicly disclose. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such Shares, but only to the extent of obligating Issuer in respect of representations warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements. In the event that Grantee so requests, the closing of the sale or other disposition of the Shares or other securities pursuant to a registration statement filed pursuant to Section 8(a) shall occur substantially simultaneously with the exercise of the Option. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense, except for underwriting discounts or commissions and brokers fees.

     9. Repurchase of Option and/or Shares. (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event, (i) at the request of a Holder, delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase the Option from the Holder, in whole or in part, at a price (the"Option Repurchase Price") equal to the number of Shares then purchasable upon exercise of the Option (or such lesser number of Shares as may be designated in the Repurchase Notice) multiplied by the amount by which the market/offer price exceeds the Option Price and (ii) at the request of a Holder or any person who has been a Holder (for purposes of this Section 9 only, each such person being referred to as a "Holder"), delivered in writing within 180 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from such Holder as the Holder shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of Shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the highest of (x) the price per Share to be paid by any third party pursuant to an agreement relating to an Acquisition Proposal with Issuer and (y) the highest trading price for Shares on the NYSE (or, if the Shares are not then listed on the NYSE, any other national securities or automated quotation system on which the Shares are then listed or quoted) within the 120-day period immediately preceding the delivery of the Repurchase Notice. In the event that an Acquisition Proposal is made for the Shares or an agreement is entered into relating to an Acquisition Proposal involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Shares shall (I) if such consideration is in securities and such securities are listed on a national securities exchange, be determined to be the highest trading price for such securities on such national securities exchange within the 120-day period immediately preceding the delivery of the Repurchase Notice or (II) if such consideration is not securities, or if in securities and such securities are not traded on a national securities exchange, be determined in good faith by a nationally recognized investment banking firm selected by an investment banking firm designated by Grantee and an investment banking firm designated by Issuer.

     (b) Method of Repurchase. A Holder may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by such Holder pursuant to this Section 9 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). As promptly as practicable, and in any event within two business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price. Any Holder shall have the right to require that the repurchase of Option Shares shall occur immediately after the exercise of all or part of the Option. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of Shares purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of Shares represented by that portion of the Option then being repurchased.

     (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation (including, without limitation, Section 33-684 of the Connecticut Business Corporation Act) from repurchasing the Option (or portion thereof) and/or any Option Shares subject to such Repurchase Notice (and Issuer will undertake to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within two business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such prohibition, the Holder may, within five days of receipt of such notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver to the Holder, as appropriate,
(A) with respect to the Option, a new stock option agreement evidencing the right of the Holder to purchase that number of Shares for which the surrendered stock option agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (B) with respect to Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may give notice of exercise of the Option for 180 days after a notice of revocation has been issued pursuant to this Section 9(c) and thereafter exercise the Option in accordance with the applicable provisions of this Agreement.

     (d) Acquisition Transactions. In addition to any other restrictions or covenants, Issuer agrees that, in the event that a Holder delivers a Repurchase Notice, Issuer shall not enter or agree to enter into an agreement or series of agreements relating to a merger with or into or the consolidation with any other person or entity, the sale of all or substantially all of the assets of Issuer or any similar disposition unless the other party or parties to such agreement or agreements agree in writing not to interfere with Issuer's obligations under
Section 9(a).

     10. Extension of Exercise Periods. The 180-day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Exchange Act, by reason of such exercise.

     11. Assignment. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that Grantee may, without the prior written consent of Issuer assign the Option, in whole or in part, to any affiliate of Grantee. Any attempted assignment in contravention of the preceding sentence shall be null and void.

     12. Filings; Other Actions. Issuer and Grantee each will use its best efforts to make all filings with, and to obtain consents of, all third parties and foreign and state insurance regulators and other governmental entities necessary for the consummation of the transactions contemplated by this Agreement.

     13. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

     14. Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, the full number of Shares provided in Section 1(a) of this Agreement (as adjusted pursuant to Sections 1(b) and 7 of this Agreement), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible, without any amendment or modification of this Agreement.

     15. Notices. Notices, requests, instructions, or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile, provided that a copy of the fax is promptly sent by U.S. mail, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, in each case at the respective addresses of the parties set forth in the Merger Agreement.

     16. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     17. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any person or entity, other than the parties to this Agreement, and their respective successors and permitted assigns, any rights or remedies under this Agreement.

     18. Governing Law and Venue; Waiver of Jury Trial.

     (a) Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflict of law principles thereof; provided, however, that the corporation and insurance laws of the States of Connecticut and Delaware and other applicable States shall govern as applicable. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

     19. Captions. The Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     20. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as defined herein) exceed in the aggregate $50 million (the "Maximum Amount") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either: (i) reduce the number of Shares subject to this Option; (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee; (iii) pay cash to the Issuer, or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the Maximum Amount taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which would exceed the Maximum Amount and, if exercise of the Option otherwise would result in the Notional Total Profit exceeding such amount, Grantee, at its discretion, may (in addition to any of the actions specified in Section 20(a) above) (i) reduce the number of Shares subject to the Option or (ii) increase the Option Price for that number of Shares set forth in the exercise notice so that the Notional Total Profit shall not exceed the Maximum Profit; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used in this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's purchase price for such Option Shares, as the case may be, plus (ii)(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares plus (iii) any termination fee paid by the Issuer and received by the Grantee pursuant to Section 5.5 of the Merger Agreement minus (iv)(x) the amounts of any cash previously paid by Grantee to Issuer pursuant to this Section 20 plus (y) the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 20.

     (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposal assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Shares as of the close of business on the preceding trading day (less customary brokerage commissions).

     (e) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any termination fee provided for in Section 5.5 of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to promptly comply with the terms of Section 20(a).

     (f) For purposes of Section 20(a) and clause (iv) of Section 20(c), the value of any Option Shares delivered by Grantee to Issuer shall be the market/offer price of such Option Shares.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties as of the day and year first written above.

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By: /s/ KATHLEEN E. SHANNON
                                            ------------------------------------
                                            Name: Kathleen E. Shannon
                                            Title:   Vice President and
                                              Secretary
                                          HSB GROUP, INC.

                                          By: /s/ ROBERT C. WALKER
                                            ------------------------------------
                                            Name: Robert C. Walker
                                            Title:   Senior Vice President and
                                                     General Counsel

                                                                      APPENDIX C

                                AMENDMENT NO. 1

     Amendment No. 1, dated August 17, 2000, to the Rights Agreement, dated as of November 28, 1998 (the "Rights Agreement"), between HSB Group, Inc. (the "Company") and Fleet National Bank (previously known as BankBoston, N.A.), as Rights Agent.

     Reference is made to an Agreement and Plan of Merger, dated as of August 17, 2000 (the "Merger Agreement"), by and among the Company, American International Group, Inc. ("AIG") and Engine Acquisition Corporation and to the stock option agreement, dated as of August 17, 2000, between the Company and AIG (the "Stock Option Agreement"). Terms used herein without definition shall have such meanings as ascribed to them in the Rights Agreement.

     The Rights Agreement is hereby amended to provide that notwithstanding any other provision of the Rights Agreement, neither the execution nor the consummation of the merger agreement or the stock option agreement in accordance with their respective terms shall be deemed to (i) cause AIG to become an "Acquiring Person" or (ii) constitute a "Triggering Event".

     This Amendment to the Rights Agreement was duly adopted by the Board of Directors of the Company as of the date hereof and shall be effective pursuant to Section 27 of the Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.


Attest:                                                     HSB GROUP, INC.
By: /s/ ROBERTA A. O'BRIEN                                  By: /s/ ROBERT C. WALKER
                                                            --------------------------------------------------
--------------------------------------------------              Name: Robert C. Walker
    Name: Roberta A. O'Brien                                    Title:   Senior Vice President and
    Title:   Vice President                                                General Counsel


Attest:                                                     FLEET NATIONAL BANK
By: /s/ DONNIE AMADO                                        By: /s/ JOSHUA MCGINN
                                                            --------------------------------------------------
--------------------------------------------------              Name: Joshua McGinn
    Name: Donnie Amado                                          Title:   Senior Account Manager
    Title:   Account Administrator

                                                                      APPENDIX D

                            GOLDMAN SACHS LETTERHEAD

PERSONAL AND CONFIDENTIAL

August 17, 2000
Board of Directors
HSB Group, Inc.
One State Street
Hartford, CT 06102-5024

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders (other than American International Group, Inc. ("AIG") or any of its subsidiaries) of the outstanding shares of Common Stock, no par value (the "Shares"), of HSB Group, Inc. (the "Company") of the consideration to be received in exchange for each Share (the "Consideration"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of August 17, 2000, among AIG, Engine Acquisition Corporation, a wholly-owned subsidiary of AIG, and the Company. Pursuant to the Agreement, the Consideration will consist of either (at the option of AIG) (i) a number of shares of Common Stock, par value $2.50 per share ("AIG Common Stock"), of AIG equal to $41.00 divided by the average market price of a share of AIG Common Stock during a specified period prior to the closing of the transaction contemplated by the Agreement (the "Average AIG Stock Price"), or (ii) in the event that the number of shares of AIG Common Stock described in the foregoing clause (i) exceeds 0.4683, a lesser number of shares of AIG Common Stock (which shall be determined by AIG, but may not be less than 0.4683), together with a cash payment which, when added to the market value of such shares of AIG Common Stock (based on the Average AIG Stock Price), equals $41.00.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as sole lead placement agent for the Company's Rule 144A private placement of $110 million floating rate capital securities in July 1997, having acted as an exclusive placement agent for the placement of securities of Integrated Process Technologies LLC, a 51% owned subsidiary of the Company, from March 2000 through July 2000, and having acted as the Company's financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to AIG from time to time, including having acted as its financial advisor in connection with the sale of its 25% equity interest in Alexander & Alexander Services Inc. to AON Corporation in February 1997, having acted as its financial adviser in its bid for American Bankers, Inc. in 1997 and having acted as its financial advisor in the sale of aircraft portfolio assets for $1.0 billion in July 1999. We may also provide other investment banking services to AIG in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, does from time to time effect transactions and hold securities including derivative securities of the Company and/or AIG for its own account and for the accounts of customers.

     In connection with this opinion, we have reviewed, among other things: the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company and AIG for the five years ended December 31, 1999; the budget of AIG for the year ending December 31, 2000 (the "2000 Budget"); certain interim reports to shareholders of AIG and certain interim reports to shareholders of the Company; Quarterly Reports on Form 10-Q of the Company and AIG; Statutory Annual Statements filed by the insurance subsidiaries of the Company with the insurance departments of the states under the laws of which they are organized for the five years ended December 31, 1999; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and AIG regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and AIG Common Stock, compared certain financial and stock market information for the Company and AIG with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, AIG did not make available to us its projections of expected future financial performance (other than the 2000 Budget). Accordingly, our review of such future performance was limited to discussions with members of the senior management of AIG regarding publicly available research analyst estimates. We are not actuaries and our services did not include actuarial determinations or evaluations by us or any attempt to evaluate actuarial assumptions. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including the loss and loss adjustment expense reserves) of each of the Company and AIG or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustment expense reserves of AIG. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be received by holders of Shares pursuant to the Agreement is fair from a financial point of view to the holders of Shares (other than AIG or any of its subsidiaries).

Very truly yours,

---------------------------------
(GOLDMAN, SACHS & CO.)

                                                                      APPENDIX E

                          PART XIII DISSENTERS' RIGHTS

(A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     Section 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

        (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

        (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

        (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     Section 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair market value of his shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party
     (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B)if the corporation is a subsidiary that is merged with its parent under section 33-818;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it: (A) alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
     (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, by-laws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not the proceeds as provided in sections 33-855 to 33-872, inclusive.

     Section 33-875. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) he submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     Sections 33-858, 33-850 [reserved for future use.]

(B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     Section 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

     (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

     Section 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action and (b) a shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     Section 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

     (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

        (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

        (5) Be accompanied by a copy of sections 33-855 and 33-872, inclusive.

     Section 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     Section 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of uncertified shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     Section 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-868; and
(5) a copy of sections 33-855 to 33-872, inclusive.

     Section 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action with in sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

     Section 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

     Section 33.868. PROCEDURE IF SHAREHOLDER IS DISSATISFIED WITH PAYMENT OR OFFER. (a) A dissenter may notify the corporation in writing to his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

        (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

        (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

        (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

(C) JUDICIAL APPRAISAL OF SHARES

     Section 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

     Section 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                                                      APPENDIX F

                               FORM OF PROXY CARD

                                HSB GROUP, INC.

       ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024
              SPECIAL MEETING OF SHAREHOLDERS ON [--] [--] , 2000

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HSB GROUP, INC.

     The undersigned hereby appoints Joel B. Alvord, Richard G. Dooley and Lois
D. Rice each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of HSB held of record by the undersigned at the close of business on [--] [--], 2000 at the special meeting of HSB shareholders to be held on [--] [--], 2000 and any adjournment or postponement of the special meeting, with all powers the undersigned would possess if personally present upon all matters properly coming before the special meeting, including but not limited to the matters set forth on the reverse side, hereby revoking any proxy previously given.

       IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
         SEE REVERSE SIDE -- CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

     1. Read the accompanying proxy statement/prospectus and your proxy card.

     2. Call the toll-free number
       1-877-PRX-VOTE (1-877-779-8683)

     3. Enter your 14-digit control number located on your proxy card above your name.

     4. Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

     1. Read the accompanying proxy statement/prospectus and your proxy card.

     2. Go to the Website
       http://www.eproxyvote.com/hsb

     3. Enter your 14-digit control number located on your proxy card above your name.

     4. Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/hsb anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

                                  DETACH HERE

[X] Please mark
   votes as in
   this example.

     The Board of Directors of HSB Group, Inc. recommends a vote FOR the following proposals:

     1. To approve and adopt the Agreement and Plan of Merger, dated as of August 17, 2000, among HSB Group, Inc., American International Group, Inc. and Engine Acquisition Corporation, a wholly owned subsidiary of AIG, and the transactions contemplated by the merger agreement, including the merger.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

     2. In their discretion, to transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

MARK HERE IF YOU HAVE MADE COMMENTS  [ ]

                   THE BOARD OF DIRECTORS OF HSB GROUP, INC.
              RECOMMENDS A VOTE FOR THE APPROVAL OF EACH PROPOSAL.

     The special meeting will be held at the office of HSB, One State Street, Hartford, Connecticut 06102-5024, on [--] [--], 2000, at [--], local time, for the purpose of voting on and approving the proposals.

     The proxy holders will vote the shares represented by your proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote for approval of each proposal and in the discretion of the proxy holders as to such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

     The undersigned acknowledge(s) notification of the special meeting and receipt of the proxy statement/ prospectus, dated [--] [--], 2000, relating to the special meeting.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR PROXY CARD. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER REPRESENTATIVE CAPACITY, SIGN NAME AND PRINT TITLE OPPOSITE YOUR NAME. PLEASE DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED POST-PAID RETURN ENVELOPE.

Signature:
-------------------------- Title:
-------------------------------------- Date:
------------------------

Signature:
-------------------------- Title:
-------------------------------------- Date:
------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The amended and restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's by-laws contains a similar provision.

     The amended and restated certificate of incorporation also provides that a director will not be personally liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the DGCL.

     Section 145 of the DGCL permits indemnification against expenses, fines, judgment and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 21(A).  EXHIBITS

     See Exhibit Index.

ITEM 21(B).  FINANCIAL STATEMENT SCHEDULES

     All financial statement schedules of AIG and HSB which are required to be included herein are included in the Annual Report of AIG on Form 10-K for the fiscal year ended December 31, 1999 (File No. 1-8787) or the Form 10-K of HSB for the fiscal year ended December 31, 1999 (File No. 1-13135), respectively, which are incorporated herein by reference.

ITEM 22.  UNDERTAKINGS

     1. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     4. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     5. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs 5(a)(i) and 5(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (b) That for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     6. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     7. The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of September, 2000.

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By:      /s/ M.R. GREENBERG
                                            ------------------------------------
                                            (M.R. Greenberg, Chairman)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

                /s/ M.R. GREENBERG                   Chairman and Director           September 14, 2000
---------------------------------------------------    (Principal Executive
                 (M.R. Greenberg)                      Officer)

                /s/ HOWARD I. SMITH                  Executive Vice President and    September 14, 2000
---------------------------------------------------    Director (Principal
                 (Howard I. Smith)                     Financial Officer)

              /s/ MICHAEL J. CASTELLI                Vice President and Comptroller  September 14, 2000
---------------------------------------------------    (Principal Accounting
               (Michael J. Castelli)                   Officer)

              /s/ M. BERNARD AIDINOFF                Director                        September 14, 2000
---------------------------------------------------
               (M. Bernard Aidinoff)

                   /s/ ELI BROAD                     Director                        September 14, 2000
---------------------------------------------------
                    (Eli Broad)

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                 /s/ PEI-YUAN CHIA                   Director                        September 14, 2000
---------------------------------------------------
                  (Pei-yuan Chia)

               /s/ MARSHALL A. COHEN                 Director                        September 14, 2000
---------------------------------------------------
                (Marshall A. Cohen)

            /s/ BARBER B. CONABLE, JR.               Director                        September 14, 2000
---------------------------------------------------
             (Barber B. Conable, Jr.)

              /s/ MARTIN S. FELDSTEIN                Director                        September 14, 2000
---------------------------------------------------
               (Martin S. Feldstein)

                /s/ ELLEN V. FUTTER                  Director                        September 14, 2000
---------------------------------------------------
                 (Ellen V. Futter)

                /s/ LESLIE L. GONDA                  Director                        September 14, 2000
---------------------------------------------------
                 (Leslie L. Gonda)

               /s/ EVAN G. GREENBERG                 Director                        September 14, 2000
---------------------------------------------------
                (Evan G. Greenberg)

                /s/ CARLA A. HILLS                   Director                        September 14, 2000
---------------------------------------------------
                 (Carla A. Hills)

              /s/ FRANK J. HOENEMEYER                Director                        September 14, 2000
---------------------------------------------------
               (Frank J. Hoenemeyer)

              /s/ EDWARD E. MATTHEWS                 Director                        September 14, 2000
---------------------------------------------------
               (Edward E. Matthews)

               /s/ THOMAS R. TIZZIO                  Director                        September 14, 2000
---------------------------------------------------
                (Thomas R. Tizzio)

                /s/ EDMUND S.W. TSE                  Director                        September 14, 2000
---------------------------------------------------
                 (Edmund S.W. Tse)

                /s/ JAY S. WINTROB                   Director                        September 14, 2000
---------------------------------------------------
                 (Jay S. Wintrob)

                /s/ FRANK G. WISNER                  Director                        September 14, 2000
---------------------------------------------------
                 (Frank G. Wisner)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                 DESCRIPTION                                 LOCATION
-------                -----------                                 --------
2.1(i)(a) Agreement and Plan of Merger, dated as   Included as Appendix A to the proxy
         of August 17, 2000, among American        statement/prospectus which is part of
         International Group, Inc., Engine         this registration statement on Form S-4.
         Acquisition Corporation and HSB Group,
         Inc.
2.1(a)(b) Stock Option Agreement, dated as of      Included as Appendix B to the proxy
         August 17, 2000, between American         statement/prospectus, which is part of
         International Group, Inc. and HSB Group,  this registration statement on Form S-4.
         Inc.
3(i)(a)  Restated Certificate of Incorporation of  Incorporated by reference to Exhibit
         AIG                                       3(i) to AIG's Annual Report on Form 10-K
                                                   for the year ended December 31, 1996
                                                   (File No. 1-8787).
3(i)(b)  Certificate of Amendment of Certificate   Incorporated by reference to Exhibit
         of Incorporation of AIG, filed June 3,    3(i) to AIG's Quarterly Report on Form
         1998                                      10-Q for the quarter ended June 30, 1998
                                                   (File No. 1-8787)
3(i)(c)  Certificate of Amendment of Certificate   Filed herewith.
         of Incorporation of AIG, filed June 5,
         2000
3(ii)    By-laws of AIG                            Incorporated by reference to Exhibit
                                                   3(ii) to AIG's Annual Report on Form
                                                   10-K for the year ended December 31,
                                                   1998 (File No. 1-8787).
4(a)     Fiscal Agency Agreement, dated as of      Not required to be filed.*
         October 1, 1984, between AIG and
         Citibank, N.A.
4(b)     Indenture, dated as of July 15, 1989,     Not required to be filed.*
         between AIG and The Bank of New York
4(c)     Subordinated Indenture, dated as of       Not required to be filed*
         October 28, 1996, between SunAmerica
         Inc. and The First National Bank of
         Chicago, as Trustee
4(d)     Senior Indenture, dated as of April 15,   Not required to be filed.*
         1993, between SunAmerica Inc. and The
         First National Bank of Chicago, as
         Trustee
4(e)     Supplemental Indenture, dated as of June  Not required to be filed.*
         28, 1993, between SunAmerica Inc. and
         The First National Bank of Chicago, as
         Trustee, supplementing the Senior
         Indenture, dated as of April 15, 1993
4(f)     Supplemental Indenture, dated as of       Not required to be filed.*
         October 28, 1996, between SunAmerica
         Inc. and The First National Bank of
         Chicago, as Trustee, supplementing the
         Senior Indenture, dated as of April 15,
         1993

EXHIBIT
NUMBER                 DESCRIPTION                                 LOCATION
-------                -----------                                 --------
4(g)     Third Supplemental Indenture, dated as    Not required to be filed.*
         of January 1, 1999, among SunAmerica
         Inc., AIG and The First National Bank of
         Chicago, as Trustee, supplementing the
         Senior Indenture, dated as of April 15,
         1993
4(h)     Junior Subordinated Indenture, dated as   Not required to be filed.*
         of March 15, 1995, between SunAmerica
         Inc. and The First National Bank of
         Chicago, as Trustee
4(i)     First Supplemental Indenture, dated as    Not required to be filed.*
         of March 15, 1995, between SunAmerica
         Inc. and The First National Bank of
         Chicago, as Trustee, supplementing the
         Junior Subordinated Indenture, dated as
         of March 15, 1995
4(j)     Second Supplemental Indenture, dated as   Not required to be filed.*
         of October 11, 1995, between SunAmerica
         Inc. and The First National Bank of
         Chicago, as Trustee, supplementing the
         Junior Subordinated Indenture dated as
         of March 15, 1995
4(k)     Supplemental Indenture, dated as of       Not required to be filed.*
         October 28, 1996, between SunAmerica
         Inc. and The First National Bank of
         Chicago, as Trustee, supplementing the
         Junior Subordinated Indenture, dated as
         of March 15, 1995
4(l)     Fourth Supplemental Indenture, dated as   Not required to be filed.*
         of November 13, 1996, between SunAmerica
         Inc. and The First National Bank of
         Chicago, as Trustee, supplementing the
         Junior Subordinated Indenture, dated as
         of March 15, 1995
4(m)     Fifth Supplemental Indenture, dated as    Not required to be filed.*
         of January 1, 1999, among SunAmerica
         Inc., AIG and The First National Bank of
         Chicago, as Trustee, supplementing the
         Junior Subordinated Indenture, dated as
         of March 15, 1995
4(n)     Senior Indenture, dated as of November    Not required to be filed.*
         15, 1991, between SunAmerica Inc. (as
         successor in interest to Broad Inc.) and
         Security Pacific National Bank, as
         Trustee

EXHIBIT
NUMBER                 DESCRIPTION                                 LOCATION
-------                -----------                                 --------
4(o)     Tri-Party Agreement, dated as of July 1,  Not required to be filed.*
         1993, among The First National Bank of
         Chicago, Bank of America, NT & SA and
         SunAmerica Inc., appointing The First
         National Bank of Chicago as Successor
         Trustee to Bank of America NT & SA as
         successor in interest to Security
         Pacific National Bank), amending the
         Senior Indenture, dated as of November
         15, 1991.
4(p)     First Supplemental Indenture, dated as    Not required to be filed.*
         of January 1, 1999, among SunAmerica
         Inc., AIG and The First National Bank of
         Chicago, as Trustee, supplementing
         Senior Indenture, dated November 15,
         1991
4(q)     Amended and Restated Declaration of       Not required to be filed.*
         Trust of SunAmerica Capital Trust I,
         dated as of June 6, 1995, among
         SunAmerica Inc. and the Trustees of the
         Trust
4(r)     Amended and Restated Declaration of       Not required to be filed.*
         Trust of SunAmerica Capital Trust II,
         dated as of October 11, 1995, among
         SunAmerica Inc. and the Trustees of the
         Trust
4(s)     Amended and Restated Declaration of       Not required to be filed.*
         Trust of SunAmerica Capital Trust III,
         dated as of November 13, 1996, among
         SunAmerica Inc. and the Trustees of the
         Trust
4(t)     Guarantee Agreement, dated as of October  Not required to be filed.*
         11, 1995, between SunAmerica Inc. and
         The Bank of New York, as Guaranty
         Trustee, relating to the Preferred
         Securities of SunAmerica Capital Trust
         II
4(u)     Amendment to Guarantee, dated as of       Not required to be filed.*
         January 1, 1999, among SunAmerica Inc.,
         AIG and The Bank of New York, as
         Guaranty Trustee, amending Guarantee
         Agreement, dated as of October 11, 1995,
         between SunAmerica Inc. and The Bank of
         New York, as Guaranty Trustee (not
         required to be filed*)
4(v)     Guarantee Agreement, dated as of          Not required to be filed.*
         November 13, 1996, between SunAmerica
         Inc. and The Bank of New York, as
         Guaranty Trustee, relating to the
         Preferred Securities of SunAmerica
         Capital Trust III
4(w)     Amendment to Guarantee, dated as of       Not required to be filed.*
         January 1, 1999, among SunAmerica Inc.,
         AIG and The Bank of New York, as
         Guaranty Trustee, amending Guarantee
         Agreement, dated November 13, 1996,
         between SunAmerica Inc. and The Bank of
         New York, as Guaranty Trustee

EXHIBIT
NUMBER                 DESCRIPTION                                 LOCATION
-------                -----------                                 --------
5.1      Validity opinion of Kathleen E. Shannon,  To be filed by amendment.
         Esq., Vice President and Associate
         General Counsel of American
         International Group, Inc.
8.1      Tax Opinion of Sullivan & Cromwell        To be filed by amendment.
8.2      Tax Opinion of Skadden, Arps, Slate,      To be filed by amendment.
         Meagher & Flom LLP
10(a)**  AIG 1969 Employee Stock Option Plan and
         Agreement Form (Filed as exhibit to
         AIG's Registration Statement (File No.
         2-44043) and incorporated herein by
         reference).
10(b)**  AIG 1972 Employee Stock Option Plan       Filed as exhibit to AIG's Registration
                                                   Statement (File No. 2-44702) and
                                                   incorporated herein by reference.
10(c)**  AIG 1972 Employee Stock Purchase Plan     Filed as exhibit to AIG's Registration
                                                   Statement (File No. 2-44043) and
                                                   incorporated herein by reference.
10(d)**  AIG 1984 Employee Stock Purchase Plan     Filed as exhibit to AIG's Registration
                                                   Statement (File No. 2-91945) and
                                                   incorporated herein by reference.
10(e)**  AIG 1996 Employee Stock Purchase Plan     Filed as exhibit to AIG's Definitive
                                                   Proxy Statement dated April 2, 1996
                                                   (File No. 1-8787) and incorporated
                                                   herein by reference.
10(f)**  AIG 1977 Stock Option and Stock           Filed as exhibit to AIG's Registration
         Appreciation Rights Plan                  Statement (File No. 2-59317) and
                                                   incorporated herein by reference.
10(g)**  AIG 1982 Employee Stock Option Plan       Filed as exhibit to AIG's Registration
                                                   Statement (File No. 2-78291) and
                                                   incorporated herein by reference.
10(h)**  AIG 1987 Employee Stock Option Plan       Filed as exhibit to AIG's Definitive
                                                   Proxy Statement dated April 6, 1987
                                                   (File No. 0-4652) and incorporated
                                                   herein by reference.
10(i)**  AIG Amended and Restated 1991 Employee    Filed as exhibit to AIG's Definitive
         Stock Option Plan                         Proxy Statement dated April 4, 1997
                                                   (File No. 1-8787) and incorporated
                                                   herein by reference.
10(j)**  AIG 1999 Employee Stock Option Plan       Filed as an exhibit to AIG's Definitive
                                                   Proxy Statement dated April 6, 2000
                                                   (File No. 1-8787) and incorporated
                                                   herein by reference.
10(k)**  AIRCO 1972 Employee Stock Option Plan     Incorporated by reference to AIG's Joint
                                                   Proxy Statement and Prospectus (File No.
                                                   2-61994).
10(l)**  AIRCO 1977 Stock Option and Stock         Incorporated by reference to AIG's Joint
         Appreciation Rights Plan                  Proxy Statement and Prospectus (File No.
                                                   2-61994).

EXHIBIT
NUMBER                 DESCRIPTION                                 LOCATION
-------                -----------                                 --------
10(m)**  Purchase Agreement between American       Incorporated by reference to Exhibit
         International Insurance Company, Limited  10(l) to AIG's Annual Report on Form
         and Mr. E.S.W. Tse.                       10-K for the year ended December 31,
                                                   1997 (File No. 1-8787).
10(n)**  Retention and Employment Agreement        Incorporated by reference to Exhibit
         between AIG and Jay S. Wintrob            10(m) to AIG's Annual Report on Form
                                                   10-K for the year ended December 31,
                                                   1998 (File No. 1-8787).
10(o)**  SunAmerica Inc. 1988 Employee Stock Plan  Incorporated by reference to Exhibit
                                                   4(a) to AIG's Registration Statement on
                                                   Form S-8 (File No. 333-70069).
10(p)**  SunAmerica 1997 Employee Incentive Stock  Incorporated by reference to Exhibit
         Plan                                      4(b) to AIG's Registration Statement on
                                                   Form S-8 (File No. 333-70069).
10(q)**  SunAmerica Non-employee Directors' Stock  Incorporated by reference to Exhibit
         Option Plan                               4(c) to AIG's Registration Statement on
                                                   Form S-8 (File No. 333-70069).
10(r)**  SunAmerica 1995 Performance Stock Plan    Incorporated by reference to Exhibit
                                                   4(d) to AIG's Registration Statement on
                                                   Form S-8 (File No. 333-70069).
10(s)**  SunAmerica Inc. 1998 Long-Term            Incorporated by reference to Exhibit
         Performance-Based Incentive Plan For the  4(e) to AIG's Registration Statement on
         Chief Executive Officer                   Form S-8 (File No. 333-70069).
10(t)**  SunAmerica Inc. Long-Term Performance-    Incorporated by reference to Exhibit
         Based Incentive Plan Amended and          4(f) to AIG's Registration Statement on
         Restated 1997                             Form S-8 (File No. 333-70069).
10(u)**  SunAmerica Five Year Deferred Cash Plan   Incorporated by reference to Exhibit
                                                   4(a) to AIG's Registration Statement on
                                                   Form S-8 (File No. 333-31346).
10(v)**  SunAmerica Executive Savings Plan         Incorporated by reference to Exhibit
                                                   4(b) to AIG's Registration Statement on
                                                   Form S-8 (File No. 333-31346).
11.1     Statement re computation of per share     Incorporated herein by reference to
         earnings                                  Exhibit 11 to AIG's Quarterly Report on
                                                   Form 10-Q for the quarter ended June 30,
                                                   2000 (File No. 1-8787).
12.1     Statements re computation of ratios       Incorporated herein by reference to
                                                   Exhibit 12 to AIG's Quarterly Report on
                                                   Form 10-Q for the quarter ended June 30,
                                                   2000 (File No. 1-8787).
21.1     List of Material Subsidiaries of AIG      Incorporated herein by reference to
                                                   Exhibit 21 to AIG's Annual Report on
                                                   Form 10-K for the year ended December
                                                   31, 1999.
23.1     Consent of PricewaterhouseCoopers LLP,    To be filed herewith.
         independent auditors for AIG
23.2     Consent of PricewaterhouseCoopers LLP,    To be filed herewith.
         independent auditors for HSB
23.3     Consent of Sullivan & Cromwell            Included in Exhibit 8.1.

EXHIBIT
NUMBER                 DESCRIPTION                                 LOCATION
-------                -----------                                 --------
23.4     Consent of Skadden, Arps, Slate, Meagher  Included in Exhibit 8.2.
         & Flom LLP
23.4     Consent of Kathleen E. Shannon, Esq.,     Included in Exhibit 5.1.
         Vice President, Secretary and Associate
         General Counsel of American
         International Group, Inc.
23.5     Consent of Goldman, Sachs & Co.           To be filed by amendment.
24.1     Power of Attorney                         Included in signature page.
99.1     Joint Press Release of American           To be filed herewith.
         International Group, Inc. and HSB Group
         Inc. dated August 18, 2000

---------------
 * AIG hereby agrees to file with the Commission a copy of any instrument defining the rights of holders of AIG's long-term debt upon request by the Commission.

** All material contracts are management contracts or compensatory plans or arrangements.